UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

April 8, 2011

ANNUAL GENERAL MEETING—May 19, 2011

To the Shareholders of PartnerRe Ltd.

You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 6:00 p.m. local time on Thursday, May 19, 2011, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. My fellow directors and the executive officers will be in attendance and I will present a report on the current affairs of your company. You will have an opportunity for any questions and comments.

If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.

I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.

We are grateful for your assistance and express our appreciation in advance.

Yours sincerely,

Jean-Paul L. Montupet

Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS MAY 19, 2011.

Wellesley House South

90 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on May 19, 2011

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 19, 2011, at 6:00 p.m. local time, for the following purposes:

1.	To elect four (4) directors to hold office until the 2014 Annual General Meeting of shareholders or until their respective successors have been duly elected;

2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2012 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3.	To approve an increase in the number of shares available under our 2005 Employee Equity Plan, as amended and restated;

4.	To approve our Swiss Share Purchase Plan, as amended and restated;

5.	Consider a non-binding advisory vote to approve Executive Compensation disclosed pursuant to Item 402 of Regulation S-K; and

6.	Consider a non-binding advisory vote regarding the frequency of a non-binding advisory Say-on-Pay vote.

The Board of Directors has fixed the close of business on March 22, 2011, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Christine Patton

Secretary and Corporate Counsel to the Board

Pembroke, Bermuda

April 8, 2011

PROXY STATEMENT

Page
PROPOSAL 1—To elect four (4) directors to hold office until the Annual General Meeting of Shareholders in the year 2014 or until their respective successors have been duly elected	78
PROPOSAL 2—To re-appoint Deloitte & Touche, the independent registered public accounting firm, as our independent auditors to serve until the 2012 Annual General Meeting, and to refer decisions about the auditors’ compensation to the Board of Directors	79
PROPOSAL 3—To approve an increase in the number of shares available under our 2005 Employee Equity Plan, as amended and restated	80
PROPOSAL 4—To approve the Swiss Share Purchase Plan, as amended and restated	84
PROPOSAL 5—Consider a non-binding advisory vote to approve executive compensation disclosed pursuant to Item 402 of Regulation S-K	87
PROPOSAL 6—Consider a non-binding advisory vote to approve the frequency of a Say-on-Pay vote	89
APPENDIX I	AI-1
APPENDIX II	AII-1
APPENDIX III	AIII-1

PROXY STATEMENT

PARTNERRE LTD.

Annual General Meeting of Shareholders

May 19, 2011

GENERAL INFORMATION ABOUT THE 2011

ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of PartnerRe Ltd. (“PartnerRe”) of proxies from holders of common shares, referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 6:00 p.m. local time on May 19, 2011, at 5th Floor, Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.

Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about April 8, 2011. As further detailed in the Notice Regarding the Availability of Proxy Materials (“Notice”) (which will be mailed to shareholders on or about April 8, 2011), shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

FREQUENTLY ASKED QUESTIONS

WHO IS ENTITLED TO VOTE?

You may vote if you owned common shares as of the close of business on March 22, 2011 (the “Record Date”). Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had an aggregate of 67,443,683 common shares issued and outstanding, net of treasury shares. If you constructively or beneficially, directly or indirectly, own more than 9.9% of the outstanding common shares, your voting rights will be limited pursuant to a formula specified in our Bye-Laws.

WHAT AM I VOTING ON?

You will be asked to:

(1)	Elect four (4) directors to serve on the Board of Directors until the 2014 Annual General Meeting of shareholders or until their respective successors have been duly elected;

(2)	Re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2012 Annual General Meeting, and refer decisions regarding the auditors’ compensation to the Board of Directors;

(3)	Approve an increase in the number of shares available under our 2005 Employee Equity Plan, as amended and restated;

(4)	Approve our Swiss Share Purchase Plan, as amended and restated;

(5)	Consider a non-binding advisory vote to approve Executive Compensation disclosed pursuant to Item 402 of Regulation S-K; and

(6)	Consider a non-binding advisory vote regarding the frequency of a Say-on-Pay vote.

For more information about these proposals, see pages 78-89.

WHAT DOES SOLICITATION OF PROXIES MEAN?

If you are unable to attend the Annual General Meeting, you can request that another individual vote on your behalf in accordance with your instructions (the person who votes is referred to as a proxy). In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, Jean-Paul L. Montupet, the Chairman, and Costas Miranthis, the President and Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

HOW DOES THE BOARD SOLICIT PROXIES?

Proxies will be solicited initially by mail. Directors, officers and our employees may make further solicitation personally, by telephone, or otherwise; these individuals will not be specifically compensated for such activities. Georgeson, Inc. (“Georgeson”), a U.S. and European proxy solicitation firm, has been retained by PartnerRe to assist, if required, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Georgeson, they will receive a fee for their services and reimbursement for out-of-pocket expenses.

Shareholders who hold common shares through an account with a bank or broker will be asked to forward the proxy materials to the bank or broker. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail, or by telephone from outside the United States and Canada, you may incur costs associated with their use. These costs are your responsibility.

HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?

You can appoint the proxies recommended by the Board (Jean-Paul L. Montupet and Costas Miranthis) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

CAN I CHOOSE MY OWN PROXY?

If you are a registered shareholder, meaning that you hold common shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., (“Computershare”) you may appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. You must also inform the individual you appoint. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.

If you hold common shares through an account with a bank or broker, please contact the bank or broker if you intend to appoint a proxy that is different from those recommended by the Board.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?

If you are a registered shareholder and you do not appoint a proxy or vote by telephone or over the Internet, your shares will not be voted unless you personally attend the Annual General Meeting.

If you hold common shares through an account with a bank or broker, those shares may be voted even if you do not provide voting instructions. Brokerage firms have the authority to vote their customers’ shares on certain routine matters even if the customers do not provide instructions. All matters except the ratification of auditors are considered non-routine.

HOW CAN I VOTE BEFORE THE ANNUAL GENERAL MEETING?

If you are a registered shareholder, you can vote:

(i)	over the Internet at the web address shown on the proxy card;

(ii)	by telephone, using the telephone number shown on the proxy card; or

(iii)	by mail using the address shown on the proxy card.

If you hold common shares through an account with a bank or broker, you may be unable to vote by telephone or over the Internet. Please follow the instructions that your bank or broker provides.

CAN I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may change your vote by:

(i)	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 18, 2011; or

(ii)	voting at the Annual General Meeting if you are a registered shareholder; or

(iii)	obtaining a legal proxy from your bank or broker. A legal proxy is an authorization to vote the common shares your bank or broker holds in its name for your benefit.

If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change or revote a previous vote simply because you attend the Annual General Meeting.

CAN I ATTEND THE ANNUAL GENERAL MEETING?

The Annual General Meeting is open to all holders of outstanding common shares as of the Record Date to attend and vote your common shares (or change your vote). If you hold common shares through an account with a bank or broker, you also need to obtain a legal proxy from that entity. The legal proxy obtained from your bank or broker will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. SHAREHOLDERS WHO DO NOT HAVE VALID PICTURE IDENTIFICATION AND A LEGAL PROXY (IF REQUIRED) MAY NOT BE ADMITTED TO THE ANNUAL GENERAL MEETING.

We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

In order for us to transact business at the Annual General Meeting, the holders of not less than 25% of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum. Common shares will be counted toward a quorum if a shareholder:

(i)	attends the Annual General Meeting and votes in person;

(ii)	properly returns a proxy by Internet, mail, or telephone; or

(iii)	indicates an intent to abstain, or if the shareholder’s vote is recorded as a broker non-vote (a “broker non-vote” occurs when the broker does not receive voting instructions on a non-routine matter from the customer for whom the broker holds shares. Ratifying independent auditors is considered a routine matter, so there will not be any broker non-votes on this proposal).

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, the common shares will be treated as not entitled to vote on that matter for purposes of determining how many votes are required for approval. All matters except the ratification of auditors are considered non-routine.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?

Multiple proxies may indicate that your common shares are in more than one account. To ensure that all common shares are voted, please either vote each account by telephone, or over the Internet, or sign and return all forms of proxy by mail. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you hold common shares through a bank or broker, you should contact the bank or broker and request consolidation.

WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and our annual report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our postage and printing costs. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and our annual report to any shareholder at a shared address to which we delivered a single copy of any of these documents. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials or our annual report, may contact:

1)	BY INTERNET: www.proxyvote.com

2)	BY TELEPHONE: 1-800-579-1639

3)	BY E-MAIL: sendmaterial@proxyvote.com

There is no charge for requesting a copy. If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before May 6, 2011 to facilitate timely delivery.

Shareholders who hold their shares through a bank or broker who wish to either discontinue or begin householding should contact their bank or broker.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2012 ANNUAL GENERAL MEETING?

You may propose any matter for a vote by our shareholders at the 2012 Annual General Meeting by sending your proposal marked for the attention of the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. We may omit the proposal from next year’s proxy statement if it is not received by the Secretary at the address noted above at least 120 days prior to the first anniversary of this Proxy Statement. We also may omit your proposal if it does not comply with applicable requirements of the SEC.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2012 ANNUAL GENERAL MEETING?

If a shareholder proposal is introduced at the 2012 Annual General Meeting without having been discussed in our proxy statement, and the proposing shareholder does not notify us 60 to 90 days prior to the first anniversary of the 2011 Annual General Meeting of the shareholder’s intent to raise such proposal at the 2012 Annual General Meeting (subject to adjustment if the 2012 Annual General Meeting date is changed, as described in the Bye-Laws), then all proxies received by us for the 2012 Annual General Meeting will be voted by the persons named as proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the address listed in the response to the question above.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

Corporate Documentation

We refer to corporate documentation throughout the Proxy Statement. We will furnish, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K for the year ending December 31, 2010

•	Audit Committee Charter

•	Compensation & Management Development Committee Charter

•	Nominating & Governance Committee Charter

•	Risk & Finance Committee Charter

•	Corporate Governance Principles and Application Guidelines

•	Code of Business Conduct and Ethics

The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We will also furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K.

Exchange Rates

Exchange rates from United States Dollars to Swiss Francs and the Euro are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States Dollar-US$	Swiss Francs-CHF
1	0.94
1.06	1
United States Dollar-US$	European Union-Euro
1	0.75
1.33	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2010 (as reported on www.oanda.com) and rounding to two decimal places.

OUR DIRECTORS

The Board consists of twelve directors divided into three classes: Class I, Class II and Class III. Each Class has four directors. The directors in each Class serve a three-year term. The terms of each Class expire at successive annual meetings so that the shareholders elect one Class of directors each year. This section details the name, age, nationality, class, qualifications and committee memberships of our directors as of March 22, 2011.

Continuing Class I Directors with terms expiring at the 2012 Annual Meeting:

Jan H. Holsboer

Age:	64
Nationality:	Dutch
Director Since:	May 2000
Committees:	Audit Committee, Vice Chairman Nominating & Governance Committee
Biography:

Mr. Holsboer was an executive board member with ING Group until his retirement in 1999, and a member of the executive board of Univar N.V. from 2003 to 2007. Mr. Holsboer retired in 2008 as a supervisory director of the Royal Begemann Group and of Onderlinge’s Gravenhage/Neerlandia van 1880. He also served as President of the Geneva Association from 1993 to 1999 of which he is now honorary President/member. Currently, Mr. Holsboer is a supervisory director of Atradius N.V., Delta Lloyd Group N.V., TD Waterhouse Bank N.V., and Yura International/YAM Invest N.V. He also serves as Chairman of the Board for Stichting Vie d’Or, Panorama Mesdag BV and Vereniging Pro Senectute and is a member of the board of Foundation Corporate Express and Foundation Imtech. Other than PartnerRe, Mr. Holsboer is not a director of any other U.S. listed companies. Mr. Holsboer’s qualifications to sit on our board include his years of experience in the international financial and reinsurance industries.

Roberto Mendoza

Age:	65
Nationality:	American
Director Since:	October 2009
Committees:	Nominating & Governance Committee Risk & Finance Committee
Biography:

Mr. Mendoza was Vice Chairman of the Board of J.P. Morgan from 1990 to 2000 and a Managing Director of Goldman Sachs & Co. from September 2000 to January 2001. He is the former Chairman of XL Capital Ltd., Egg plc, and Trinsum Group, Inc. which had an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code filed against it in July 2008; subsequently it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009. Mr. Mendoza was a non-executive director for ACE Ltd., Banesto S.A., the BOC Group plc, Continental Airlines, Inc., Mid Ocean Limited, Prudential plc, Reuters plc, the Travelers Group, Vitro S.A. and PARIS RE Holdings Ltd. Currently, Mr. Mendoza is a non-executive director for Manpower Inc. and Western Union, Inc. Mr. Mendoza was also a partner in Deming Mendoza & Co. until April 2010. In 2010 Mr. Mendoza became a Senior Managing Director of Atlas Advisors. Mr. Mendoza’s qualifications to sit on our board include his years of experience in the reinsurance/insurance industry, as well as his previous experience as a director on the boards of a variety of public companies including reinsurance companies.

Kevin M. Twomey

Age:	64
Nationality:	American
Director Since:	May 2003
Committees:	Audit Committee, Chairman Compensation and Management Development Committee, Vice Chairman
Biography:

Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Currently, Mr. Twomey is a Director of Acxiom Corporation (NASDAQ: ACXM), and Prime Property Fund LLC. He is on the Board of Trustees of the University of North Florida and the University of North Florida Funding Corporation and was on the Board of Trustees of United Way Northeast Florida until June 2010. Mr. Twomey was a director of Intergraph Corporation from 2004 until 2006, a director of Novelis Inc. from 2006 until 2007 and a director of Doral Financial Corporation from 2007 until 2009. Mr. Twomey’s qualifications to sit on our board include his years of executive experience as a President, Chief Financial Officer and Chief Operating Officer of a public company. Mr. Twomey’s experience also qualifies him as a “financial expert”.

David Zwiener

Age:	56
Nationality:	American
Director Since:	July 2009
Committees:	Compensation and Management Development Committee Audit Committee
Biography:

Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc from 1997 to 2007. In that role he oversaw one of the ten largest property and casualty insurance companies in the U.S. He also served as a member of Hartford’s Board of Directors. Most recently Mr. Zwiener was Chief Financial Officer at Wachovia Corporation where he played a critical role in managing the bank’s capital, financial reporting and investor relations. Prior to that position he was Managing Director and Co-Head of the financial institutions group of the global private equity firm the Carlyle Group. In 2010 Mr. Zwiener became a director of CNO Financial Group. Currently, Mr. Zwiener is a Principal in Dowling Capital Partners. Mr. Zwiener’s qualifications to sit on our board include his experience as President and Chief Operating Officer of a leading insurance group as well as knowledge gained as Chief Financial Officer of a major financial institution. Mr. Zwiener’s experience also qualifies him as a “financial expert”.

Continuing Class II Directors with terms expiring at the 2013 Annual Meeting

Jean-Paul L. Montupet Chairman of the Board

Age:	63
Nationality:	American
Director Since:	February 2002
Committees:	Nominating & Governance Committee, Chairman Risk & Finance Committee
Biography:

Mr. Montupet has been an Executive Vice President of Emerson since 1990, and is also an advisory Director of Emerson Electric Co. and President of Emerson Europe. In addition, Mr. Montupet is a Director of Lexmark International, Inc. Mr. Montupet’s qualifications to sit on our Board include his years of experience as an executive officer and president in a global business.

Vito H. Baumgartner

Age:	70
Nationality:	Swiss
Director Since:	November 2003
Committees:	Compensation and Management Development Committee, Chairman Audit Committee
Biography:

Mr. Baumgartner was a Group President and Executive Officer of Caterpillar Inc. until his retirement in 2004. Currently, Mr. Baumgartner is a director of Northern Trust Global Services Ltd. (UK). He served as a director of Scania AB until 2007 and in April 2009 he resigned as a director of AB SKF Inc., a position he held since 1998. Mr. Baumgartner’s qualifications to sit on our Board include his years of experience as an executive officer in international business.

John A. Rollwagen

Age:	70
Nationality:	American
Director Since:	May 2001
Committees:	Risk & Finance Committee, Chairman Compensation and Management Development Committee
Biography:

Mr. Rollwagen was Chairman and Chief Executive Officer of Cray Research, Inc., a Fortune 500 company, until his retirement in 1993. He served as a principal of Quatris Fund from 2000 until 2005 and as a director of Lexar Media and Computer Network Technology Inc. until 2005. Currently, Mr. Rollwagen is a director of Algos Corp. In April, 2009 Mr. Rollwagen resigned from the Boards of Cassatt Corp. and Si Cortex. Mr. Rollwagen’s qualifications to sit on our Board include his years of executive experience as a chief executive officer of a major public company and as Chairman of PartnerRe’s Board until May 2010.

Lucio Stanca

Age:	69
Nationality:	Italian
Director Since:	September 2006 (formerly served from May 1998 - January 2005)
Committees:	Nominating & Governance Committee Risk & Finance Committee
Biography:

Mr. Stanca was Executive Chairman of IBM EMEA (Europe, Middle East, and Africa) until his retirement in 2001. He is the former Minister of Innovation and Technology for the Italian Government and was elected as a Senator in Italy in April 2006 and Deputy of the Italian Parliament in April 2008. Mr. Stanca was President and Chief Executive Officer of Expo 2015 Spa until June, 2010. Mr. Stanca is Vice Chairman of the Aspen Institute Italia. Mr. Stanca served as a director of Sorin S.p.A. until 2007. Mr. Stanca’s qualifications to sit on our Board include his experience as an executive in a major global business.

Nominees for election as the Class III Directors with terms expiring at the 2014 Annual General Meeting:

Judith Hanratty, CVO, OBE

Age:	67
Nationality:	British / New Zealander
Director Since:	January 2005
Committees:	Audit Committee Nominating & Governance Committee
Biography:

Ms. Hanratty was an Executive for British Petroleum plc until she retired in 2003. Currently, Ms. Hanratty is a non-executive director of Charles Taylor Consulting plc and she retired in 2010 following the completion of her final term from the U.K. Gas and Electricity Markets Authority. Ms. Hanratty is also Chairman of the Commonwealth Education Trust, the Lloyds Market Supervision Committee and the Commonwealth Institute (Australia) Limited and a member of the Editorial Board of the Cambridge University Press Legal Practice Section. She is a member of the Council of Lloyd’s of London and also an Honorary Fellow and former trustee of Lucy Cavendish College, Cambridge University, and a fellow of the Royal Society for the Encouragement of Arts, Manufacture and Commerce. Ms. Hanratty was awarded the Order of the British Empire in 2002 and was made a Commander of the Royal Victorian Order in 2007. Ms. Hanratty’s qualifications to sit on our Board include her experience as an executive in the public company arena and her legal and governance background.

Costas Miranthis - President and Chief Executive Officer

Age:	47
Nationality:	British
Director Since:	February 2011
Committees:	Risk & Finance Committee
Biography:

Mr. Miranthis was with Tillinghast Towers Perrin in London, U.K., from 1986 to 2002. His responsibilities included managing the European Non-Life Practice and the Mergers and Acquisitions European Practice. He was also a member of Tillinghast Worldwide Non-Life Management Committee. He is a Fellow of the Institute of Actuaries and a Member of the American Academy of Actuaries. Mr. Miranthis’ qualifications to sit on our Board include his experience in the insurance/reinsurance industry as well as being our President and Chief Executive Officer.

Rémy Sautter

Age:	65
Nationality:	French
Director Since:	November 2001
Committees:	Nominating & Governance Committee Risk & Finance Committee
Biography:

Mr. Sautter was Chief Executive Officer of CLT (today RTL Group), the leading free to air European broadcaster, from 1996 to 2000. Mr. Sautter is currently Chairman of the Board for RTL Radio, France. Mr. Sautter was also a director of Channel 5, UK until his resignation in September 2010. He is also a director of Metropole Television (M6) SA, Pages Jaunes (Paris), and Technicolour Multimedia plc (previously Thomson Multimédia plc.) and operating partner of Duke Street Capital (London). Mr. Sautter was also a director of Taylor Nelson Sofres plc. (London) until March, 2009. Mr. Sautter’s qualifications to sit on our Board include his expertise as an executive and Board member in a major European company.

Jürgen Zech

Age:	71
Nationality:	German
Director Since:	August 2002
Committees:	Risk & Finance Committee, Vice Chairman Compensation and Management Development Committee
Biography:

Dr. Zech was Chief Executive of Gerling-Konzern Versicherungs-Beteiligungs-AG until he retired in 2001. Currently, Dr. Zech is Chairman of Denkwerk GmbH, Klinikum der Universität zu Köln and Seeburger AG. In 2005 Dr. Zech retired from the Board of Directors of Sauerborn Trust AG and Oviesse GmbH, in 2006 he retired from Barclays Bank plc, ATIS-REALSA and Adyal SA; in 2007 he retired from Misys plc, and in 2008 he also retired from Quarzwerk GmbH and Cultural Initiative of German Industry. In March 2011 Mr. Zech retired from the board of Heubeck AG. Mr. Zech’s qualifications to sit on our Board include his years of experience as chief executive officer and director in the European reinsurance and insurance industries.

OUR EXECUTIVE OFFICERS

This section details the age, position, and business experience for each of our executive officers as of March 22, 2011. Mr. Miranthis is described in further detail under the heading “Our Directors” on page 11.

Name	Age	Position
Costas Miranthis	47	President and Chief Executive Officer(1)
William Babcock	44	Executive Vice President and Chief Financial Officer(2)
Emmanuel Clarke	41	Chief Executive Officer, PartnerRe Global(3)
Marvin Pestcoe	50	Chief Executive Officer, Capital Markets Group(4)
Theodore C. Walker	50	Chief Executive Officer, PartnerRe North America(5)

(1)	Mr. Miranthis joined PartnerRe in 2002 as Group Chief Actuarial Officer and was appointed as Deputy Chief Executive Officer, PartnerRe Global in 2007. In 2008 Mr. Miranthis was appointed as Chief Executive Officer, PartnerRe Global as well as Chief Executive Officer, Partner Reinsurance Europe Limited. On May 12, 2010, Mr. Miranthis was appointed as President and Chief Operating Officer, PartnerRe Ltd. On January 1, 2011, Mr. Miranthis succeeded Mr. Thiele as Chief Executive Officer.
(2)	Mr. Babcock joined PartnerRe in 2008 as Group Finance Director. Effective October 1, 2010, Mr. Babcock was appointed as Executive Vice President and Chief Financial Officer. Prior to joining PartnerRe Mr. Babcock held the position of Chief Accounting Officer and Director of Financial Operations at Endurance Specialty Ltd.
(3)	Mr. Clarke joined PartnerRe in 1997 and was appointed as Head of Credit & Surety PartnerRe Global in 2001 and Head of Property and Casualty, PartnerRe Global in 2006. In 2008 Mr. Clarke was appointed as Head of Specialty Lines, PartnerRe Global and Deputy Chief Executive Officer, PartnerRe Global. Effective September 1, 2010, Mr. Clarke was appointed as Chief Executive Officer of PartnerRe Global.
(4)	Mr. Pestcoe joined PartnerRe in 2001 to lead PartnerRe’s alternative risk operations and was appointed as Deputy Head of the Capital Markets Group and Head of Capital Assets in 2008. Effective October 1, 2010, Mr. Pestcoe was appointed as Chief Executive Officer, Capital Markets Group. Mr. Pestcoe also has executive responsibility for the Life Business Unit.
(5)	Mr. Walker was appointed Head of the worldwide catastrophe underwriting operations in 2002. In 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe North America (formerly PartnerRe U.S.). Effective January 1, 2009 Mr. Walker was appointed as Chief Executive Officer of PartnerRe North America.

Retired Executives

Patrick A. Thiele was appointed as President and Chief Executive Officer of PartnerRe in December 2000 and retired from PartnerRe on December 31, 2010.

Albert A. Benchimol joined PartnerRe as Executive Vice President and Chief Financial Officer in April 2000 and was appointed as Chief Executive Officer of the Capital Markets Group in June 2007. Mr. Benchimol retired from PartnerRe on December 31, 2010. Mr. Benchimol was employed by Reliance Group Holdings, Inc. from 1989 to 2000. In June 2001, Reliance Group Holdings, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code.

Bruno Meyenhofer joined PartnerRe in 1998. In 2002, he was appointed as the Chief Executive Officer, PartnerRe Global. Effective July 1, 2008, Mr. Meyenhofer was appointed as Chairman of PartnerRe Global. Mr. Meyenhofer retired on March 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

MANAGEMENT AND DIRECTORS

Directors and Officers

The following table sets forth information, as of the Record Date March 22, 2011 with respect to the beneficial ownership of all directors and executive officers. As defined by the SEC, an individual is deemed to be the “beneficial owner” of any common shares that the person could acquire through the exercise of any currently exercisable options. As of the Record Date, the common shares owned by all directors and executive officers as a group constitute approximately 1.23% of the issued and outstanding common shares, net of treasury shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Shares
Patrick A. Thiele**	190,446	(1)	*
William Babcock	7,691	(2)	*
Albert A. Benchimol**	477,817	(3)	*
Costas Miranthis	117,722	(4)	*
Emmanuel Clarke	46,618	(5)	*
Bruno Meyenhofer**	313,652	(6)	*
Marvin Pestcoe	56,171	(7)	*
Theodore C. Walker	69,028	(8)	*
Jean-Paul L. Montupet	53,646	(9)	*
Vito H. Baumgartner	67,464	(10)	*
Judith Hanratty	43,376	(11)	*
Jan H. Holsboer	90,384	(12)	*
Roberto Mendoza	7,913	(13)	*
John A. Rollwagen	73,466	(14)	*
Rémy Sautter	37,273	(15)	*
Lucio Stanca	27,173	(16)	*
Kevin M. Twomey	49,376	(17)	*
Jürgen Zech	69,133	(18)	*
David Zwiener	11,757	(19)	*
All directors and executive officers (16 total)	828,191		1.23

*	Denotes beneficial ownership of less than 1%.
**	Mr. Thiele, Mr. Benchimol and Mr. Meyenhofer retired from PartnerRe during 2010 and consequently their shares are not included in the aggregate total provided in the table above.

(1)	Mr. Thiele held 190,446 common shares.
(2)	Mr. Babcock held 593 common shares and 7,098 exercisable share-settled share appreciation rights.
(3)	Mr. Benchimol, to the best of our knowledge, held 30,186 common shares and 447,631 exercisable options and share-settled share appreciation rights.
(4)	Mr. Miranthis held 12,736 common shares and 104,986 exercisable options and share-settled share appreciation rights.
(5)	Mr. Clarke held 5,287 common shares and 41,331 exercisable options and share-settled share appreciation rights.
(6)	Mr. Meyenhofer held 47,853 common shares and 265,799 exercisable options and share-settled share appreciation rights.
(7)	Mr. Pestcoe held 7,340 common shares and 48,831 exercisable options and share-settled share appreciation rights.

(8)	Mr. Walker held 6,341 common shares and 62,687 exercisable options and share-settled share appreciation rights.
(9)	Mr. Montupet held 7,050 common shares and 43,480 exercisable options. In addition, Mr. Montupet has been granted 3,116 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(10)	Mr. Baumgartner held 6,184 common shares and 55,736 exercisable options. Mr. Baumgartner has been granted 5,544 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(11)	Ms. Hanratty held 2,292 common shares and 36,755 exercisable options. In addition, Ms. Hanratty has been granted 4,329 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(12)	Mr. Holsboer held 11,229 common shares and 73,611 exercisable options. In addition, Mr. Holsboer has been granted 5,544 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(13)	Mr. Mendoza held 2,194 common shares and 5,719 exercisable options.
(14)	Mr. Rollwagen held 19,417 common shares and 41,413 exercisable options. In addition, Mr. Rollwagen has been granted 12,636 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(15)	Mr. Sautter held 6,820 common shares and 26,124 exercisable options. In addition, Mr. Sautter has been granted 4,329 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(16)	Mr. Stanca held 4,255 common shares and 19,373 exercisable options. In addition, Mr. Stanca has been granted 3,545 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(17)	Mr. Twomey held 7,032 common shares and 37,670 exercisable options. In addition, Mr. Twomey has been granted 4,674 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(18)	Dr. Zech held 10,094 common shares and 53,495 exercisable options. In addition, Dr. Zech has been granted 5,544 restricted share units, which vested immediately with a delivery date restriction of five years from date of grant.
(19)	Mr. Zwiener held 3,587 common shares and 8,170 exercisable options.

Other Beneficial Owners

The following table provides information regarding each person (including each corporate group) that owned, of record or beneficially, more than 5% of our outstanding common shares as of December 31, 2010. The information contained in the table is based solely on reports on Schedules 13G and 13D filed with the SEC; we have not independently verified the data. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares, or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. The shares detailed in the table are not necessarily owned by the entity named but may be owned by accounts over which it exercises discretionary investment authority.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class

Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60603-3790	4,354,577	(1)	5.85%

(1)	As of December 31, 2010 based on a joint report on Schedule 13G/A filed on February 8, 2011, Harris Associates L.P. and Harris Associates Inc. are the beneficial owners and have sole dispositive power over 4,354,577 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons that beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. We assist directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2010, no director or executive officer failed to file his or her required reports on a timely basis.

CORPORATE GOVERNANCE

Board Classification

As described on pages 7-12 under the heading “Our Directors,” the Board is divided into three Classes with terms expiring at successive annual meetings. The term of the directors in Class III will expire at the upcoming Annual General Meeting. Class III is comprised of Judith Hanratty, Costas Miranthis, Rémy Sautter and Jürgen Zech. If elected at the Annual General Meeting, the new term for Class III directors will expire at the 2014 Annual General Meeting. Pursuant to our Corporate Governance Principles and Application Guidelines, unless the Board provides a waiver, all directors are required to resign from the Board in May of the year that he or she turns 73. Consequently, unless a waiver is granted by the Board, Dr. Zech will serve until May 2012.

Meetings and Committees of the Board

Working through its four standing committees, the Board exercises oversight over strategic decisions throughout the organization (for further details on our committees, see “Committees of the Board of Directors” on pages 21-25 and “Our Directors” on pages 7-12). The Board held five meetings in 2010. Every director attended at least 75% of the meetings held by the Board and by the committees on which he or she serves. Every director attended the 2010 Annual General Meeting. In 2011, our committee structure was reviewed to clarify the roles of the Compensation and Human Resources Committees and it was determined that the Compensation Committee would assume certain of the responsibilities of the Human Resources Committee and the Human Resources Committee be disbanded. The Compensation Committee has been renamed Compensation & Management Development Committee.

Insurance

The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2010 to May 14, 2011. The cost of this coverage for the one-year period ending May 15, 2011, was $1,809,451. As a condition of the PARIS RE acquisition a separate policy was purchased for former PARIS RE directors and officers at a cost of €492,091 for a six year run off commencing December 7, 2009.

Communication with Directors

Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, business solicitations or advertisements.

Significant Board Practices

Executive Session

At every physical board meeting there was an executive session where Mr. Thiele, the Chief Executive Officer during 2010, was excused. In 2010, there were four physical board meetings. The non-management board members are at liberty to raise whatever issues they wish. The Chairman of the Board presides over the independent director executive sessions.

Advance Materials

Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The directors set an annual agenda in advance, which is circulated with the materials. In addition, the Chairman of the Board and each committee sets a quarterly agenda in advance of all Board and committee meetings.

Access to Management

Directors have full and unrestricted access to management. In addition, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers

The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.

Director and Officer Questionnaire

Every year, each director and executive officer completes a Director and Officer Questionnaire that requires disclosure of detailed information, including whether the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest in any transaction involving PartnerRe.

Board Independence and Expertise

The Nominating & Governance Committee has determined that all directors are independent with the exception of Mr. Thiele who was a Director during 2010 and currently Mr. Miranthis, who is the only executive director. In making this determination, the Nominating & Governance Committee considers the New York Stock Exchange listing standards for independence and reviews a comprehensive list of board memberships and charitable associations for each director. In addition, the Nominating & Governance Committee considered certain other arrangements described under the heading “Agreements with Related Parties” in our filing on Form 10-K for the year ended December 31, 2010. Based on this review, the Nominating & Governance Committee determined that no director other than Mr. Thiele as an executive of PartnerRe, had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors, or any of their immediate family members receive any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Nominating & Governance Committee would make a new determination as to independence.

In the normal course of our operations, PartnerRe has bought or held securities of companies for which some of our board members serve as directors or non-executive directors. All transactions entered into as part of the investment portfolio were completed on market terms.

Board Leadership Structure

Since its inception in 1993 PartnerRe has always separated the role of the Chief Executive Officer from that of the Chairman of the Board. The role of Chairman of the Board is filled by an independent, non-executive director and this obviates the need to appoint a lead director. The separation of these two roles is an important criterion of our corporate governance structure. The Chairman leads the Board meetings which are scheduled at least four times a year, calls additional meetings of the directors as he deems appropriate, advises the Nominating & Governance Committee on the selection of committee chairman, leads the evaluation of the performance of the Chief Executive Officer, advises on and determines with the input from the Chief Executive Officer the agenda for Board meetings, determines with the input from the Chief Executive Officer the nature and extent of information that should be provided to the Board in advance of Board meetings, provides leadership to the Board, acts as a liaison between shareholders and the Board where appropriate and performs such other functions as the Board may direct. The Chairman also leads all executive sessions of the Board which are held each time a physical board meeting occurs.

Director Qualifications

The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee follows established criteria when evaluating the candidacy of any individual as a director. (Further information about these criteria can be found under the heading “Nominating & Governance Committee” on page 24 and in each director’s biography on pages 7-12). On occasion, the Nominating & Governance Committee retains the services of Spencer Stuart to assist with director searches within pre-agreed parameters.

The Board’s Role in Risk Oversight

As a reinsurance entity PartnerRe must assume risk in order to achieve its strategic objectives and return targets; however, it is necessary that risk be assumed in accordance with an established risk appetite and within an integrated risk management framework. The Board sets both the risk appetite and return goals by consideration of the following:

•	establishment of a minimum capital level expressed as a fixed percentile of a modeled financial loss exceedance curve plus a margin;

•

setting loss tolerances expressed as a percentage of the minimum capital level for the four largest risks facing PartnerRe; these are considered to be natural catastrophe risk, casualty reserving risk, equity investment risk and longevity risk; and

•	approving key risk management principles and policies utilized by PartnerRe to drive individual decision making throughout the organization.

In addition the Board also:

•	allocates responsibilities for risk oversight among the Board and its committees;

•	facilitates open communication between management and directors about the risks facing PartnerRe; and

•	fosters an appropriate culture of integrity and risk awareness.

While the Board oversees risk management, it is the responsibility of management to manage risk. PartnerRe has robust internal policies and procedures and a strong internal control environment to identify and manage risks and to communicate with the Board. These policies and procedures include an integrated risk management framework, an enterprise risk management committee chaired by the Chief Executive Officer, regular internal management disclosure committee meetings, the Code of Business Conduct and Ethics and a comprehensive internal and external audit process. The Board and the Audit Committee monitor the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed and mitigated. Much of the work is delegated to committees, which meet regularly and report back to the Board. All committees play significant roles in carrying out the risk oversight function.

In particular:

•

The Audit Committee oversees and focuses on risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and PartnerRe’s ethics programs, including the Code of Business Conduct & Ethics. The Audit Committee members meet separately with PartnerRe’s Chief Audit Officer and representatives of the independent auditing firm.

•

The Compensation Committee evaluates the risks and rewards associated with PartnerRe’s compensation philosophy and programs. As discussed in more detail in the Compensation Discussion and Analysis on pages 52-54, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the positive incentives of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•	The Risk & Finance Committee oversees risks relating to reserving, underwriting limits, investments, currency risk and hedging programs, mergers and acquisitions, and capital projects.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires approval of the Board or the Audit Committee, and any waivers must be disclosed to shareholders promptly. There were no waivers of the Code of Business Conduct and Ethics in 2010. Any director, officer or employee who violates the Code of Business Conduct and Ethics will be subject to disciplinary action.

Corporate Governance Principles and Application Guidelines

The Board believes that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. To that end, the Board adopted the Corporate Governance Principles and Application Guidelines to define how the Board will operate and to reflect PartnerRe’s global business practices. Our Bye-Laws require majority voting for resolutions relating to the election of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established four standing committees: the Audit Committee, the Compensation & Management Development Committee (the “Compensation Committee”), the Nominating & Governance Committee and the Risk & Finance Committee. Members of the Audit, Compensation, and Nominating & Governance Committees are independent of PartnerRe and management as defined by New York Stock Exchange rules. The committee memberships are as follows:

Audit Committee	Compensation & Management Development Committee(1)	Nominating & Governance Committee	Risk & Finance Committee
Kevin M. Twomey*	Vito H. Baumgartner*	Jean-Paul L. Montupet*	John A. Rollwagen*
Jan H. Holsboer**	Kevin M. Twomey**	Judith Hanratty	Jürgen Zech**
Vito H. Baumgartner	John A. Rollwagen	Jan H. Holsboer	Roberto Mendoza
Judith Hanratty	Jürgen Zech	Roberto Mendoza	Costas Miranthis+
David Zwiener	David Zwiener	Rémy Sautter	Jean-Paul L. Montupet
		Lucio Stanca	Rémy Sautter
Lucio Stanca

*	Chairman
**	Vice-Chairman
+	Non-independent director
(1)	As of February 18, 2011 the Compensation Committee has been renamed Compensation & Management Development Committee

Each committee has a charter that, among other things, reflects current best practices in corporate governance. The following section describes the role of each committee.

Audit Committee

The Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.

The Audit Committee regularly meets with management, the Chief Audit Officer, and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits. In addition, the Audit Committee discusses PartnerRe’s risk assessment and risk management processes, and reviews controls relating to management of risk exposures and management steps to mitigate, monitor, control and report on risk. The Audit Committee met eight times during the year ended December 31, 2010.

The Chairman of the Audit Committee, Mr. Twomey, meets the definition of an “audit committee financial expert” as adopted by the SEC, and he has agreed to be designated as such. Mr. Twomey serves on the Audit Committee for one other public company. Further information about Mr. Twomey can be found on page 8. Mr. Zwiener, a member of the Audit Committee, also meets the definition of an “audit committee financial expert” as adopted by the SEC. Mr. Zwiener serves on the Audit Committee for one other public company. Further information about Mr. Zwiener can be found on page 9.

The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange. They each have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 7-12.

The following report was approved at a meeting of the Audit Committee on February 16, 2011.

Audit Committee Report

The Audit Committee has discussed with the independent registered public accounting firm, Deloitte & Touche Ltd. (“Deloitte”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol.1.AU section 380) (Communication with Audit Committees) and Regulation S-X Rule 2-07.

The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees, Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.

During fiscal year 2010, the Audit Committee had eight meetings, including telephonic meetings, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee

Kevin M. Twomey, Chairman

Jan H. Holsboer, Vice Chairman

Vito H. Baumgartner

Judith Hanratty

David Zwiener

Compensation Committee

The Compensation Committee’s primary responsibilities are:

•	Reviewing and recommending to the Board the adoption of plans providing for incentive compensation and equity based award plans;

•	Determining the terms of any awards under such plans to the Chief Executive Officer and the members of the Executive Committee;

•	Determining the terms of any equity award to any other officer subject to Section 16 of the Exchange Act of 1934 (the “Exchange Act;

•	Approving the grant methodology for equity based awards;

•

Reviewing and approving annual base salary, annual incentive compensation, long-term incentive compensation, employment, severance and change in control agreements, and any other compensation for the Chief Executive Officer and each member of the Executive Committee;

•	Establishing, approving and periodically reviewing the composition of a competitive peer group of companies in the insurance and reinsurance industry that compete with PartnerRe for executive talent;

•	Consulting with the Board in executive session to establish and approve goals and objectives relevant to the compensation of the Chief Executive Officer;

•

Consulting with the Board in executive session to evaluate the performance of the Chief Executive Officer in light of established corporate goals and objectives and to set and approve the Chief Executive Officer’s compensation based on such evaluation and other factors as the Compensation Committee deems appropriate and in the best interest of PartnerRe;

•	Consulting with the Chief Executive Officer to establish and approve goals and objectives relevant to the compensation of each member of the Executive Committee;

•

Consulting with the Chief Executive Officer to evaluate the performance of each member of the Executive Committee in light of established corporate goals and objectives and set each member’s compensation based on an evaluation and other factors as the Compensation Committee deems appropriate and in the best interest of PartnerRe;

•	Producing any external report required by statute or regulation relating to executive compensation or the Compensation Committee’s responsibilities; and

•	Reviewing and discussing the Compensation Discussion and Analysis with management and providing a recommendation to the Board regarding its inclusion in PartnerRe’s annual proxy statement.

In accordance with the Bye-Laws of the Company, the Compensation Committee can delegate authority to individual Compensation Committee members or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee. In addition, the Compensation Committee may delegate to one or more officers of PartnerRe its authority under the terms of any incentive-compensation or other equity-based plan to make grants and awards under such plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

The Compensation Committee met five times during 2010.

Compensation Committee Consulting Services

The Compensation Committee has the authority to hire, manage and terminate outside compensation consulting services.

The Chairman of the Compensation Committee, Mr. Baumgartner, requests information, analysis and proposals from PricewaterhouseCoopers LLP, Towers Watson or Frederic W. Cook & Co., Inc. firms that provide consulting services from time to time. As discussed below, examples of these services include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our comparative peer group and making competitive pay analyses based on the peer group.

Separate to the consultants used by the Compensation Committee, management obtains consulting services from other independent compensation consultants on an as-needed basis throughout the year. Fees for these consulting services are set on a project-by-project basis. An annual retainer is not paid to any executive compensation consulting firm.

Compensation Consultant

Frederic W. Cook & Co., Inc., an independent consulting firm provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate peer group. Further details about the peer group can be found under “Compensation Review—Competitive Peer Group,” on page 51. Based on the approved peer group, the consultant prepares a competitive analysis of total compensation for our executive officers against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at a meeting the following February. The consultant, together with the Chief Human Resources Officer, also presents the Compensation Committee with options for the compensation of the Chief Executive Officer based on peer group analysis. The consultant, Frederic W. Cook & Co., Inc. has not provided additional services to PartnerRe in an amount in excess of $120,000 during the year ended December 31, 2010.

Compensation of Executive Officers: Roles and Responsibilities

The Compensation Committee is responsible for the review and the final approval of compensation elements for each executive officer including the Chief Executive Officer.

In so reviewing and approving executive officers’ compensation the Compensation Committee:

•

in consultation with the Board of Directors in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives;

•

in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of the executive officers (excluding the Chief Executive Officer) and evaluates their performance in light of such established goals and objectives.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2010 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Human Resources Committee

The Nominating & Governance Committee recommended that certain functions of the Human Resources Committee be transferred to the Compensation Committee and that the Human Resources Committee be disbanded. With effect from February 2011 the Compensation Committee was renamed the Compensation and Management Development Committee. This change helped to streamline staffing and coordination resources and improved the governance process relating to compensation related decisions.

The Human Resources Committee was responsible for our compensation philosophy, all forms of deferred compensation (other than for the executive officers), and the defined contribution pension plans. The Human Resources Committee met five times during 2010.

Nominating & Governance Committee

The Nominating & Governance Committee is responsible for overseeing all aspects of corporate and board governance. The Nominating & Governance Committee identifies individuals qualified to become Board members, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating & Governance Committee recommends directors for Board committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets Board compensation, and develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman conducts individual assessments of those directors who are standing for re-election.

Because of the unique and diversified nature of the reinsurance industry, only the Nominating & Governance Committee may nominate directors, but the Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders.

The Nominating & Governance Committee does not have a formal diversity policy. However, it has established and rigorously follows criteria for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its Committees is diverse and appropriate in light of current challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience.

The Nominating & Governance Committee met four times during 2010.

Risk & Finance Committee

The Risk & Finance Committee oversees PartnerRe’s risk management policies and practices as well as its corporate financial management. In particular, the Risk & Finance Committee approves policy for, and monitors the management of, PartnerRe’s risks and capital, including:

•	Approving and monitoring company’s limits for the various risks that are assumed by PartnerRe;

•	Monitoring “Capital at Risk” methodology;

•	Reviewing and recommending to the Board for approval material changes to the reserving policy and philosophy;

•	Reviewing and recommending to the Board for approval material changes to the asset valuation policy and philosophy;

•	Monitoring the diversification policies of the capital markets and reinsurance units;

•	Monitoring the retrocession and hedging policies;

•	Monitoring the Integrated Risk Management process and methodology;

•	Approving and recommending to the Board any new equity or debt issuances or share repurchase programs or declaration of dividends;

•	Approving capital expenditures, including acquisitions and strategic investments, in accordance with prescribed thresholds; and

•	Monitoring capital adequacy of the PartnerRe Group and approving movement of capital between subsidiaries in accordance with prescribed thresholds.

The Risk & Finance Committee met four times during 2010.

DIRECTOR COMPENSATION

The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for directors to fulfill their duties.

The total compensation package for director service consists of three components:

•	cash;

•	share options; and

•	restricted share units.

The following table shows how director compensation was allocated among these three components in 2010.

Component	Director Annual Amount	Board Chairman Annual Amount
Cash	$ 50,000	$180,000
Share options*	$100,000	$120,000
Restricted share units**	$100,000	$120,000
Dividend equivalents	Per actual dividend rate declared by the Board	Per actual dividend rate declared by the Board

*	As approved by the Board on May 12, 2010, the 2011 share option grant for directors decreased to $80,000 and for the Chairman it decreased to $100,000.
**	As approved by the Board on May 12, 2010, the annual amount for directors increased from $80,000 to $100,000 and for the Chairman it increased from $100,000 to $120,000.

With the exception of the spousal program (described below under “Management Director’s Fees and Directors’ Expenses”), no perquisites are provided to the directors.

Equity Components

The following section describes the 2010 director compensation structure.

The share option awards are immediately vested options to purchase PartnerRe common shares. These are granted each year on the date of the annual general meeting. The number of share options granted is determined using Black-Scholes methodology. Prior to June 2010 directors were able to take the cash value of the option grant once they had served two full three year terms and met the director ownership guidelines. Effective June 15, 2010 this cash option is no longer available.

Prior to June 15, 2010, restricted share units were awarded on a quarterly basis and vested immediately. Each restricted share unit award had a share delivery date restriction of one year from the date of grant. If a director’s service terminates for any reason other than death, the delivery deferral will be lifted and the shares will be delivered six months following termination. In the case of termination due to death, the shares will be delivered immediately to the director’s designated beneficiary or estate. Dividend equivalents on cumulative restricted share unit awards were paid out quarterly in cash.

Effective June 15, 2010, restricted share units are awarded on an annual basis and have a five year cliff vest with no delivery restrictions. All unvested restricted share units will generally vest upon a change in control of PartnerRe and will be forfeited upon the director’s termination of service, except that if the termination is due to a change in control of PartnerRe, death, permanent disability, mandatory retirement from the Board, voluntary termination due to the acceptance of a public service position that would either preclude continued Board service or make such continued service impractical, or failure to be re-elected to the Board by shareholders (each regarded as a “permissible reason” for departure), then the restricted share units will fully vest upon termination. The dividend equivalents attaching to the restricted share unit awards are now paid in one lump sum on June 15 each year. Prior to grant directors can elect to receive 100% restricted share units or 60% restricted share units and 40% cash at the time of vesting.

All equity awards for the directors are made from the 2003 Non-Employee Directors Stock Plan. This plan currently provides for the issuance of up to 800,000 common shares, and prescribes a maximum annual limit for awards pursuant to the plan. The Board may amend or terminate this plan at any time, in whole or in part. However, any amendment or termination for which shareholder approval is required will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May 22, 2013.

Elective Equity Incentive

In order to further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation. To encourage increased share ownership, deferred cash compensation is paid out in restricted share units, with a PartnerRe match of 25% on the value of deferred cash compensation. The PartnerRe match is in restricted share unit awards, which have the same terms and conditions as the other restricted share unit grants.

Deferred Compensation Subject to Internal Revenue Code Sections 409A and 457A

To accommodate directors who are U.S. taxpayers, changes have been made to the Non-Employee Directors Compensation Plans so that they are compliant with Internal Revenue Code Sections 409A and 457A.

Board of Directors Ownership Guidelines

Each director is required to own, at a minimum, a number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement. For these purposes, restricted share units and shares held outright are included in each director’s holdings. Directors who do not meet the ownership guidelines are required to receive at least 50% of their cash compensation in the form of restricted share units until the ownership guidelines are met. As with the elective equity incentive, mandatory deferrals receive a PartnerRe match equivalent to 25%. The match is in restricted share unit awards, which are made under the same terms and conditions as the other restricted share unit grants. As of December 2010, all of the board members have met the ownership guidelines.

Compensation for the Chairman of the Board

Mr. Montupet succeeded Mr. Rollwagen as the Chairman of the Board on May 12, 2010. The Director Compensation Table shows the total compensation received by each of the board members for the full year.

For services as Chairman from January 1, to May 12, 2010, Mr. Rollwagen elected to receive his share option award in cash ($120,000) and 1,338 restricted share units. Mr. Rollwagen elected not to defer his 2010 cash compensation.

Chairman of the Board Restricted Share Units	($)
Restricted share units	100,066
Cash deferral to restricted share units award	0
Company match	0
Dividend equivalents in cash	19,747
Total	119,813

For services as Chairman from May 12 to December 31, 2010, Mr. Montupet elected to receive 9,804 share options and 1,389 restricted share units. Mr. Montupet elected not to defer his 2010 cash compensation.

Chairman of the Board Restricted Share Units	($)
Restricted share units	103,415
Cash deferral to restricted share units award	0
Company match	0
Dividend equivalents in cash	5,674
Total	109,089

Management Director’s Fees and Directors’ Expenses

Mr. Thiele was not, and Mr. Miranthis will not be, paid any fees or additional compensation for services as a director or as a member of any committee. All directors, including Mr. Thiele and Mr. Miranthis, are reimbursed for travel and other related expenses incurred in attending meetings of the Board or its Committees. All directors, including Mr. Thiele and Mr. Miranthis, are reimbursed for attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year, the partners/spouses of the directors and our executive officers are invited to a board meeting and provided with an extra optional spousal program. Such a program took place in 2010 during the September meeting of the Board in Madrid, Spain. The cost of the program was $23,548 at an average of $1,682 per director/executive officer who utilized the spousal program. Other than the spousal program, we do not provide perquisites to our directors in lieu of compensation or otherwise.

Director Compensation Table

The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)*	Total ($)
Jean-Paul L. Montupet(3)	125,833	103,415	100,000	7,356	336,604
Vito H. Baumgartner(4)	0	154,279	100,000	21,850	276,129
Judith Hanratty(5)	25,000	122,941	100,000	13,811	261,752
Jan H. Holsboer(6)	0	154,279	100,000	23,846	278,125
Roberto Mendoza(7)	25,000	122,941	58,333	8,367	214,641
John A. Rollwagen(8)	104,167	100,066	120,000	21,429	345,662
Rémy Sautter(9)	50,000	91,756	100,000	9,124	250,880
Lucio Stanca(10)	25,000	122,941	100,000	12,714	260,655
Kevin M. Twomey(11)	50,000	91,756	100,000	9,175	250,931
Jürgen Zech(12)	0	154,279	100,000	24,271	278,550
David Zwiener(13)	50,000	91,756	83,333	2,343	227,432

*	Details noted in the “All Other Compensation” table.

In accordance with the SEC proxy disclosure rules, columns (1) and (2) reflect the amount of restricted share units and share options granted during the fiscal year by using the aggregate grant date fair value of awards.

(1)	The grant date fair market values for restricted share unit awards granted in 2010 were as follows: $79.52 on March 1, 2010; $73.33 on June 15, 2010. The directors received the following awards:

	March 1, 2010*	June 15, 2010*
Jean-Paul L. Montupet	252	1,137
Vito. H. Baumgartner	449	1,617
Judith Hanratty	350	1,297
Jan H. Holsboer	449	1,617
Roberto Mendoza	350	1,297
John A. Rollwagen	315	1,023
Rémy Sautter	252	978
Lucio Stanca	350	1,297
Kevin M. Twomey	252	978
Jürgen Zech	449	1,617
David Zwiener	252	978
*	March 1, 2010 grant represents the award for the first quarter and June 15, 2010 grant represents the award for the balance of 2010.
(2)	The grant date fair market value for the option awards granted on May 12, 2010 was $75.54 and the Black-Scholes value was $10.20. Mr. Rollwagen and Mr. Sautter elected to receive the cash value instead of the option grant.
(3)	Mr. Montupet did not defer any cash compensation for 2010. At December 31, 2010, he held 43,480 exercisable options and 9,887 restricted share units.
(4)	Mr. Baumgartner elected to defer 100% of his cash compensation for 2010. At December 31, 2010, he held 55,736 exercisable options and 13,345 restricted share units.
(5)	Ms. Hanratty elected to defer 50% of her cash compensation for 2010. At December 31, 2010, she held 36,755 exercisable options and 7,918 restricted share units.
(6)	Mr. Holsboer elected to defer 100% of his cash compensation for 2010. At December 31, 2010, he held 73,611 exercisable options and 15,214 restricted share units.
(7)	Mr. Mendoza elected to defer 50% of his cash compensation for 2010. At December 31, 2010, he held 5,719 exercisable options and 1,907 restricted share units.
(8)	Mr. Rollwagen did not defer any cash compensation for 2010. At December 31, 2010, he held 41,413 exercisable options and 17,602 restricted share units.
(9)	Mr. Sautter did not defer any cash compensation for 2010. At December 31, 2010, he held 26,124 exercisable options and 12,127 restricted share units.
(10)	Mr. Stanca elected to defer 50% of his cash compensation for 2010. At December 31, 2010, he held 19,373 exercisable options and 9,097 restricted share units.
(11)	Mr. Twomey did not defer any of his cash compensation for 2010. At December 31, 2010, he held 37,670 exercisable options and 9,534 restricted share units.
(12)	Dr. Zech elected to defer 100% of his cash compensation for 2010. At December 31, 2010, he held 53,495 exercisable options and 15,701 restricted share units.
(13)	Mr. Zwiener did not defer any of his cash compensation for 2010. At December 31, 2010, he held 8,170 exercisable options and 1,765 restricted share units.

*	All Other Compensation includes the following:

Name	Spousal Program ($)	Dividend Equivalents Paid ($)	Company Match on Cash Deferral ($)(a)	Total ($)
Jean-Paul L. Montupet	1,682	5,674	0	7,356
Vito H. Baumgartner	0	9,350	12,500	21,850
Judith Hanratty	0	7,561	6,250	13,811
Jan H. Holsboer	1,682	9,664	12,500	23,846
Roberto Mendoza	1,682	435	6,250	8,367
John A. Rollwagen	1,682	19,747	0	21,429
Rémy Sautter	1,682	7,442	0	9,124
Lucio Stanca	1,682	4,782	6,250	12,714
Kevin M. Twomey	1,682	7,493	0	9,175
Jűrgen Zech	1,682	10,089	12,500	24,271
David Zwiener	1,682	661	0	2,343

(a)	As further detailed under “Elective Equity Incentive” on page 27 and “Board of Directors Ownership Guidelines” on page 27, all deferred cash compensation is entitled to receive a company match equivalent to 25%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating & Governance Committee considers various relationships when determining whether a director is independent. These relationships are more fully described in “Board Independence and Expertise” on page 18.

The Nominating & Governance Committee considered the Agreements with Related Parties as disclosed in Note 21 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2010 which discusses business relationships where a PartnerRe Board member is a director and determined that there were no related-party transactions involving our directors, executive officers, or any of their immediate family members or any of the entities named in the “Other Beneficial Owners” on page 16.

In November 2007, the Board adopted a written Related Person Transaction policy, which was amended by the Board in February 2010, to codify the practice of identifying, approving and reporting related-party transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each director and executive officer completes a questionnaire identifying his or her board relationships outside of PartnerRe. The results of the questionnaire are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. PartnerRe then identifies and quantifies any transaction that may have been consummated with any party on the list and the individual will identify to the best of their knowledge any transaction that may have been consummated with any party on the list. In addition, the questionnaire solicits information about whether the director or executive officer or any member of his or her immediate family has a direct or indirect material interest in any transaction involving PartnerRe. The Nominating & Governance Committee determines whether the transaction should be stopped or reported in the proxy statement (or both), or whether the transaction may continue without disclosure in the proxy statement because it falls within certain permitted exceptions.

In November 2010 the Board approved repurchasing common shares resulting from Patrick A. Thiele’s net-settled exercise of options. For further details, please see 2010 Option Exercises and Shares Vested table on page 61. PartnerRe repurchased 62,251 shares at a price of $77.99, the average of the high and low sales prices of PartnerRe Stock on the New York Stock Exchange on December 20, 2010 for a total cost of $4,854,955.49. Mr. Thiele was Chief Executive Officer and a director of PartnerRe at the time of the repurchase.

In September 2010, PartnerRe’s board approved our donation of $2,000,000 to the University of Wisconsin Business School for the establishment of the Patrick A. Thiele Chair in Finance at the University of Wisconsin Business School in honor of Mr. Thiele’s service to PartnerRe as its Chief Executive Officer and director. Mr. Thiele is on the Dean’s Advisory Board of the University of Wisconsin Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Overview of Compensation Policy

PartnerRe’s primary business is to assume risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward, these skills.

Three principles drive our behavior and form the foundation for our compensation policies. We are committed to:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.

Overview of Executive Total Compensation Program

Our Executive Total Compensation Program, which guides the compensation for our Chief Executive Officer and other Executive Committee members, has remained substantially unchanged over the past few years. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensure PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program (see “Executive Total Compensation Program” which begins on page 35 for further detail):

•	aligns the long-term interests of our executives and our shareholders;

•	establishes competitive pay levels, both internally and externally;

•	clearly links pay with performance;

•	enables executives who meet prescribed criteria to customize the structure and timing of their compensation; and

•	encourages key executives to remain with PartnerRe.

Overview of Risk Management

Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees equally share in the upside and downside of appropriate risk exposure. See “Compensation Programs and Risk Management,” which begins on page 52, for further detail.

Executive Committee

In 2010, our Executive Committee changed significantly. Patrick A. Thiele, Chief Executive Officer, and Albert A. Benchimol, Executive Vice President and Chief Financial Officer (as well as Chief Executive Officer of PartnerRe Capital Markets Group), retired effective December 31, 2010. Bruno Meyenhofer, Chairman, PartnerRe Global, retired March 31, 2010. Costas Miranthis was promoted to President and Chief Operating Officer, PartnerRe Ltd., effective May 12, 2010, and three senior officers—William Babcock, Emmanuel Clarke and Marvin Pestcoe—were promoted and appointed to the Executive Committee in the second half of 2010.

The following table identifies our current executive officers, as well as those who retired during 2010.

Current Executive Officers
Name	Title	Date Role Assumed
Costas Miranthis(1)	President and Chief Operating Officer, PartnerRe Ltd.	May 12, 2010
William Babcock	Executive Vice President and Chief Financial Officer	October 1, 2010
Emmanuel Clarke	Chief Executive Officer of PartnerRe Global	September 1, 2010
Marvin Pestcoe	Chief Executive Officer of PartnerRe Capital Markets Group	October 1, 2010
Theodore C. Walker	Chief Executive Officer, PartnerRe North America	January 1, 2009
2010 Executive Officers who Retired in 2010
Name	Title	Retirement Date
Patrick A. Thiele	President and Chief Executive Officer, PartnerRe Ltd.	December 31, 2010
Albert A. Benchimol(2)	Executive Vice President and Chief Financial Officer, PartnerRe Ltd., and Chief Executive Officer, Capital Markets Group	December 31, 2010
Bruno Meyenhofer	Chairman, PartnerRe Global	March 31, 2010

(1)	Costas Miranthis succeeded Patrick Thiele as President and Chief Executive Officer, PartnerRe Ltd., effective January 1, 2011.
(2)	For the period from October 1, 2010 to December 31, 2010 Mr. Benchimol continued to report to Mr. Thiele, but relinquished his roles as Chief Financial Officer, PartnerRe Ltd and Chief Executive Officer, Capital Markets Group and ceased to be a member of the Executive Committee.

For the purposes of this proxy statement, we have elected to disclose all eight individuals who were members of the Executive Committee in 2010 as our Named Executive Officers.

Financial Results Summary

In 2010, PartnerRe continued to demonstrate financial strength in a challenging market of low interest rates, decreasing premium rates, stagnant business development, and large losses. Although 2010 saw a number of catastrophe and other large loss events, our underlying portfolio continued to perform well. At the same time, we effectively implemented a range of organizational changes in connection with the integration of PARIS RE and a changing Executive Committee.

For the year ended December 31, 2010, net income was $852.6 million, or $10.46 per share. PartnerRe achieved an Adjusted Return on Equity of 9.4%, against a long-term target of 13%, and a GAAP book value per share growth of 11%, against a long-term target of 10%, to close at a new Book Value per Share high for PartnerRe. The five year cumulative Total Shareholder Return for 2010 was 39%, up from the five year cumulative of 37% in 2009.

Adjusted Return on Equity adjusts Return on Equity by capturing the realized and unrealized gains or losses of our Capital Risks. Capital Risks include Equities, Principal Finance, Insurance-linked Securities, Strategic Investments and other specific investments. While Adjusted Return on Equity for 2010 was below target, PartnerRe successfully met the Premium Volume Metric target for 2010. The Premium Volume Metric target, in place for 2010 only, emphasized business retention by generating non-life gross written premiums. This growth target was approved by the Compensation Committee in November 2009 to be put in place for 2010 following the PARIS RE acquisition to set company-wide expectations about the amount of risk-appropriate premium business we endeavored to write in 2010. These financial targets contributed to PartnerRe Group performance and are weighted as seen under “2010 Group Chief Executive Officer Compensation” on page 34.

Pursuant to PartnerRe’s annual incentive program, all PartnerRe employees, including all members of the Executive Committee, are eligible for an annual cash incentive if predetermined performance goals are met. Every employee’s annual incentive comprises a blended mix of predetermined targets. These include financial targets for PartnerRe, as a whole as well as target goals set for business units, departments, and individuals. All the employees have a component of his or her annual incentive comprised of the financial targets for PartnerRe. Further details of PartnerRe’s annual incentive program can be found on page 40.

Financial Performance Metric	Target	Actual
Adjusted Return on Equity	13%	9.4%
Non-Life Gross Written Premiums	$4.1 billion	$4.1 billion
US Return on Equity	13%	12.2%
Global Return on Equity	13%	10.4%
Capital Markets Group Asset Allocation Decision	0%	0.2%
Capital Markets Group Investment Income	100%	100%
Capital Markets Group Return on Capital on Risk Assets	13%	35.0%

2010 Group Chief Executive Officer Compensation

The primary elements of compensation are base pay, annual incentive and equity awards.

Mr. Thiele’s compensation is measured against median pay for target performance among our competitive peer group in order to remain competitive. At Mr. Thiele’s request, his base pay has been capped at $1 million since 2007. Patrick A. Thiele’s variable compensation was based on the following objectives for 2010:

	Measure	Target	Weight
Profitability	Adjusted Return on Equity	13%	65%
Growth	Non-Life Gross Written Premiums	$4.1 billion	20%
Organization	• Size capital position to market opportunity • Respond quickly and intelligently to market • Be more active in regulatory/accounting forums • Continue to improve management development and integrated risk management	N/A	15%

The chart below shows how Mr. Thiele’s annual incentive has strongly correlated with the Group Profitability target over the past five years; that target accounts for 65% of his annual incentive payout for 2010. All annual incentive awards are capped for risk management purposes. Mr. Thiele’s annual incentive is capped at 200% of target in years when the Adjusted Return on Equity exceeds 18%. PartnerRe has exceeded the 18% Adjusted Return on Equity for three of the past five years.

For additional information on Mr. Thiele’s compensation, please refer to “Analysis of Total Compensation” which begins on page 38.

Executive Total Compensation Program

PartnerRe’s Executive Total Compensation Program prescribes compensation and benefits that, we believe, will motivate our executive officers and reward them for contributing to PartnerRe’s long-term success. All executive officers participate or have participated in the Executive Total Compensation Program.

As shown in the following table, the Executive Total Compensation Program has several components in place to meet the strategic objectives set by the Board.

Strategic Objective	What We Use to Pursue the Objective
Align the long-term interests of the Executive Committee and our shareholders by fostering an ownership culture	• Annual equity awards based on quantitative financial goals • Share ownership guidelines
Establish competitive pay levels	• Compensation measured against median pay for target performance among our competitive peer group • Internal and external compensation benchmarks
Clearly link pay with performance

•    Annual cash incentive based on the attainment of one-year quantitative financial goals and organizational objectives

•    Annual equity awards based on predetermined long-term quantitative financial goals(1)

Motivate the Executive Committee to remain at PartnerRe	• Vesting schedule for equity awards • Change in control policy(2) • Executive retirement guidelines
Provide flexibility in form and structure of compensation to meet individual time horizons	• Ability to customize equity awards after requisite share ownership conditions are satisfied

(1)	See “Equity Awards” which begins on page 43.
(2)	See “Potential Payments Upon Termination or Change of Control” which begins on page 64.

PartnerRe’s implementation of the Executive Total Compensation Program reflects the Board’s commitment to good governance and corporate responsibility. For example:

•	all members of the Compensation Committee are independent, non-executive directors and are considered independent pursuant to NYSE Rule 303A.05;

•	the Compensation Committee is authorized to retain independent consultants to give advice on compensation matters;

•	our compensation programs are adjusted as necessary to comply with legal and regulatory requirements in each jurisdiction where our employees reside; and

•	opportunities for variable compensation and equity awards are capped so employees are not motivated to take undue risk.

2010 Executive Officer and Compensation Changes

Executive Officer Changes

PartnerRe’s executive officers changed significantly in 2010, with three retirements and four promotions. The table below summarizes the promotions within or to the Executive Committee and the corresponding compensation and annual incentive targets that were approved by the Compensation Committee and Board of Directors in 2010.

Executive Officer Promotions
Executive Officers	Title	Base Salary	Annual Incentive Target	Promotional Grant(1)	Additional Payments		Effective Date
Costas Miranthis	President and Chief Operating Officer, PartnerRe Ltd.	$800,000	125%	50,000 SARs	0		May 12, 2010
	Chief Executive Officer, PartnerRe Ltd.	$1,000,000	125%	0	0		January 1, 2011
William Babcock	Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	$535,000	100%	12,500 SARs	0		October 1, 2010
Emmanuel Clarke	Chief Executive Officer, PartnerRe Global	CHF 593,000	100%	12,500 SARs	0		September 1, 2010
Marvin Pestcoe	Chief Executive Officer, PartnerRe Capital Markets Group	$535,000	100%	12,500 SARs	$150,469	(2)	October 1, 2010

(1)	Share Appreciation Rights granted to executives who were promoted to new positions, as approved by the Compensation Committee and the independent executive session of the Board in May 2010 for Mr. Miranthis and July 2010 for all other promotional SAR grants listed.
(2)	Mr. Pestcoe began participating in the Capital Markets Group Long-Term Incentive Plan (LTIP) in 2003. To ensure his compensation was aligned with the other Executive Committee members, Mr. Pestcoe withdrew from that plan effective October 1, 2010. In November 2010, the Compensation Committee approved this payout for the 2010 LTIP performance year.

In June 2010, the Compensation Committee reviewed and approved a salary increase for Mr. Walker to $570,000 effective July 6, 2010. This increase reflects Mr. Walker’s role, experience and seniority within the Executive Committee.

Messrs. Thiele, Benchimol, and Meyenhofer all retired in 2010. Details of compensation related to their retirements can be found on page 49, under “Summary of 2010 Retirements”.

Changes to the Executive Total Compensation Program

The Compensation Committee reviewed and approved the following changes to PartnerRe’s Executive Total Compensation Program in 2010. These changes are part of PartnerRe’s continuing review of compensation to ensure our policies and actions are in line with organizational objectives.

Change to Share Ownership Requirement Guidelines

Effective May 2010, the Compensation Committee replaced PartnerRe’s dual ownership test for executive officers with a single ownership target. The table below shows the former ownership requirements (under “Former Ownership Target”) and the current ownership requirements, which are stated as a percentage of common shares outstanding. The acquisition of PARIS RE increased the total number of PartnerRe shares in the market by 26.7 million. As a result, the previous share ownership requirements were reviewed by Towers Watson, who indicated that PartnerRe’s requirements were more stringent than the industry norm. The consultant also identified that share ownership guidelines in the market most typically mirror PartnerRe’s requirement for the “total shares/equivalents” rather than “total shareholdings,” resulting in the change from two ownership targets to one.

	Former Ownership Target (2009 and Prior)		Current Ownership Target
	Total shares/equivalents(1) as percentage of shares outstanding	Total Shareholdings(2) as a percentage of shares outstanding	Total shares/equivalents(1) as percentage of shares outstanding
Group Chief Executive Officer	0.20%	1.00%	0.07%
Other Executive Committee members	0.05%	0.25%	0.03%

(1)	“Total shares/equivalents” includes shares owned outright, restricted shares, restricted or deferred share units, and shares held in qualified plans.
(2)	“Total shareholdings” includes total shares/equivalents plus all exercisable and unexercisable options and share-settled SARs.

Analysis of Total Compensation

Elements of Total Compensation

The three principal types of compensation available to the Executive Committee are base salary, annual incentive, and annual equity awards. When setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program: compensation should be competitive to the median of total compensation for target performance as determined by peer group analysis within the global market environment. With that goal in mind, the Compensation Committee compares both aggregate compensation and each individual element of compensation to the peer group median. (See “Compensation Review” which begins on page 51).

Mix of Compensation

In February 2011, the Compensation Committee analyzed the mix of compensation to be paid to the Executive Committee with respect to the 2010 performance year. To allocate the various forms of compensation optimally, the Compensation Committee focused on:

•	achieving a balance between fixed and variable compensation that supports a pay-for-performance approach; and

•	ensuring that equity awards would be sufficient to align the Executive Committee’s interests with shareholders’ interests.

The following table shows the distribution of compensation for 2010 allocated to salary, annual incentive and equity awards.

Total Compensation Mix

(1)	Base salary at December 31, 2010.
(2)	Actual cash annual incentive paid for the 2010 performance year.
(3)	The equity award value is based on the fair market value of a PartnerRe’s common share at grant ($81.94) multiplied by the number of restricted share unit equivalents (“RSU”).
(4)	Cash payment in lieu of equity.

76% of total compensation for the Executive Committee is variable compensation (annual incentive and equity) linked to predetermined objectives, including company performance. 51% of total compensation consists of long-term incentive awards in the form of equity, which drives long-term business performance and the overall success of PartnerRe.

Total Compensation Payout

The table below summarizes the elements of compensation paid to the executive officers for 2010 performance.

Current Executive Officers Compensation
Name	Base Salary(1)	Cash annual incentive(2)	Equity Award(3)	Total Compensation
Costas Miranthis	$800,000	$789,544	$1,887,324	$3,476,868
William Babcock	$535,000	$381,820	$684,117	$1,600,937
Emmanuel Clarke(4)	CHF 593,000	CHF 399,622	CHF 768,772	CHF 1,761,394
Marvin Pestcoe	$535,000	$856,423	$684,117	$2,075,540
Theodore C. Walker	$570,000	$527,250	$1,887,324	$2,984,574
2010 Executive Officers who Retired in 2010
Patrick A. Thiele	$1,000,000	$912,500	$3,580,450	$5,492,950
Albert A. Benchimol	$600,000	$962,217	$1,871,431	$3,433,648
Bruno Meyenhofer(5)(6)	CHF 793,000	CHF 793,000	N/A	CHF 1,586,000

(1)	Base salary at December 31, 2010.
(2)	Actual cash annual incentive paid for the 2010 performance year.
(3)	The equity award value is based on the fair market value of a PartnerRe common share at grant on February 17, 2011 ($81.94) multiplied by the number of RSUs for all executive officers with the exception of Mr. Benchimol. As per Mr. Benchimol’s Separation Agreement, his equity award is based on the closing price of a PartnerRe common share on the last trading day before the February 2011 grant date ($81.25). Equity awards are based on the 2010 performance and pro-rated based on the position he held in 2010.
(4)	USD values as follows: Base Salary: $628,580; Cash Annual Incentive: $423,599; Equity Award: $817,843; Total Compensation: $1,870,022
(5)	No equity grant for 2010 performance year due to retirement.
(6)	USD values as follows: Base Salary: $840,580; Cash Annual Incentive: $840,580; Total Compensation: $1,681,160

Base Salary

Salary is intended to compensate the Executive Committee for their experience and extensive industry-specific expertise. The salary for each executive officer is reviewed and fixed as of April 1 of each year. Salaries may be adjusted at other times due to promotions or in other circumstances after approval by the Compensation Committee and the Board.

The Compensation Committee commissions an annual survey to determine how the salaries we pay our Executive Committee compare with the salaries paid by our competitive peer group. For 2010, Frederic W. Cook & Co., Inc. reported PartnerRe’s base salaries for the Executive Committee fall between the 25th and 50th percentile of base salaries of the peer companies identified on page 51.

Executive Committee base salaries are shown in the table above. Salaries for William Babcock, Marvin Pestcoe and Emmanuel Clarke were set at the same amount ($535,000). Mr. Clarke’s salary was then converted to Swiss Francs (CHF), based on a 3-month average exchange rate up to the date of his promotion, and fixed for payment in his home location. The table does not include a year-on-year comparison of salaries because only two of the current executive officers have been in the same position for two years.

Annual Incentive

All PartnerRe employees, including members of the Executive Committee, are eligible for an annual cash incentive if predetermined performance goals are met. The PartnerRe Group annual incentive guidelines provide a framework for the structure and payout of annual incentives, including guidance on performance metrics and weights as well as process and governance. This section details the value of the awards for each executive officer in respect of 2010 business performance and explains how the annual incentive is determined.

Under the annual incentive guidelines, each employee has a target annual incentive—set to the median range of the competitive market—that is a percentage of base salary. The annual incentive payout ranges from 0% to 200% of the target payout, depending upon performance results.

The following table shows the 2010 target annual incentive, the maximum payout, and the actual payout for each executive officer:

Current Executive Officers
Name	Target annual incentive as a percentage of Base Salary	Base Salary (at December 31, 2010)	Target Annual Incentive Payout (100% of Target)	Maximum Annual Incentive Payout (200% of Target)	Actual Annual Incentive Payout
Costas Miranthis	125%	$800,000	$1,000,000	$2,000,000	$789,544
William Babcock(1)	100%	$535,000	$535,000	$1,070,000	$381,820
Emmanuel Clarke(1)	100%	CHF 593,000	CHF 593,000	CHF 1,186,000	CHF 399,622
Marvin Pestcoe(1)	100%	$535,000	$535,000	$1,070,000	$856,423	(4)
Theodore C. Walker	100%	$570,000	$570,000	$1,140,000	$527,250
2010 Executive Officers who Retired in 2010
Patrick A. Thiele	125%	$1,000,000	$1,250,000	$2,500,000	$912,500
Albert A. Benchimol(2)	125%	$600,000	$750,000	$1,500,000	$962,217
Bruno Meyenhofer(3)	100%	CHF 793,000	CHF 793,000	CHF 1,586,000	CHF 793,000

(1)	Target annual incentive based on position at December 31, 2010. Actual payouts were pro-rated based on performance for time in the prior role and performance for time in an executive officer role.
(2)	Actual annual incentive payout based on average of prior 3 years as included in Mr. Benchimol’s Separation Agreement.
(3)	Annual Incentive payout based on target AI (100%).
(4)	Includes LTIP payment for 2010 performance year.

Performance Weightings, Metrics, and Scales

The annual incentive paid to the Executive Committee varies based on predetermined performance measures designed to both motivate and reward. In November 2009, the Compensation Committee approved the performance goals for each executive officer for the 2010 calendar year. We use metrics to measure both financial and non-financial (organizational) results against these objectives. Each metric is weighted to reflect our strategy, the current business environment, and the behaviors the Compensation Committee wants to encourage and reward.

For the past two years, the primary financial metric used to calculate annual incentives has been Adjusted Return on Equity. Adjusted Return on Equity adjusts Return on Equity by capturing the realized and unrealized gains or losses of our Capital Risks. Capital Risks are a part of the Capital Markets portion of the business which continues to grow. We believe that Adjusted Return on Equity is the broadest and best measure of operating performance, as it measures profit achieved relative to the shareholders’ investment.

The payout scale, which has not changed in eight years, is as follows:

Adjusted Return on Equity Performance	Payout of Award as a Percentage of Target Annual Incentive
>18%	200%
>17%	180%
>16%	160%
>15%	140%
>14%	120%
12-14%	100%
>11%	80%
>10%	60%
>9%	40%
>8%	20%
<8%	0%

The scale reflects PartnerRe’s compensation philosophy in the following respects:

•

The annual incentive target (i.e., payout at 100%) is awarded for a 12-to-14% Adjusted Return on Equity performance, which is consistent with our long-term goal of a 13% Adjusted Return on Equity over the reinsurance cycle.

•	The annual incentive payout is capped at 18%, because an uncapped payout could encourage behavior that is not in the best interests of PartnerRe shareholders.

PartnerRe’s Adjusted Return on Equity has reached a low of 9.4% and a high of 30.4% over the past five years. See “Performance Trend,” which begins on page 42.

2010 Annual Incentive Weightings for the Executive Committee

The following table details the 2010 weights and measures for each executive officer. The weightings reflect the contributions of each executive officer to the three measures, based on their role.

	Current Executive Committee					Retired in 2010
Measure	Costas Miranthis (1)	William Babcock (1)	Emmanuel Clarke (1)	Marvin Pestcoe (1)(3)	Theodore Walker	Patrick A. Thiele	Albert A. Benchimol (3)	Bruno Meyenhofer
Total Group Performance(2)	50%	70%	50%	50%	50%	85%	50%	50%
Business Unit Performance	20%		30%	30%	30%		30%	20%
Organizational Objectives(4)	30%	30%	20%	20%	20%	15%	20%	30%

(1)	Weights based on position on December 31, 2010. Actual payouts were pro-rated based on performance for time in the prior position and performance for time in an executive officer role, in each case during 2010.
(2)	Total Group Performance includes Adjusted Total Return on Equity, Premium Volume Metric and group organizational objectives

(3) For Capital Markets Group	Asset Allocation Decisions – 10%
Investment Income (less default) – 10%
Return on Capital on Risk Assets – 10%

(4)	In addition to quantitative profitability measures, the Compensation Committee also establishes pre-determined qualitative organizational goals. For 2010, the group organizational objectives, which applied to Mr. Thiele were:

•	size capital position to market opportunity;
•	respond quickly and intelligently to market;
•	be more active in regulatory/accounting forums; and
•	continue to improve management development and integrated risk management.

Qualitative goals were also set for the other executive officers based on their position.

Performance Trend

The following chart shows PartnerRe’s performance over the past five years and the corresponding company-wide payout levels as a percentage of target annual incentive.

Company-Wide Adjusted Return on Equity

	2006(1)	2007(1)	2008(1)	2009(2)	2010(2)
Adjusted Return on Equity	25.5%	25.2%	12.3%	30.4%	9.4%
Payout Percentage	200%	200%	100%	200%	40%

(1)	In the years 2006 through 2008, payouts were based on calendar year Return on Equity, which is calendar year Return on Equity available to common shareholders (net income or loss, excluding net after-tax realized gains or losses on investments, net after-tax interest in earnings or losses of equity investments, and preferred share dividends).
(2)	In 2009 and 2010, payouts were based on Adjusted Return on Equity.

The following graph shows PartnerRe’s annual incentive payout for each executive officer as a percentage of target annual incentive (“Target AI”) over the past five years against the corresponding company performance (either Calendar Year Return on Equity or Adjusted Return on Equity, as appropriate) for those years. Values are only shown for the years in which the executive officers were members of the Executive Committee.

Executive Officer Annual Incentive (as % of Target AI) and Company Performance

Equity Awards

The Compensation Committee strives to align the long-term interests of employees and shareholders by encouraging all employees to own PartnerRe common shares. One way PartnerRe pursues this objective is by making annual grants of equity awards.

Under our Employee Equity Plan, all employees may receive an annual award in the form of equity if PartnerRe achieves a predetermined financial goal. Equity awards for the Executive Committee are typically delivered in a mix of restricted share units or share-settled share appreciation rights (“SSARs”).

This section explains how the annual equity awards are determined and what each executive officer was awarded for the 2010 performance year. See “Equity Customization,” which begins on page 48 for detail on how executive officers who reach prescribed target ownership levels may customize the form of their equity grants by choosing the mix of restricted share units and SSARs.

Total Equity Pool

The Compensation Committee has determined that the number of shares available to allocate to employees each year should fluctuate with the value employees have created for shareholders. To that end, the total size of the equity pool varies each year based on the four-year compound annual growth rate in economic value per share. The Compensation Committee chose this metric because, unlike Adjusted Return on Equity (which is used to determine PartnerRe’s incentive payouts), the measure of economic value per share captures economic value creation that is not reflected in PartnerRe’s U.S. GAAP financial statements. Specifically, the reinsurance activities of past and current periods create economic value that is not recognized until a future period. In addition, this measure is more consistent with the objectives of a long-term incentive award. Using a four-year performance period enables us to reward employees for sustained success, and also helps to ensure that unusually good or bad years do not have an unwarranted impact on the size of equity grants.

To calculate economic value per share, PartnerRe makes four adjustments to U.S. GAAP shareholders equity:

i.	Add—value of discount in Non-Life reserves, to represent the “time value of money” discount of PartnerRe Non-Life reserves.

ii.	Add—unrecognized value of the Life business, to reflect the economic value embedded in the in-force Life portfolio that is not recognized in the U.S. GAAP financial statements.

iii.	Reduce—goodwill and intangibles, to reflect the portion of PartnerRe’s book value not directly attributable to assets and liabilities.

iv.	Reduce—tax due if the value of the foregoing three items were immediately recognized, to represent the economic liability of tax that would be due if these items were immediately recognized in the U.S. GAAP financial statements.

The Compensation Committee has approved the following scale for converting the compound annual growth rate in economic value per share into an equity pool for distribution to employees.

Economic Value Per Share Growth – after Dividends	Restricted Share Units as a Percentage of Common Shares Outstanding
>12.5%	0.58%
11.5 – 12.5%	0.52%
10.5 – 11.5%	0.46%
9.5 – 10.5%	0.40%
8.5 – 9.5%	0.34%
7.5 – 8.5%	0.28%
6.5 – 7.5%	0.24%
<6.5%	0.20%

This pool allocation scale supports shareholder value, through management of dilution of common stock outstanding, and manages risk through the cap of 0.58% of RSUs as a percentage of common shares outstanding so that employees are not encouraged to take risks that are normally associated with uncapped awards.

(1)	Shareholder value.

(2)	Risk management with a cap of 0.58%.

(3)	Management of dilution of common stock outstanding.

PartnerRe achieved a compound annual growth in economic value per share of 10.8% at December 31, 2010, based on four years of compound annual growth. The total number of fully diluted outstanding shares at December 31, 2010 was 71.3 million. Consequently, the Compensation Committee approved a pool of 328,051 restricted share units (0.46% of fully diluted common shares outstanding as of December 31, 2010) for annual equity awards to employees.

Form of Equity

Equity awards for the Executive Committee consist of a mix of restricted share units and SSARs. Awards are typically comprised of 60% SSARs and 40% restricted share units, but Executive Committee members who meet a prescribed share ownership target (see “Share Ownership Guidelines” on pages 46-47) may adjust this mix. For more information, see “Executive Share Ownership and Retention” which begins on page 46.

As prescribed in the Executive Total Compensation Plan, the restricted share units, which vest all at once (known as “cliff vesting”) three years after the grant date, is designed to encourage members of the Executive Committee to remain with PartnerRe. Similarly, SSARs, which vest over a period of three years (known as “ratable vesting”) will encourage the Executive Committee to continue efforts to achieve growth in value and share price. Competitive peer group analysis shows that these vesting schedules are consistent with market practice.

Equity Pool Allocation

The Compensation Committee recommends how the equity pool should be allocated among the Chief Executive Officer, the other Executive Committee members, and other employees. The allocation of shares available for equity awards is shown in the table below. This allocation formula has been consistently used over the past five years.

If the Compensation Committee approves a cash payment in lieu of an equity grant, the grant equivalent will be removed from the pool amount rather than being redistributed among the remaining executives.

Total Equity Pool (328,051 Restricted Share Unit Equivalents)
Executive Committee		Employee Equity Pool
40% (of Total Equity Pool)		60% (of Total Equity Pool)
131,220 Restricted Share Unit Equivalents		196,831 Restricted Share Unit Equivalents
Chief Executive Officer	Other Executive Officers
43,696 Restricted Share Unit Equivalents	87,524 Restricted Share Unit Equivalents

Equity award grants to the individual Executive Committee members for 2010 were as follows:

Current Executive Officers
Name	Allocation as % of Total Equity Pool	SSARs (3-year ratable vest)(4)	Restricted Share Units (3-year cliff vest)	Total Equity Award Value(1)
Costas Miranthis	7.02%	69,099	9,213	$1,887,324
William Babcock	2.55%	14,395	5,470	$ 684,117
Emmanuel Clarke	3.04%	19,194	6,142	$ 817,843
Marvin Pestcoe	2.55%	14,395	5,470	$ 684,117
Theodore C. Walker	7.02%	69,099	9,213	$1,887,324
2010 Executive Officers who Retired in 2010
Patrick A. Thiele(2)	13.40%	N/A	N/A	$3,580,450
Albert A. Benchimol(2)	7.02%	N/A	N/A	$1,871,431
Bruno Meyenhofer(3)	N/A	N/A	N/A	N/A

(1)

The equity award value is based on the fair market value of a PartnerRe common share at grant on February 17, 2011 ($81.94) multiplied by the number of restricted share unit equivalents for all executive officers with the exception of Mr. Benchinmol. As per Mr. Benchimol’s Separation Agreement, his equity award is based on the closing price of a PartnerRe common share on the last trading day before the February 2011 grant date. Equity awards are based on the 2010 performance year and pro-rated based on position held in 2010.

(2)	Elected for cash award instead of shares. Cash value based on restricted share units allocation as follows:
i.	Patrick A. Thiele: 43,696 restricted share units
ii.	Albert A. Benchimol: 23,033 restricted share units
(3)	No equity grant for 2010 performance year due to retirement.
(4)	The Compensation Committee annually reviews the conversion ratio, which is five SSARs to one restricted share unit.

The historical values of equity awards to the executive officers for each of the last five years were as follows:

Amounts based on the fair market value on grant day multiplied by the number of restricted share unit equivalents.

Name	2007	2008	2009	2010	Percentage Increase 2010 vs 2009
Costas Miranthis(1)	CHF 1,155,660	CHF 401,198	CHF 1,879,102	$1,887,324	4%
William Babcock	N/A	N/A	N/A	$ 684,117	N/A
Emmanuel Clarke(2)	N/A	N/A	N/A	CHF 768,772	N/A
Marvin Pestcoe	N/A	N/A	N/A	$ 684,117	N/A
Theodore C. Walker	N/A	N/A	$1,806,829	$1,887,324	4%
Patrick A. Thiele	$2,664,083	$758,993	$3,608,323	$3,580,450	(1%)
Albert A. Benchimol	$1,771,089	$380,066	$1,806,829	$1,871,431(4)	4%
Bruno Meyenhofer(3)	CHF 1,926,098	CHF 401,198	CHF 1,879,102	N/A	N/A

(1)	USD values as follows: 2007—$1,062,656; 2008—$380,066; 2009—$1,806,829
(2)	USD values as follows: 2010—$817,843
(3)	USD values as follows: 2007—$1,771,089; 2008—$380,066; 2009—$1,806,829
(4)	As per Mr. Benchimol’s Separation Agreement, award is based on the closing price of a PartnerRe common share on the last trading day before the February 2011 grant.

N/A shown for years during which an executive officer was not an executive officer.

Executive Share Ownership and Retention

To promote the goal of aligning the interests of the Executive Committee with the interests of shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the Executive Committee to hold a stake in the future value of PartnerRe.

Share Ownership Guidelines

The Executive Committee is required to meet and maintain a share ownership target for “total shareholdings,” which means total shares and equivalents including shares owned outright, restricted shares, restricted share units, shared held in qualified plans, and deferred share units. The target is expressed as a percentage of total shares outstanding at December 31, 2010, and was derived from a study of share ownership among senior executives in our competitive peer group. As noted in the section “2010 Executive Officer and Compensation Changes” on page 37, ownership targets were revised in May 2010.

The table below shows the ownership targets and the actual share ownership for each executive officer as of December 31, 2010.

Current Executive Officers
Name	Target—Total shares/equivalents as a percentage of shares outstanding	Actual shares/equivalents as a percentage of shares outstanding
Costas Miranthis	0.03%	0.03%
William Babcock	0.03%	0.01%
Emmanuel Clarke	0.03%	0.01%
Marvin Pestcoe	0.03%	0.01%
Theodore C. Walker	0.03%	0.02%
2010 Executive Officers who Retired in 2010
Patrick A. Thiele	0.07%	0.32%(1)
Albert A. Benchimol	0.03%	0.04%(1)
Bruno Meyenhofer	0.03%	0.07%(1)

(1)	Actual share ownership is lower than reported as of December 31, 2009 due to the sale of shares to aid income tax planning and to diversify portfolios.

We do not expect those recently promoted to the Executive Committee to satisfy the share ownership target for several years, because they have not been members of the Executive Committee long enough to accumulate a sufficient number of shares.

PartnerRe does not impose a penalty on Executive Committee members who have yet to reach their ownership targets. However, executives who have not met their targets may not sell any of the net shares they acquire, and they are not eligible for our compensation customization program. For this purpose, “net shares” are the shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the executive officer sells enough shares to pay the applicable exercise price and any related tax or social security liabilities.

Net Share Retention Guidelines

The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. Specifically:

•	Executive Committee members who have not satisfied the applicable share ownership target must retain 100% of the net shares they acquire until they reach the target.

•

Executive Committee members who have met the share ownership target must retain, for at least three years, 50% of the net shares they acquire. This holding period is reduced to one year for Executive Committee members who are 55 or older.

•

If an Executive Committee member has met the share ownership target, but his or her holdings subsequently drop below the target amount for any reason (for example, a share reissuance), the executive will have a one-year grace period to once again meet the target. During this grace period, an executive can replenish holdings through new awards or purchases, and remains eligible for compensation customization.

•	The Compensation Committee has the discretion to make adjustments to these guidelines under special circumstances.

Elective Company Match

The Compensation Committee further encourages share ownership by offering any Executive Committee member who has not reached the prescribed share ownership target a company match, in the form of restricted deferred share units, on elective deferrals of cash annual incentives. An executive officer may defer all or a portion of a cash annual incentive by converting it to immediately vested restricted deferred share units. These restricted deferred share units have a minimum delivery date restriction of five years from the date of grant, but the Executive Committee may choose to defer their delivery dates for 10 years or until retirement or other termination. The decision to defer the delivery date is irrevocable. The company match will consist of restricted share units valued at 25% of the deferred cash annual incentive. These restricted share units will cliff vest after three years and have delivery date restrictions that match the restrictions of the related deferred share units.

Equity Customization

The Compensation Committee recognizes that Executive Committee members may prefer different forms of compensation based upon their respective personal financial portfolios, risk appetite, retirement goals, and ages. To ensure that our compensation program optimally motivates, rewards, and retains key executives, and at the same time keeps executives’ interests aligned with shareholders’ interests, the Executive Total Compensation Program permits Executive Committee members who have met the applicable share ownership target described above to customize their compensation. As of December 31, 2010, current Executive Committee members were not eligible to customize annual equity compensation. Mr. Thiele, Mr. Benchimol, and Mr. Meyenhofer were all eligible for customization immediately prior to their retirements.

The compensation customization guidelines permit eligible executives to choose the form in which they will receive the value of their annual equity awards. This customization allows PartnerRe executives the flexibility to determine their awards based on their risk profile and demographics, including tax and estate planning. Prior to customization, the standard target distribution of annual equity awards is 60% in SSARs and 40% in restricted share units. The table below shows the alternatives available to an executive officer who has met the share ownership target.

	Share Options/SSARs*	Restricted Shares/Restricted Share Units *
Alternative 1	60%	40%
Alternative 2	25%	75%
Alternative 3	75%	25%
Alternative 4	0%	100%
Alternative 5	100%	0%

*	Share options or SSARs, restricted shares, and restricted share units will vest according to the standard vesting schedule in practice at the time of grant.

A table under the heading “Equity Awards—Equity Pool Allocation” on page 45 shows how the Executive Committee received their awards for 2010.

Retirement Benefits and Conditions

The Compensation Committee determined that Executive Committee members who have dedicated themselves to PartnerRe for many years and who have participated at the highest level of management in shaping and guiding the future value of PartnerRe should share in the rewards of their contributions, even after they retire. In addition, the Compensation Committee encourages members of the Executive Committee to focus on PartnerRe’s long-term value, even beyond their proposed retirement dates, by enabling them to realize the full benefits of their long-term incentive awards. To accomplish both of these objectives, the Executive Total Compensation Program outlines post-retirement treatment of equity compensation awarded to members of the Executive Committee who meet prescribed age and service requirements and who agree to certain conditions.

Executive Retirement Definition and Status

Members of the Executive Committee are eligible to retain the beneficial treatment of long-term equity compensation awards after retirement once they meet one of these age and service requirements:

•	60 years old with 10 years of service; or

•	65 years old.

These requirements are more stringent than requirements for other employees in order to encourage the retention of the Group Chief Executive Officer and other key executives.

Treatment of Equity Compensation on Retirement

Under the Executive Total Compensation Program, any unvested awards held at retirement by an eligible executive officer will continue to vest under the original vesting provisions. Similarly, any options or SSARs (including those that vest post-retirement) will continue to be exercisable for the remainder of their original terms. Unvested awards held at retirement by an executive officer who has not met the eligibility criteria will simply expire.

Post-retirement Conditions

In order to retain the beneficial treatment of long-term equity compensation awards, an executive officer must agree to refrain from any of the following activities for 36 months following retirement:

•	Competing in the reinsurance business in the locations where PartnerRe does business;

•	Soliciting employees or customers to a company that competes in the reinsurance business in the locations where PartnerRe does business; or

•	Disclosing PartnerRe confidential information, unless legally required to do so.

Summary of 2010 Retirements

The following retirement benefits were approved by the Compensation Committee.

Patrick A. Thiele, President and Chief Executive Officer, PartnerRe until December 31, 2010:

Payments and Benefits

•	Housing allowance in lump sum (housing available through May 2011)

•	Tax filing assistance for 2010 and 2011 to be provided

•	Post-retirement medical benefits until 65 years

•	Payout of 2010 performance year annual incentive in February 2011

•	Lump-sum payment of the Bermuda Deferred Compensation plan in July 2011

•	Relocation expenses

•	Executive assistant support through April 2011

•	Bermuda Social Insurance benefits

Equity

•	Full vesting of equity as of December 31, 2010

•	Equity award for the 2008 performance year (paid in cash)

•

Equity award for the 2010 performance year based on projected performance with adjustment in February 2011 if the actual award grant is higher or lower than equity awarded at retirement. Elected to take 100% cash as permitted under the grandfathered provisions of the Executive Total Compensation Program.

Albert A. Benchimol, Executive Vice President and Chief Financial Officer, PartnerRe Ltd., and Chief Executive Officer, Capital Markets Group until September 30, 2010:

On July 12, 2010, PartnerRe announced that Albert Benchimol would be retiring from his positions with PartnerRe and its subsidiaries. In connection with his retirement, Mr. Benchimol entered into a separation agreement with PartnerRe, dated as of July 28, 2010 and for purposes of this separation agreement, his retirement was treated as a resignation for “good reason” pursuant to his employment agreement, effective as of December 31, 2010. Under the separation agreement, which contains a customary mutual release of claims, Mr. Benchimol received the following payments and benefits:

Payments and Benefits

•

Separation payment of $6 million (approximated to be two years’ base salary, target annual incentive and equity awards), in recognition of Mr. Benchimol’s many years of service to PartnerRe and his agreement to assist in the transition of his duties

•	Annual incentive based on the average of the annual incentives paid out in the previous three years

•	Eligibility for Mr. Benchimol and his dependents to participate in PartnerRe’s health insurance plans up to April 1, 2011

•	Reimbursement of up to $25,000 of legal fees incurred in negotiating and executing his separation agreement (the actual amount of legal fees incurred was $20,790)

Equity

•	Full vesting of all unvested equity, including SSARs, restricted share units and options, upon execution of the separation agreement

•	Cash equivalent of equity award for the 2010 performance year based on projected performance, with adjustment in February 2011 if the value of the actual award is higher than such cash equivalent

Other

Waiver to seek employment in companies considered competitors in the insurance business in the locations where PartnerRe does business

For the Period October 1, 2010 to December 31, 2010 Mr. Benchimol continued to report to Mr. Thiele, but relinquished his roles as Chief Financial Officer, PartnerRe Ltd. and Chief Executive Officer, Capital Markets Group and ceased to be a member of the Executive Committee.

Bruno Meyenhofer, Chairman, PartnerRe Global until March 31, 2010

Payments and Benefits

•	2010 annual incentive payment, in respect of the 2009 performance year, based on actual performance.

•	2011 annual incentive payment, in respect of the 2010 performance year, at target.

•	Eligible to continue in the executive health care program in 2010.

Equity

•	2010 equity grant, in respect of the 2009 financial year. Election filed to take 100% cash as permitted under the grandfathered provisions of the Executive Total Compensation Program.

•	All unvested equity to vest immediately on April 1, 2010.

Other Compensation and Benefits

Mr. Thiele was based at the corporate headquarters in Bermuda until his retirement. His successor, Mr. Miranthis is also based in Bermuda. There is competition for talent among the international companies in Bermuda, and the cost of living is significantly higher than in many other locations. In keeping with our compensation philosophy, policies at corporate headquarters reflect local market practices. In addition, the Executive Committee in Bermuda is entitled to reimbursement of car expenses, club fees, and tax filing assistance. See “2010 Summary Compensation Table” on page 55 for further details.

Other items included in the “All Other Compensation” column of the 2010 Summary Compensation Table reflect each executive officer’s participation in broad-based plans that are the same for all employees. These include competitive employer contributions to defined-contribution retirement plans, company-paid life insurance premiums and cash dividend-equivalent payments on unvested restricted share units.

Severance

To assist in recruiting and to ensure that we are competitive with the market, we provide for severance payments to the Executive Committee under several different scenarios. Severance triggers, restrictive conditions, and compensation payments are governed by executive employment agreements and our Change in Control Policy. For more information, see “Potential Payments Upon Termination or Change of Control” on page 64.

Compensation Review

Competitive Peer Group

Our competitive peer group is defined as companies in the insurance or reinsurance industry that compete with us for executive talent. Frederic W. Cook & Co, Inc., acting as compensation consultants for the Compensation Committee, recommended the companies constituting the peer group based on their size (revenues and market capitalization), corporate strategy, number of employees and business mix. The Compensation Committee considered and approved the composition of the peer group.

Our 2010 peer group comprises the following companies:

ACE Ltd.

Arch Capital Group Ltd.

Axis Capital Holdings Limited

Everest Re Group Ltd.

Munich Re

Reinsurance Group of America

RenaissanceRe Holdings

SCOR SA

Transatlantic Holdings Inc.

XL Capital Ltd.

In November 2010, the Compensation Committee reviewed an analysis prepared by Frederic W. Cook & Co, Inc. comparing compensation within the peer group. The analysis indicated that the total compensation of PartnerRe’s Executive Committee is positioned between the 20th and 50th percentile against executive officers with comparable responsibilities at peer group companies.

Pay Analysis

In February 2011, management prepared a pay analysis for the Compensation Committee that makes both internal and external comparisons. The external analysis, which was based on a study conducted by Frederic W. Cook & Co, Inc. in November 2010, compares the levels of each principal element of compensation, as well as total compensation, for the Executive Committee relative to our competitive peer group. Due to the cyclical nature of the reinsurance industry, this analysis covers a three-year period to ensure that decisions are not skewed by results from aberrational years.

After reviewing the analysis, the Compensation Committee determined that the Chief Executive Officer’s compensation, compared to the compensation of the other executive officers, is appropriate and reflects the differences in their respective responsibilities. The Compensation Committee also determined that compensation for the other executive officers is appropriately positioned between the Chief Executive Officer and the next level of management.

Benefits & Perquisites Review

In February 2011, Towers Watson conducted a review of PartnerRe’s executive perquisites compared with our Bermuda-based competitive peer group. This assessment was based on benefits and perquisites provided to the five highest paid Named Executive Officers, to the extent disclosed. The findings showed that PartnerRe appears to be aligned with those peers in types of benefits and perquisites provided as well as the aggregate spend on these benefits and perquisites. The most costly perquisites provided by PartnerRe included housing, use of corporate jet, tax filing assistance and tax equalization. These four perquisites were found to be among the most prevalent perquisites provided amongst the peers. Many of the most prevalent perquisites provided by the peers reflect those typically seen in the Bermuda market, such as housing, home leave, corporate aircraft, tax gross-ups and club dues. In 2009, PartnerRe provided total aggregate benefits of $1.4 million which aligns with the average amount provided by the peer group in Bermuda-based competitive executive benefits and perquisites. The benefits and perquisites provided are dictated by the markets in which PartnerRe competes for talent and to reduce or remove those benefits may produce an attraction or retention concern.

Compensation Programs and Risk Management

Our approach to risk management involves three key factors:

•	A responsible governance structure with a clear set of principles and policies that apply across the organization;

•	A sound technical framework promoting consistent decision-making and execution across all business units; and

•	Skilled people and an appropriate culture.

The purpose of our business is to assume risk. However, as described below, our compensation programs contain a number of design features that proactively discourage excessive risk-taking and inappropriate behavior. It is the view of the Compensation Committee that PartnerRe’s Compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in Risk Management

The Compensation Committee, which meets a minimum of four times a year, is the primary body charged with the corporate governance of executive compensation. In 2010, the Compensation Committee met five times. The role of the Compensation Committee and their approval process is detailed on pages 22-24.

The Risk & Finance Committee oversees risk management policies and practices. That committee met four times in 2010 to discuss risks related to PartnerRe’s business strategy. Further information about the Risk & Finance Committee can be found under “Committees of the Board of Directors—Risk & Finance Committee” on page 25.

Mix of Base and Variable Pay

Base salaries are positioned at the market median for the reinsurance industry. Target annual incentives for each level of employee reflect the market norms for bonus payments in the respective country, job family, or skill profile. We confirm our market positioning each year by referring to survey data from external consultants and peer group analysis for executive positions. The mix of fixed and variable pay is balanced, and, as explained in the annual incentive section on page 40, the variable portion is capped so that employees are not unduly motivated to maximize bonus earnings. Annual incentive targets for Executive Committee are 100 – 125% of base salary, reflecting typical market practice for the reinsurance industry.

Annual Incentives

Without exception, annual incentives (expressed as a percentage of base salary) are capped at 200% of the target incentive. Therefore, employees are not induced to take the type of unchecked risk often associated with uncapped bonuses. Similarly, we do not operate incentive plans that could be described as sales incentives, profit-sharing, co-investment, or “carry” plans, where a percentage of the investment gain is paid to an employee. For the reinsurance side of the business, our underwriters write business consistent with our risk appetite, pricing strategy, and portfolio balance.

Performance objectives are established annually for each employee. Objectives are divided into two parts: financial and non-financial. Non-financial objectives are recommended annually by the Chief Executive Officer and approved by the Board. Financial objectives, also approved by the Board, are based on targets that are fixed at Adjusted Return on Equity of 13%; we don’t have annual plan goals that are continuously adjusted. These objectives are designed to ensure that our shareholders receive a minimum return—currently at least 8% Adjusted Return on Equity—before employees can receive annual incentive awards. Annual incentives are structured so that at least 50% of the total incentive for every employee is based on financial metrics.

PartnerRe has a look-back policy in place at the business unit level that rolls up to executives. The policy ensures that short-term annual incentive awards are linked to long-term business performance by reviewing previous awards and business performance on which those awards were based before making annual incentive decisions.

Employee Equity Grants

We want employees to own a part of the company and ultimately to benefit from the wealth creation opportunity. To that end, we communicate the size of equity grants in terms of the number of shares, rather than the market value of the shares.

The financial metric used to determine the size of the equity pool available for distribution each year is the four-year compound annual growth rate in economic value per share (see “Equity Awards—Total Equity Pool” on pages 43 and 44). This measure ensures that the pool reflects long-term results rather than a single year of our business. An additional risk-management feature in the equity plan design is that the total equity pool is expressed as a percentage of total common shares outstanding, which effectively manages shareholder dilution and burn rates.

Potential Conflicts of Interest of Compensation Consultants

Frederic W. Cook & Co, Inc. is a consulting firm retained by the Compensation Committee for the sole purpose of advising on executive compensation throughout the year. Frederic W. Cook & Co, Inc. does not perform consulting work for the management team, which precludes any conflict of interest. Similarly, executive compensation consulting projects are not awarded to external advisors who undertake ongoing consulting work for management in areas such as finance, tax, audit, corporate restructuring, or legal services.

Impact of Regulatory and Accounting Requirements

The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.

Internal Revenue Code Section 162(m)

Section 162(m) precludes a public company (with certain exceptions) from taking an income tax deduction for compensation in excess of $1 million paid to specified executive officers. We believe that the corporate income tax deductibility of compensation is an important factor, but should not be the sole factor, in setting executive compensation policy. Accordingly, although we generally intend to avoid losing a tax deduction due to Section 162(m), we reserve the right to pay amounts that are not deductible in appropriate circumstances.

Accounting Standards

In determining equity awards in 2010, the Compensation Committee considered the potential dilution of the Employee Equity Plan and the impact on dilution. The Compensation Committee concluded that the associated dilutive impact was appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Vito H. Baumgartner, Chairman

Kevin M. Twomey, Vice-Chairman

John A. Rollwagen

Jürgen Zech

David Zwiener

COMPENSATION TABLES

2010 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008. For the purposes of this proxy statement, we have elected to treat our current executive officers, as well as those executive officers who retired in 2010, as our Named Executive Officers. The amounts disclosed in column (e) include restricted share unit awards and the amounts disclosed in column (f) include share-settled share appreciation rights. The amounts disclosed in column (g) were determined by the Compensation Committee at its February 16, 2011 meeting and were paid out shortly thereafter. The amounts disclosed in column (h) are further detailed in the table under the header “All Other Compensation”.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Patrick A. Thiele, President and Chief Executive Officer, PartnerRe Ltd.	2010	1,000,000	1,418,148	3,608,323	0	4,492,950	6,605,025	17,124,446
	2009	1,000,000	1,911,544	0	0	5,000,000	1,197,295	9,108,839
	2008	1,000,000	682,954	1,255,291	0	1,400,000	1,112,691	5,450,936
William Babcock Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	2010	467,534	0	108,270	218,357	381,820	225,025	1,401,006
Albert A. Benchimol, Executive Vice President and Chief Financial Officer, PartnerRe Ltd., and Chief Executive Officer, Capital Markets Group	2010	595,500	0	722,779	725,829	2,833,648	8,675,235	13,552,991
	2009	577,750	0	152,026	154,544	1,360,425	362,934	2,607,679
	2008	559,560	0	834,523	1,106,516	762,750	913,048	4,176,397
Costas Miranthis, President and Chief Operating Officer, PartnerRe Ltd.(5)	2010	797,996	0	722,779	1,235,829	789,544	1,283,170	4,829,318
	2009	705,966	0	152,026	154,544	1,377,788	1,225,176	3,615,500
	2008	688,152	0	500,714	708,642	1,019,063	1,206,148	4,122,719
Emmanuel Clarke Chief Executive Officer of PartnerRe Global(6)	2010	492,295	0	127,376	232,420	423,599	276,642	1,552,332
Bruno Meyenhofer, Chairman, PartnerRe Global(7)	2010	210,147	2,351,732	0	0	840,588	1,115,571	4,518,038
	2009	840,588	785,154	0	0	1,664,348	121,359	3,411,449
	2008	834,492	0	834,523	0	1,260,870	135,827	3,065,712
Marvin Pestcoe Chief Executive Officer of PartnerRe Capital Markets Group(8)	2010	516,250	0	108,270	218,357	856,423	68,071	1,767,371
Theodore C. Walker President and Chief Executive Officer, PartnerRe North America	2010	550,419	0	722,779	725,829	527,250	90,429	2,616,706
	2009	525,000	0	19,808	103,136	813,750	77,931	1,539,625

(1)	All positions are positions as of December 31, 2010, as discussed on page 33.
(2)	The figures reflect the total salary received by each Named Executive Officer during the applicable fiscal year. Our Named Executive Officers are not entitled to defer their salary in exchange for equity.
(3)

As described in further detail under “Equity Customization” on page 48, Mr. Thiele, Mr. Benchimol, and Mr. Meyenhofer were eligible to customize the payout of their equity award value under the Executive Total Compensation Program as they have met the required share ownership targets. In 2010, Mr. Meyenhofer elected to receive his equity award value in cash. The cash vested 100% on the grant date and is disclosed in column (d). In 2007 and 2008 the cash vested ratably over three years with an interest rate equal to a three-month U.S. Treasury Bill rate, compounded quarterly. Only the earned portion of the cash award is disclosed in column (d) for the applicable year. The interest is reported in column (h).

(4)	In accordance with the SEC proxy disclosure rules, columns (e) and (f) reflect the amount of restricted share unit awards and SSARs granted during the fiscal year by using the aggregate grant date fair value of awards.
(5)	Mr. Miranthis’ cash compensation was paid in Swiss francs and in US dollars in 2010. The applicable exchange rate was used to convert the amounts reported. Mr. Miranthis’ salary and non-equity incentive plan compensation for 2010 were CHF 452,252 plus US$318,609 and US$789,544, respectively, for 2009 CHF 666,006 and CHF 1,299,800, respectively, and for 2008 CHF 649,200 and CHF 961,380.
(6)	All of Mr. Clarke’s cash compensation was paid in Swiss francs. The applicable exchange rate was used to convert amounts reported. Mr. Clarke’s salary and non-equity incentive plan compensation for 2010 were CHF 464,429, and CHF 399,622, respectively.
(7)	All of Mr. Meyenhofer’s cash compensation was paid in Swiss francs. The applicable exchange rate was used to convert amounts reported. Mr. Meyenhofer’s salary and non-equity incentive plan compensation for 2010 were CHF 198,252 and CHF 793,008, respectively, for 2009 were CHF 793,008, and CHF 1,570,140, respectively, and for 2008 CHF 787,257 and CHF 1,189,500, respectively.
(8)	Mr. Pestcoe’s non-equity incentive plan compensation for 2010 includes a payout under the Capital Markets Group Long-Term Incentive Program for 2010 of $150,469.

*  All Other Compensation

	Patrick A. Thiele ($)	William Babcock ($)	Albert A. Benchimol ($)	Costas Miranthis ($)	Emmanuel Clarke ($)	Bruno Meyenhofer ($)	Marvin Pestcoe ($)	Theodore C. Walker ($)
Housing(1)	320,000	88,213	0	272,234	97,613	0	0	0
Tax equalization	153,265	55,292	0	596,246	51,517	0	0	0
Bermuda payroll tax reimbursement(2)	36,500	17,396	0	21,563	0	0	0	0
Bermuda government social insurance	1,581	0	0	527	0	0	0	0
Car expenses(3)	0	0	0	37,419	0	0	0	0
Club fees	8,650	0	0	1,263	0	0	0	0
Tax filing assistance(4)	57,760	1,080	20,700	20,918	9,695	0	0	0
Personal use of corporate apartment(5)	1,676	0	0	0	0	0	0	0
Personal use of corporate jet(6)	531,183	0	0	0	0	0	0	0
Company contributions to defined contribution plans and non-qualified plan	0	51,429	65,505	110,060	36,351	12,615	56,788	60,546
Retirement allowance(7)(8)	150,000	0	52,659	0	0	0	0	0
Life insurance premiums	2,016	3,828	3,828	5,253	0	0	3,828	3,828
Dividend equivalents	147,991	6,105	30,915	41,566	9,567	16,663	7,455	24,373
Interest from equity customization	2,341	0	0	0	0	557	0	0
Executive health benefit-company paid portion	26,084	0	0	0	0	4,399	0	0
Executive health benefit-gross up	15,545		0	0	0	2,301	0	0
Health coverage premium	142,140	0	6,000	15,142	0	0	0	0
Relocation/shipping expenses	40,000	0	0	135,977	0	0	0	0
Children’s education costs	0	0	0	23,320	71,899	0	0	0
Director & Executive Officer spousal program(9)	1,682	1,682	1,682	1,682	0	0	0	1,682
Vacation payout	0	0	0	0	0	218,487	0	0
Separation payment	0	0	6,000,000	0	0	0	0	0
Accelerated vesting of equity awards(10)	4,936,302	0	2,473,156	0	0	860,549	0	0
Executive assistant support	30,309	0	0	0	0	0	0	0
Legal Fees	0	0	20,790	0	0	0	0	0
Total	6,605,025	225,025	8,675,235	1,283,170	276,642	1,115,571	68,071	90,429

(1)	Mr. Miranthis’ housing allowance was paid by the company in US dollars, Swiss francs and Euros. Mr. Thiele’s housing allowance includes allowance through April 2011.

(2)	The Bermuda government imposes a payroll tax of 5.75% on all employees in the Bermuda office. The salary level to which this tax applies is currently capped at $750,000. We pay the employee payroll tax for all Bermuda employees.
(3)	Under their executive employment agreements, Mr. Miranthis and Mr. Thiele are entitled to the use of a company car. When the company cars are not being used by them, they are utilized for other business-related purposes. The cost of Mr. Thiele’s car was fully expensed in the year of purchase. In 2010, Mr. Thiele did not request any reimbursement for servicing or licensing of the company car. In 2010, we purchased a new car for use by Mr. Miranthis, and the total cost, including related expenses, was $37,419.
(4)	Mr. Thiele’s tax filing assistance includes $5,000 for 2010 and $5,000 for 2011.
(5)	We make available to all employees a corporate apartment in Paris. Executive officers are entitled to use the apartment for personal or business use. Generally, employees other than executive officers may use the apartment for business purposes with the approval of an executive. The apartment is subject to a lease, which can be terminated on three months’ notice. If a guest shares the apartment with an employee who is using it for business purposes, there is no incremental cost to us. If the apartment is used solely for personal purposes, it is valued at a rate of Euro 100 per night. In 2010, Mr. Thiele used the apartment for personal use for seven nights.
(6)	The Chief Executive Officer has access to five private airplanes in the U.S. and two private airplanes in Europe in which we have a fractional interest. The Chief Executive Officer must approve any use of the aircraft by employees and directors. In 2010, the Chief Executive Officer was entitled to 60 hours of personal travel on the aircraft and 69 hours were used at a total cost of $563,996. As per the policy, Mr. Thiele reimbursed the company the total amount of $32,813 with the balance of $531,183 as a benefit to Mr. Thiele. Apart from the Chief Executive Officer, there was no personal use by the executive officers of the airplanes during fiscal 2010, but there were limited instances in which guests were passengers on business-related flights. In such cases, the individual paid us the cost of a first-class ticket for the equivalent trip, which the Nominating & Governance Committee believes is the fair value for such use. The incremental cost to us for personal guests of Mr. Thiele and Mr. Benchimol of those flights was calculated as $1,150 and $50, respectively. The total amount reimbursed by Mr. Thiele was $17,006 and by Mr. Benchimol was $853. These amounts exceed the incremental cost to the company for travel by their personal guests. All personal use of the airplanes in exceptional or emergency situations is reported to the Audit Committee on a quarterly basis, and all use of the airplanes is reviewed annually by the Audit Committee. The total cost to PartnerRe of operating the fractional interest aircrafts in 2010 was $3,437,136.
(7)	Due to the enactment of Section 457A of the Internal Revenue Code, Partner Reinsurance Company Ltd. ceased being able to defer pension contributions to a non-qualified deferred plan in Bermuda without adverse tax consequences to U.S. taxpayers in the plan; therefore, the Company offers U.S. taxpayer employees the alternative of a taxable retirement allowance which is paid directly to the employee on a monthly basis.
(8)	While employed in Bermuda, Mr. Benchimol received a pension benefit equivalent to 15% of base salary. Under the terms of his U.S. employment agreement, to maintain this level of pension contribution while employed in the United States, Mr. Benchimol received a retirement allowance which supplemented his U.S. pension contribution on an equivalent after-tax basis. The retirement allowance is adjusted to reflect annual base salary increases approved for Mr. Benchimol.
(9)	As described under the “Management Director’s Fees and Director’s Expenses” on page 28, we provide an extra optional spousal program for the partners of directors and executive officers. The total cost of the extra program was $23,548 with an average of $1,682 for each director and executive officer who utilized the program.
(10)	Under the terms in Mr. Benchimol’s separation agreement, all unvested equity awards vested on July 28, 2010. Mr. Thiele’s unvested equity awards vested on December 31, 2010 and Mr. Meyenhofer’s unvested equity awards vested on March 31, 2010.

2010 Grants of Plan-Based Awards

This table discloses cash-based non-equity incentive plan awards in respect of 2010, and equity awards granted in 2010. It does not include any cash award that resulted from an executive officer’s equity customization.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Option (#)(2)	Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Patrick A. Thiele	2/26/2010	0	0	0	45,325	0	79.61	3,608,323
		0	1,250,000	2,500,000	0	0	0	0
William Babcock	2/26/2010	0	0	0	1,360	0	79.61	108,270
	2/26/2010	0	0	0	0	10,200	79.61	108,732
	10/1/2010	0	0	0	0	12,500	80.45	109,625
	—	0	386,141	772,281	0	0	0	0
Albert A. Benchimol	2/26/2010	0	0	0	9,079	0	79.61	722,779
	2/26/2010	0	0	0	0	68,089	79.61	725,829
	—	0	750,000	1,500,000	0	0	0	0
Costas Miranthis	2/26/2010	0	0	0	9,079	0	79.61	722,779
	2/26/2010	0	0	0	0	68,089	79.61	725,829
	5/12/2010	0	0	0	0	50,000	75.54	510,000
	—	0	896,652	1,793,303	0	0	0	0
Emmanuel Clarke(5)	2/26/2010	0	0	0	1,600	0	79.61	127,376
	2/26/2010	0	0	0	0	12,000	79.61	127,920
	9/1/2010	0	0	0	0	12,500	75.80	104,500
	—	0	427,301	854,602	0	0	0	0
Bruno Meyenhofer(6)	—	0	840,580	1,681,160	0	0	0	0
Marvin Pestcoe	2/26/2010	0	0	0	1,360	0	79.61	108,270
	2/26/2010	0	0	0	0	10,200	79.61	108,732
	10/1/2010	0	0	0	0	12,500	80.45	109,625
	—	0	558,625	1,117,250	0	0	0	0
Theodore C. Walker	2/26/2010	0	0	0	9,079	0	79.61	722,779
	2/26/2010	0	0	0	0	68,089	79.61	725,829
	—	0	570,000	1,140,000	0	0	0	0

(1)	All share awards vest in their entirety after three years. Dividend equivalents are paid out quarterly in cash.
(2)	We granted SSARs, but no share options, to the Named Executive Officers during fiscal year 2010. SSARs were granted under the Employee Equity Plan with an exercise price equal to the fair market value of our common shares on the date of grant. SSARs vest 33% on the first anniversary of the date of grant, 33% on the second anniversary, and 34% on the third anniversary.
(3)	The value of SSARs on February 26, 2010 is calculated by multiplying the Black-Scholes valuation of $10.66 by the number of underlying SSARs. On May 12, 2010 the Black-Scholes valuation was $10.20, on September 1, 2010 the Black-Scholes valuation was $8.36, and on October 1, 2010 the Black-Scholes valuation was $8.77.
(4)	As described in further detail under “Annual Incentive” on page 40, all employees of the PartnerRe group are eligible for a cash annual incentive if we achieve pretermined performance goals. Each employee has a target annual incentive that is set as a percentage of base salary. The annual incentive payout ranges from 0% to 200% of the target payout based upon results. Mr. Miranthis, Mr. Babcock, Mr. Clarke and Mr. Pestcoe had these amounts pro-rated for 2010.
(5)	Mr. Clarke’s minimum, target and maximum annual incentive was CHF 0, CHF 403,114 and CHF 806,228, respectively.
(6)	Mr. Meyenhofer’s minimum, target and maximum annual incentive was CHF 0, CHF 793,000 and CHF 1,586,000, respectively.

The Compensation Committee reviews, adjusts and recommends the final total equity pool and the annual equity awards for the individual executive officers. The grant date of the annual equity awards is the date of the February Board meeting, when awards are approved. SSARs for eligible employees are granted with an exercise price equal to the fair market value of PartnerRe’s common shares. The fair market value is the closing price of the common shares on the grant date.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity grants as of December 31, 2010.

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Babcock	10/01/2010	0		12,500	*	80.45	10/01/2020	0	0	0	0
	02/26/2010	0		10,200	*	79.61	02/26/2020	1,360	109,276	0	0
	02/27/2009	911	*	1,852	*	61.90	02/27/2019	368	29,569	0	0
	08/04/2008	6,187	*	3,188	*	69.50	08/04/2018	1,250	100,438	0	0
Albert A. Benchimol	02/26/2010	68,089	*	0		79.61	02/26/2020	0	0	0	0
	02/27/2009	18,420	*	0		61.90	02/27/2019	0	0	0	0
	05/23/2008	15,000	*	0		73.66	05/23/2018	0	0	0	0
	02/27/2008	80,323	*	0		77.92	02/27/2018	0	0	0	0
	02/23/2007	69,364	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	21,385	*	0		61.20	02/24/2016	0	0	0	0
	02/10/2005	42,800		0		62.91	02/10/2015	0	0	0	0
	02/24/2004	68,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	42,500		0		49.68	02/25/2013	0	0	0	0
	02/26/2002	21,750		0		53.80	02/26/2012	0	0	0	0
Costas Miranthis	05/12/2010	0		50,000	*	75.54	05/12/2020	0	0	0	0
	02/26/2010	0		68,089	*	79.61	02/26/2020	9,079	729,498	0	0
	02/27/2009	6,078	*	12,342	*	61.90	02/27/2019	2,456	197,340	0	0
	09/05/2008	9,900	*	5,100	*	68.30	09/05/2018	0	0	0	0
	02/27/2008	31,808	*	16,386	*	77.92	02/27/2018	6,426	516,329	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0	0	0
	02/24/2005	14,000		0		62.70	02/24/2015	0	0	0	0
	02/24/2004	11,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	5,000		0		49.68	02/25/2013	0	0	0	0
	05/27/2002	9,200		0		51.17	05/27/2012	0	0	0	0
Emmanuel Clarke	09/01/2010	0		12,500	*	75.80	09/01/2020	0	0	0	0
	02/26/2010	0		12,000	*	79.61	02/26/2020	1,600	128,560	0	0
	02/27/2009	911	*	1,852	*	61.90	02/27/2019	700	56,245	0	0
	03/31/2008	7,920		4,080		75.85	03/31/2018	0	0	0	0
	02/27/2008	0		0		0	—	1,600	128,560	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	7,500	*	0		61.20	02/24/2016	0	0	0	0
	09/30/2005	2,000		0		63.96	09/30/2015	0	0	0	0
	02/24/2005	2,500		0		62.70	02/24/2015	0	0	0	0
	02/24/2004	5,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	3,000		0		49.68	02/25/2013	0	0	0	0
	02/26/2002	2,000		0		53.80	02/26/2012	0	0	0	0

		Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruno Meyenhofer	02/23/2007	69,364	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	21,385	*	0		61.20	02/24/2016	0	0	0	0
	02/10/2005	42,800		0		62.91	02/10/2015	0	0	0	0
	02/24/2004	68,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	42,500		0		49.68	02/25/2013	0	0	0	0
	02/26/2002	21,750		0		53.80	02/26/2012	0	0	0	0
Marvin Pestcoe	10/01/2010	0		12,500	*	80.45	10/01/2020	0	0	0	0
	02/26/2010	0		10,200	*	79.61	02/26/2020	1,360	109,276	0	0
	02/27/2009	911	*	1,852	*	61.90	02/27/2019	368	29,569	0	0
	02/27/2008	7,920	*	4,080	*	77.92	02/27/2018	1,600	128,560	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	3,500	*	0		61.20	02/24/2016	0	0	0	0
	02/24/2005	11,500		0		62.70	02/24/2015	0	0	0	0
	02/24/2004	7,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	7,500		0		49.68	02/25/2013	0	0	0	0
Theodore C. Walker	02/26/2010	0		68,089	*	79.61	02/26/2020	9,079	729,498	0	0
	02/27/2009	792	*	1,608	*	61.90	02/27/2019	320	25,712	0	0
	01/02/2009	3,300	*	6,700	*	70.07	01/02/2019	0	0	0	0
	02/27/2008	7,920	*	4,080	*	77.92	02/27/2018	1,850	148,648	0	0
	07/05/2007	10,000	*	0		78.24	07/05/2017	0	0	0	0
	02/23/2007	10,500	*	0		71.35	02/23/2017	0	0	0	0
	02/24/2006	2,500	*	0		61.20	02/24/2016	0	0	0	0
	02/24/2005	4,175		0		62.70	02/24/2015	0	0	0	0
	02/24/2004	9,000		0		55.63	02/24/2014	0	0	0	0
	02/25/2003	7,000		0		49.68	02/25/2013	0	0	0	0
	07/01/2002	7,500		0		48.43	07/01/2012	0	0	0	0

*	SSARs
(1)	All grants of options and SSARs vest 33% on the first anniversary of the grant date, 33% on the second anniversary, and 34% on the third anniversary.
(2)	The market value of restricted share units is based on the closing price of $80.35 at December 31, 2010. All share awards vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash.

As of December 31, 2010, Mr. Thiele held no outstanding options. During 2010 Mr. Thiele exercised a total of 451,670 options and a total of 105,534 restricted share units vested in 2010.

2010 Option Exercises and Shares Vested

The following table shows all options exercised and restricted share units that vested in 2010.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Patrick A. Thiele	332,394	10,675,735	(5)	105,534	8,323,620	(6)
William Babcock	0	0		0	0
Albert A. Benchimol	0	0		39,586	2,944,400	(2)
Costas Miranthis	0	0		2,625	206,325	(1)
Emmanuel Clarke	2,000	46,050	(3)	2,625	206,325	(1)
Bruno Meyenhofer	0	0		29,308	2,317,012	(7)
Marvin Pestcoe	7,500	202,736	(4)	2,625	206,325	(1)
Theodore C. Walker	0	0		2,625	206,325	(1)

(1)	The value of the shares is $78.60, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date).
(2)	The total value realized on the vesting of Mr. Benchimol’s shares was 22,245 shares at $71.09 and 17,341 shares at $78.60, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date).
(3)	Mr. Clarke’s aggregate exercise price was $107,600.00
(4)	Mr. Pestcoe’s aggregate exercise price was $365,574.98.
(5)	Mr. Thiele’s aggregate exercise price was $24,557,850.08.
(6)	The total value realized on the vesting of Mr. Thiele’s shares was 26,011 shares at $78.60, 18,088 shares at $74.24 and 61,435 shares at $80.35, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date).
(7)	The total value realized on the vesting of Mr. Meyenhofer’s shares was 17,341 shares at $78.60 and 11,967 shares at $79.72, which is based on the fair market value on the date of vesting (defined as closing price on the vest date).

2010 Non-qualified Deferred Compensation

The following table shows the details of the executive Officer’ non-qualified deferred compensation plans during 2010.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Patrick A. Thiele	0	0	60,805	0	1,772,115
William Babcock	8,901	24,479	5,080	0	68,087
Albert A. Benchimol	14,020	38,555	41	0	102,529
Costas Miranthis(3)	15,200	110,060	27,192	0	819,766
Emmanuel Clarke(3)	18,176	36,351	4,697	0	342,647
Bruno Meyenhofer(3)	6,308	12,615	21,634	0	4,367,247
Marvin Pestcoe	10,850	29,838	52,664	0	847,552
Theodore C. Walker	12,217	33,596	112,844	0	858,430

(1)	The registrant’s and executive’s contribution in 2010 for Mr. Miranthis, Mr. Babcock, Mr. Benchimol, Mr. Clarke, Mr. Meyenhofer, Mr. Pestcoe, Mr. Thiele and Mr. Walker that were reported in the 2010 Summary Compensation Table were $125,260, $33,380, $52,575, $54,528, $18,923, $40,688, $0 and $45,813, respectively.

(2)	Of this amount, the following was disclosed in the Summary Compensation Table of the 2009, 2008 and 2007 proxy statements:
Costas Miranthis: 2009 $113,358*; 2008 $112,901**; 2007 $79,764***
William Babcock: n/a
Emmanuel Clarke: n/a
Marvin Pestcoe: n/a
Theodore C. Walker: 2009 $42,000
Patrick A. Thiele: 2009 $0; 2008 $442,696; 2007 $148,725
Albert A. Benchimol: 2009 49,913; 2008 $100,728; 2007 $96,984
Bruno Meyenhofer: 2009 $68,580*; 2008 $67,630**; 2007 $62,106***
*	Based on the exchange rate at December 31, 2009 of US$1.00 to CHF1.04
**	Based on the exchange rate at December 31, 2008 of US$1.00 to CHF1.06
***	Based on the exchange rate at December 31, 2007 of US$1.00 to CHF1.13
(3)	The contributions made by and on behalf of Mr. Miranthis include both Swiss francs and U.S. dollars. The contributions made by and on behalf of Mr. Clarke and Mr. Meyenhofer were made in Swiss francs.

We have three defined contribution plans in Bermuda: the Non-Registered Pension Plan, the Registered Pension Plan and the Deferred Compensation Plan. The three plans were established to address the varying needs of our employee population. The Registered Pension Plan applies only to Bermudians, spouses of Bermudians and permanent residents of Bermuda. Due to Section 457A of the Internal Revenue Code, as of January 1, 2009, PartnerRe in Bermuda was no longer able to defer compensation for U.S. taxpayer employees without adverse consequences to them. All of our U.S. taxpayer employees have opted out of the Deferred Compensation Plan as of January 1, 2009 and are now participating in our Retirement Allowance Plan. The Retirement Allowance Plan pays 15% of monthly base salary to plan members each month via the local payroll. The vesting schedule is still aligned with our defined contribution plans.

Investment options are the same for the two defined contribution plans, while employer contributions and vesting schedules are the same for all three plans. PartnerRe contributes 15% of annual base salary each year. Employees are vested 50% after one year of service and 100% at the end of two years.

Both Mr. Thiele and Mr. Benchimol are eligible for benefits under the Bermuda Deferred Compensation Plan, based on the contributions made prior to January 1, 2009. Payouts and withdrawals may be made only upon the employee’s separation from service. Payout will commence six months after the employee ceases to work for PartnerRe, and may be in the form of a lump sum or installments, as determined by prior election. Effective December 31, 2010, Mr. Thiele and Mr. Benchimol have withdrawn from the plan.

Mr. Miranthis was promoted to the position of Deputy Chief Executive Officer, PartnerRe Global and joined the Swiss Employee Plan (described below) as of September 1, 2007. Up until August 31, 2010, we continued to make employer contributions of 5% of his base salary into the Non-Registered Pension Plan to cover the shortfall between the Swiss Employee Plan and his Bermuda benefit.

Under the laws of Switzerland, our employee pension fund is required to have a guaranteed rate of return for the compulsory part. We have a non-qualified defined contribution plan for retirement and a non-qualified defined benefit arrangement for disability and death, combined into one plan. For the retirement part, the plan requires an employer contribution equal to 10% of the employee’s insured salary and an employee contribution equal to 5% of the employee’s insured salary. As required under Swiss law, all contributions to this plan vest immediately. The plan is governed internally by a pension committee comprising both employer representatives (designated by us) and employee representatives. The committee selects and manages the plan administrator, makes investment decisions, decides hardship withdrawals and communicates with employees about plan-related matters. Mr. Clarke is enrolled in the Swiss Employee Plan and Mr. Miranthis was enrolled in the Swiss Employee Plan until August 31, 2010. As of April 1, 2010, Mr. Meyenhofer was no longer eligible for the Swiss Employee Plan.

In addition to our qualified defined contribution plan for all U.S. based employees, we have a non-qualified defined contribution plan for U.S. based senior management. Under the non-qualified plan, eligible participants receive an employer based contribution equal to 3% of base salary as well as an employer match equal to 200%

of the first 4% of base salary upon exceeding the 2010 Internal Revenue Code compensation maximum of $245,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code. Mr. Benchimol, Mr. Babcock, Mr. Pestcoe and Mr. Walker participate in the U.S. plan. Effective December 31, 2010, Mr. Benchimol has withdrawn from the plan.

While employed in Bermuda, Mr. Benchimol received a pension benefit equivalent to 15% of base salary. Under the terms of his employment agreement, to maintain this level of pension contribution while employed in the United States, Mr. Benchimol received a retirement allowance which supplemented his U.S. pension contribution on an equivalent after-tax basis. The retirement allowance was adjusted to reflect annual base salary increases approved for Mr. Benchimol.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Executive Employment Agreements

The following summarizes the material terms of the employment agreements that we have entered into with our executive officers, as such terms relate to the compensation reported and described in this Proxy Statement.

Employment Agreement with Mr. Thiele

Under the employment agreement which was effective as of December 1, 2000 (and as amended effective as of February 27, 2001), Mr. Thiele is entitled to: (i) an initial annual base salary of $650,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 125% of his base salary, (iii) an annual option grant with a value up to 370% of his base salary and (iv) equity awards at the sole discretion of the Compensation Committee. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Mr. Thiele retired from PartnerRe on December 31, 2010 and did not enter into a separation agreement in connection with his retirement.

Employment Agreement with Mr. Babcock

Upon Mr. Babcock’s appointment as Executive Vice President and Chief Financial Officer of PartnerRe in 2010, we entered into an employment agreement with Mr. Babcock, effective as of October 1, 2010, under which he is entitled to: (i) an initial annual base salary of $535,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary, (iii) equity awards at the sole discretion of the Compensation Committee and (iv) a one-time promotional equity grant of 12,500 share appreciation rights. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Mr. Babcock did not have an employment agreement prior to October 1, 2010.

Employment Agreement with Mr. Benchimol

Under the employment agreement which was effective as of January 1, 2009, Mr. Benchimol is entitled to: (i) an initial annual base salary of $565,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary and (iii) equity awards at the sole discretion of the Compensation Committee. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Mr. Benchimol retired from PartnerRe on December 31, 2010 and in connection with his retirement entered into a separation agreement dated as of July 28, 2010 (see pages 49 and 50 for a description of the payments and benefits he received under the separation agreement).

Employment Agreement with Mr. Miranthis

Under the employment agreement which was effective as of July 1, 2008, Mr. Miranthis is entitled to: (i) an initial annual base salary of CHF 670,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary and (iii) equity awards at the sole discretion of the Compensation Committee. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Upon his appointment as President and Chief Operating Officer of PartnerRe in 2010, we entered into an arrangement with Mr. Miranthis, effective May 12, 2010, pursuant to which Mr. Miranthis received: (i) an increase of his annual base salary to $800,000, (ii) an increase of his annual incentive target to 125% of his base salary and (iii) a one-time promotional equity grant of 50,000 share appreciation rights.

Upon his appointment as President and Chief Executive Officer of PartnerRe in 2010, we entered a new employment agreement with Mr. Miranthis, effective as of January 1, 2011, under which he is entitled to: (i) an initial annual base salary of $1,000,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 125% of his base salary and (iii) equity awards at the sole discretion of the Compensation Committee. He remains eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Employment Agreement with Mr. Clarke

Upon Mr. Clarke’s appointment as Chief Executive Officer of PartnerRe Global in 2010, we entered into an employment agreement with Mr. Clarke, effective as of September 1, 2010, under which he is entitled to: (i) an initial annual base salary of CHF 593,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary, (iii) equity awards at the sole discretion of the Compensation Committee and (iv) a one-time promotional equity grant of 12,500 share appreciation rights. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives, as well as benefit plans applicable to our Swiss employees.

Mr. Clarke did not have an employment agreement prior to September 1, 2010.

Employment Agreement with Mr. Meyenhofer

Under the employment agreement which was effective as of January 1, 1999 (and as amended effective as of July 5, 2000), Mr. Meyenhofer is entitled to (i) an initial annual base salary of CHF 420,000 and (ii) option awards under the PartnerRe Option Plan at the discretion of the Board and PartnerRe. He is eligible to participate in our occupational benefits plan.

Mr. Meyenhofer retired from PartnerRe on March 31, 2010 and did not enter into a separation agreement in connection with his retirement.

Employment Agreement with Mr. Pestcoe

Upon Mr. Pestcoe’s appointment as Chief Executive Officer of PartnerRe Capital Markets Group in 2010, we entered into an employment agreement with Mr. Pestcoe, effective as of October 1, 2010, under which he is entitled to: (i) an initial annual base salary of $535,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary, (iii) equity awards at the sole discretion of the Compensation Committee and (iv) a one-time promotional equity grant of 12,500 share appreciation rights. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

Mr. Pestcoe did not have an employment agreement prior to October 1, 2010.

Employment Agreement with Mr. Walker

Under the employment agreement which was effective as of January 6, 2009, Mr. Walker is entitled to: (i) an initial annual base salary of $525,000 that is subject to increase at the discretion of the Compensation Committee, (ii) an annual incentive target of 100% of his base salary and (iii) equity awards at the sole discretion of the Compensation Committee. He is eligible to participate in all of our benefit plans and perquisite programs that are available to our other executives.

General

Except Mr. Meyenhofer’s employment agreement, each employment agreement described above (i) sets forth termination scenarios for death, disability, retirement, termination by us for or without cause and termination by the executive officer with or without good reason (Mr. Clarke’s employment agreement does not contemplate termination for cause or good reason), and provides the amount of compensation due to the executive officer (if any) upon each termination scenario; (ii) contains confidentiality provision and non-competition and non-solicitation covenants that are in effect during and after employment; and (iii) incorporates our Change in Control Policy (as described below). Mr. Meyenhofer’s employment agreement provided payments to Mr. Meyenhofer upon his termination for any reason other than death, disability, termination by us for cause or by him without good reason following a qualifying change in control.

Change in Control Policy

The PartnerRe Ltd. Change in Control Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction. Each of the executive officers has an individual change in control agreement governed by this policy.

The policy’s definition of a change in control is consistent with the definition in the shareholder-approved 2005 Employee Equity Plan as amended and restated.

Certain senior employees, including the executive officers, are eligible for severance in the form of cash compensation and benefits if two things occur:

1.	There has been a change in control event, as defined in the Change in Control Policy, within the previous 24 months; and

2.	The employee is terminated for reasons other than death, disability or for cause, or the employee terminates with good reason. For this purpose, termination “for cause” means an employee engaged in serious negligence or willful misconduct which is materially injurious to PartnerRe and its subsidiaries on a consolidated basis or the employee is convicted of a serious criminal offense. An employee will be deemed to have terminated “with good reason” if: the employee is assigned duties inconsistent with his or her position, authority, duties, responsibilities or status with PartnerRe; the employee’s compensation and benefits are materially reduced without the employee’s consent; or there is any other material change in the conditions of employment.

The tables below reflect the amount of compensation that would be paid to each of our executive officers in the event such executive’s employment terminated under various scenarios, including disability or death, for cause or without good reason and a change of control. The amounts shown assume that a termination was effective as of December 31, 2010; thus, amounts earned through that date are included. The amounts shown in the tables are only estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of an executive’s separation.

The amounts shown for Mr. Meyenhofer are actual amounts for payments made upon termination.

Payments Made Upon a Change in Control

Patrick A. Thiele

Patrick A. Thiele retired on December 31, 2010 and received the payments shown in the retirement column. All other amounts are shown for illustrative purposes.

Patrick A. Thiele, President and Chief Executive Officer, PartnerRe Ltd.	Death (1)	Disability (2)(3)(4)	Retirement (5)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (6)	Executive Voluntary Termination or Company Termination for Cause (7)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (8)
Base salary	$500,000	$2,352,250	$0	$1,000,000	$0	$3,000,000
Annual incentive—target	$625,000	$0	$0	$2,500,000	$0	$6,400,000
Annual incentive—pro rata	$2,500,000	$2,500,000	$0	$2,500,000	$0	$1,250,000
Annual incentive—actual	$0	$0	$912,500	$0	$0	$0
Housing continuance	$0	$60,000	$80,000	$60,000	$0	$60,000
Tax filing assistance	$0	$0	$10,000	$0	$0	$0
Health & welfare benefit continuance	$0	$142,140	$142,140	$0	$0	$75,950
Relocation expense	$0	$0	$40,000	$0	$0	$0
Executive assistant support through April 2011	$0	$0	$30,309	$0	$0	$0
Equity Awards
Restricted Share Units	$0	$0	$4,936,302	$0	$0	$4,936,302
Cash customization of equity award	$0	$0	$470,325	$0	$0	$0
Cash equivalent of 2010 equity award	$0	$0	$3,580,450	$0	$0	$0
Total	$3,625,000	$5,054,390	$10,202,026	$6,060,000	$0	$15,722,252

(1)	Mr. Thiele’s spouse and/or dependants would be entitled to receive six months of base salary; 50% of his target annual incentive; a pro rata annual incentive for the termination year, based on the previous year’s annual incentive amount; continuation of housing and motor vehicle benefits (presently Mr. Thiele does not utilize his car benefit and his family does not reside in Bermuda so we assume zero); and immediate vesting of all options.
(2)	Mr. Thiele would be entitled to two-thirds of his base salary, to be paid by insurance and supplemented by PartnerRe as necessary, for so long as he is disabled and entitled to benefits; a pro rata annual incentive for the termination year, based on the previous year’s annual incentive amount; continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (presently Mr. Thiele does not utilize his car benefit); continued medical coverage until age 65; and immediate vesting of all options.
(3)	We are responsible for paying any difference between long-term disability payments required under our benefit plans and the actual amount paid by insurance. Insurance benefits consist of two-thirds of base salary up to a monthly cap of $15,000. Any difference will be paid to Mr. Thiele for so long as he is disabled and entitled to benefits until (age 65).

Mr. Thiele’s monthly base salary	$83,333
Two-thirds of monthly base salary	$55,556
Portion paid by insurance	$15,000
Portion paid by us	$40,556
Number of months to age 65	58

Total paid by us	$2,352,250

(4)	Mr. Thiele’s medical coverage will continue at our expense until age 65. For purposes of this calculation, we assumed a 15% increase in premiums each year until age 65. This assumption is based on the average increase in premiums from 2011 to 2015.
(5)	Mr. Thiele retired effective December 31, 2010. The Compensation Committee approved the following payments and benefits for Mr. Thiele:

•	Housing allowance in lump sum (housing paid through April 2011)
•	Tax filing assistance for 2010 and 2011 to be provided
•	Post-retirement medical benefits until 65 years
•	Payout of 2010 performance year annual incentive in February 2011
•	Payment of the Bermuda Deferred Compensation plan in July 2011 and July 2012
•	Relocation expenses
•	Executive assistant support through April 2011
•	Bermuda Social Insurance benefits

The amounts disclosed under this column represent the amounts of payments and benefits received by Mr. Thiele as a result of his retirement.

(6)	Mr. Thiele would be entitled to continuation of his base salary for one year (1/12th of his previous base salary paid each month for one year); a target and pro rata annual incentive for the termination year based on the previous year’s annual incentive amount; continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (presently Mr. Thiele does not utilize his car benefit); and immediate vesting of all options.
(7)	Mr. Thiele would forfeit all unvested awards.
(8)	Mr. Thiele would be entitled to three times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; continuation of housing and motor vehicle benefits for a period of three months or, if earlier, until he leaves Bermuda (presently Mr. Thiele does not utilize his car benefit); continuation of health and welfare benefits for three years; and immediate vesting of all equity awards.

Annual Incentive Calculation:
2007 Annual Incentive	$2,500,000
2008 Annual Incentive	$1,400,000
2009 Annual Incentive	$2,500,000
Annual Average	$2,133,333

William Babcock

The following table shows the potential payments upon termination or a change in control for William Babcock.

William Babcock Executive Vice President and Chief Financial Officer	Death (1)	Disability (2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (3)	Executive Voluntary Termination or Company Termination for Cause (4)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (5)
Base salary	$267,500	$0	$535,000	$0	$1,070,000
Annual incentive—target	$267,500	$0	$535,000	$0	$980,378
Annual incentive—pro rata	$535,000	$535,000	$535,000	$0	$535,000
Housing Continuance	$156,000	$156,000	$0	$0	$78,000
Health & welfare benefit continuance	$0	$3,158,555	$25,901	$0	$55,687
Equity Awards
Options/Share Appreciation Rights	$76,307	$76,307	$0	$0	$76,307
Restricted shares/Restricted Share Units	$239,282	$239,282	$0	$0	$239,282
Total	$1,541,589	$4,165,144	$1,630,901	$0	$3,034,654

(1)	Mr. Babcock’s spouse and/or dependants would be entitled to six months of base salary; annual incentive target equal to 50% of the target annual incentive (target is 100% of annual base salary); pro rata annual incentive based on the average annual incentive or the target annual incentive, whichever is the greater; continuation of housing for six months; and immediate vesting of all unvested equity awards per the terms in Mr. Babcock’s employment agreement. Standard local benefits will apply.
(2)	Mr. Babcock would be entitled to a pro rata bonus based on the average annual incentive or the target annual incentive, whichever is the greater; continuation of housing for six months; and medical coverage will continue at PartnerRe’s expense until age 65. For purposes of this calculation, we assumed a 15% increase in premiums each year until age 65. Per the terms in Mr. Babcock’s employment agreement, all unvested equity awards would vest immediately. Standard local benefits will apply.
(3)	Mr. Babcock would be entitled to twelve months of base salary; target annual incentive; pro rata target annual incentive for the year of termination based on the target annual incentive; and health and welfare benefit continuation for twelve months. All unvested equity awards would be forfeited.
(4)	Mr. Babcock would forfeit all unvested equity awards.
(5)	Mr. Babcock would be entitled to two times his current annual base salary and average annual incentive over the prior two years, as his employment started in 2008; a pro rata target annual incentive for the year of termination; continuation of housing for a period of three months; health and welfare benefit continuation for two years; and immediate vesting of all equity awards.

Annual Incentive Calculation:
2008 Annual Incentive	$345,586
2009 Annual Incentive	$634,792
Annual Average	$490,189

Albert A. Benchimol

Albert A. Benchimol retired on December 31, 2010 and received the payments shown in the retirement column. All other amounts are shown for illustrative purposes.

Albert A. Benchimol, Executive Vice President and Chief Financial Officer, PartnerRe Ltd., and Chief Executive Officer, Capital Markets Group	Death (1)	Disability (2)(3)	Retirement (4)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (5)	Executive Voluntary Termination or Company Termination for Cause (6)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (7)
Base salary	$300,000	$0	$0	$600,000	$0	$1,200,000
Separation payments	$0	$0	$6,000,000	$0	$0	$0
Annual incentive—target	$481,109	$0	$0	$962,217	$0	$1,924,434
Annual incentive—pro rata	$962,217	$962,217	$0	$962,217	$0	$750,000
Annual incentive – actual	$0	$0	$962,217	$0	$0	$0
Tax filing assistance	$0	$0	$20,700	$0	$0	$0
Health & welfare benefit continuance	$0	$711,006	$6,000	$27,844	$0	$55,687
Legal Fees	$0	$0	$20,790	$0	$0	$0
Equity Awards
Share Appreciation Rights	$685,770	$685,770	$685,770	$685,770	$0	$685,770
Restricted Share Units	$1,787,386	$1,787,386	$1,787,386	$1,787,386	$0	$1,787,386
Cash equivalent of 2010 equity award	$0	$0	$1,871,431	$0	$0	$0
Total	$4,216,482	$4,146,379	$11,354,294	$5,025,434	$0	$6,403,277

(1)	Mr. Benchimol’s spouse and/or dependants would be entitled to receive six months of base salary; 50% of his target annual incentive and a pro rata annual incentive for the year of termination based on the average annual incentive over the prior three years; and immediate vesting of all unvested equity awards.
(2)	Mr. Benchimol would be entitled 60% of his base salary, to be paid by insurance for so long as he is disabled and entitled to benefits. Such payments are capped at $15,000 per month, and are not supplemented by PartnerRe. Mr. Benchimol would also be entitled to a pro rata annual incentive for the termination year based on the average annual incentive over the prior three years; continued medical coverage until age 65; and immediate vesting of all equity awards.
(3)	Mr. Benchimol’s medical coverage will continue at our expense until age 65. For purposes of this calculation, we assumed an 11% increase in premiums each year until age 65.
(4)	In accordance with Mr. Benchimol’s separation agreement dated July 28, 2010 the Compensation Committee approved the following payments for Mr Benchimol:

•

Separation payment of $6 million (approximated to be two years’ base salary, target annual incentive and equity awards), in recognition of Mr. Benchimol’s ten years of service to PartnerRe and his agreement to assist in the transition of his duties

•	Annual incentive based on the average of the annual incentives paid out in the previous three years
•	Eligibility for Mr. Benchimol and his dependents to participate in PartnerRe’s health insurance plans up to April 1, 2011
•	Reimbursement of up to $25,000 of legal fees incurred in negotiating and executing his separation agreement (the actual amount of legal fees incurred was $20,790)

(5)

Mr. Benchimol would be entitled to a continuation of his base salary for one year (1/12th of his previous base salary paid each month for one year); his target annual incentive and a pro rata annual incentive for the termination year based on the average annual incentive over the prior three years; health and welfare benefit continuation for one year; and immediate vesting of all equity awards.
(6)	Mr. Benchimol would be entitled to all accrued salary and benefits through the date of termination and would forfeit all unvested awards.
(7)	Mr. Benchimol would be entitled to two times his current annual base salary and two times his average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; health and welfare benefit continuation for two years; and immediate vesting of all equity awards.

Annual Incentive Calculation:
2007 Annual Incentive	$763,477
2008 Annual Incentive	$762,750
2009 Annual Incentive	$1,360,425
Annual Average	$962,217

Costas Miranthis

The following table shows the potential payments upon termination or a change in control for Costas Miranthis.

Costas Miranthis President and Chief Operating Officer, PartnerRe Ltd.	Death (1)	Disability (2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (3)	Executive Voluntary Termination or Company Termination for Cause (4)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (5)
Base salary	$0	$0	$400,000	$0	$1,600,000
Annual incentive—target	$0	$0	$587,130	$0	$2,348,520
Annual incentive—pro rata	$0	$0	$1,174,260	$0	$1,000,000
Housing Continuance	$0	$0	$48,000	$0	$48,000
Health & welfare benefit continuance	$0	$1,328,753	$8,761	$0	$37,671
Equity Awards
Options/Share Appreciation Rights	$0	$0	$0	$0	$619,869
Restricted shares/Restricted share units	$0	$0	$0	$0	$1,443,166
Total	$0	$1,328,753	$2,218,151	$0	$7,097,226

(1)	Mr. Miranthis’ spouse and/or dependants would forfeit all unvested equity awards. The Compensation Committee approved the acceleration of vesting upon death at the February 16, 2011 meeting. The value of the options/SSARs is $619,869 and the value of the restricted share units is $1,443,166. Standard local benefits will apply.
(2)	Mr. Miranthis would forfeit all unvested equity awards. The Compensation Committee approved the acceleration of vesting upon disability at the February 16, 2011 meeting. The value of the options/SSARs is $619,869 and the value of the restricted share units is $1,443,166. Mr. Miranthis’ medical coverage will continue at PartnerRe’s expense until age 65. For purposes of this calculation, we assumed a 15% increase in premiums each year until age 65. Standard local benefits will apply.
(3)	Mr. Miranthis would be entitled to 50% of his target annual incentive over the prior three years; a pro rata target annual incentive for the year of termination based on the average annual incentive over the prior three years; continuation of housing for a period of three months; and health and welfare benefit continuation for six months. All unvested equity awards would be forfeited.
(4)	Mr. Miranthis would forfeit all unvested equity awards.
(5)

Mr. Miranthis would be entitled to two times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; continuation of housing for a period of three months; health and welfare benefit continuation for two years; and immediate vesting of all equity awards.

Annual Incentive Calculation:
2007 Annual Incentive	$1,125,930
2008 Annual Incentive	$1,019,063
2009 Annual Incentive	$1,377,788
Annual Average	$1,174,260

Emmanuel Clarke

The following table shows the potential payments upon termination or a change in control for Emmanuel Clarke.

Emmanuel Clarke Chief Executive Officer of PartnerRe Global	Death (1)	Disability (2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (3)	Executive Voluntary Termination or Company Termination for Cause (4)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (5)
Base salary	$0	$0	$628,580	$0	$1,257,160
Annual incentive—target	$0	$0	$628,580	$0	$866,704
Annual incentive—pro rata	$0	$0	$628,580	$0	$628,580
Housing Continuance	$0	$0	$0	$0	$24,391
Health & welfare benefit continuance	$0	$0	$13,780	$0	$29,627
Equity Awards
Options/Share Appreciation Rights	$0	$0	$0	$0	$118,284
Restricted shares/Restricted Share Units	$0	$0	$0	$0	$313,365
Total	$0	$0	$1,899,520	$0	$3,238,111

(1)	Mr. Clarke’s spouse and/or dependants would forfeit all unvested awards. The Compensation Committee approved the acceleration of vesting upon death at the February 16, 2011 meeting. The value of the options/SSARs is $118,284 and the value of the restricted share units is $313,365. Standard local benefits will apply.
(2)	Mr. Clarke would forfeit all unvested equity awards. The Compensation Committee approved the acceleration of vesting upon disability at the February 16, 2011 meeting. The value of the options/SSARs is $118,284 and the value of the restricted share units is $313,365. Standard local benefits will apply.
(3)	Mr. Clarke would be entitled to twelve months of base salary; target annual incentive (target is 100% of annual base salary); a pro rata target annual incentive for the year of termination based on the average annual incentive; and health and welfare benefit continuation for twelve months. All unvested equity awards would be forfeited.
(4)	Mr. Clarke would forfeit all unvested equity awards.
(5)	Mr. Clarke would be entitled to two times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; continuation of housing for a period of three months; health and welfare benefit continuation for two years (we assumed a 15% increase in premiums); and immediate vesting of all equity awards.

Annual Incentive Calculation:
2007 Annual Incentive	$264,449
2008 Annual Incentive	$448,836
2009 Annual Incentive	$586,773
Annual Average	$433,352

Bruno Meyenhofer

Mr. Meyenhofer retired on March 31, 2010. The following table shows the actual payments received upon retirement for Mr. Meyenhofer.

Bruno Meyenhofer Chairman, PartnerRe Global	Retirement (1)
Annual incentive	$840,588
Equity Awards
Restricted Share Units—accelerated vesting	$860,549
Cash customization of equity award	$2,352,289
Total	$4,053,426

Mr. Meyenhofer’s 2010 target annual incentive in the amount of CHF793,008 was paid in March 2010. The applicable exchange rate was applied. Mr. Meyenhofer also received accelerated vesting on the unvested restricted share units on March 31, 2010.

Marvin Pestcoe

The following table shows the potential payments upon termination or a change in control for Marvin Pestcoe.

Marvin Pestcoe Chief Executive Officer of PartnerRe Capital Markets Group	Death (1)	Disability (2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (3)	Executive Voluntary Termination or Company Termination for Cause (4)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (5)
Base salary	$267,500	$0	$535,000	$0	$1,070,000
Annual incentive—target	$267,500	$0	$535,000	$0	$1,261,231
Annual incentive—pro rata	$630,616	$630,616	$535,000	$0	$535,000
Health & welfare benefit continuance	$0	$790,023	$16,371	$0	$35,197
Equity Awards
Options/Share Appreciation Rights	$51,632	$51,632	$0	$0	$51,632
Restricted shares/Restricted Share Units	$267,405	$267,405	$0	$0	$267,405
Total	$1,484,652	$1,739,675	$1,621,371	$0	$3,220,465

(1)	Mr. Pestcoe’s spouse and/or dependants would be entitled to six months of base salary; annual incentive target equal to 50% of the target annual incentive (target is 100% of annual base salary); pro rata annual incentive based on the average annual incentive or the target annual incentive, whichever is the greater; and immediate vesting of all unvested equity awards per the terms of Mr. Pestcoe’s employment agreement. Standard local benefits will apply.
(2)	Mr. Pestcoe would be entitled to a pro rata bonus based on the average annual incentive or the target annual incentive, whichever is the greater; and medical coverage will continue at PartnerRe’s expense until age 65. For purposes of this calculation, we assumed a 15% increase in premiums each year until age 65. Per the terms in Mr. Pestcoe’s employment agreement, all unvested equity awards would vest immediately. Standard local benefits will apply.
(3)	Mr. Pestcoe would be entitled to twelve months of base salary; target annual incentive; pro rata target annual incentive for the year of termination based on the target annual incentive; and health and welfare benefit continuation for twelve months. All unvested awards would be forfeited.
(4)	Mr. Pestcoe would forfeit all unvested awards.

(5)	Mr. Pestcoe would be entitled to two times his current annual base salary and average annual incentive over the prior three years; a pro rata target annual incentive for the year of termination; health and welfare benefit continuation for two years; and immediate vesting of all equity awards.

Annual Incentive Calculation (includes payouts under the Capital Markets Group Long-Term Incentive Program for each pool year):
2007 Annual Incentive	$466,462
2008 Annual Incentive	$548,228
2009 Annual Incentive	$877,157
Annual Average	$630,616

Theodore C. Walker

The following table shows the potential payments upon termination or a change in control for Theodore C. Walker.

Theodore C. Walker Chief Executive Officer, PartnerRe North America	Death (1)	Disability (2)	Executive Termination for Good Reason or Company Termination Without Cause (Without Change in Control) (3)	Executive Voluntary Termination or Company Termination for Cause (4)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control (5)
Base salary	$0	$0	$570,000	$0	$1,140,000
Annual incentive—target	$0	$0	$570,000	$0	$1,029,500
Annual incentive—pro rata	$0	$0	$514,750	$0	$570,000
Health & welfare benefit continuance	$0	$1,171,293	$25,901	$0	$55,687
Equity Awards
Options/Share Appreciation Rights	$0	$0	$0	$0	$158,844
Restricted shares/Restricted Share Units	$0	$0	$0	$0	$903,857
Total	$0	$1,171,293	$1,680,651	$0	$3,857,888

(1)	Mr. Walker’s spouse and/or dependants would forfeit all unvested awards. The Compensation Committee approved the acceleration of vesting upon death at the February 16, 2011 meeting. The value of the options/SSARs is $158,844 and the value of the restricted share units is $903,857. Standard local benefits will apply.
(2)	Mr. Walker would forfeit all unvested equity awards. The Compensation Committee approved the acceleration of vesting upon disability at the February 16, 2011 meeting. The value of the options/SSARs is $158,844 and the value of the restricted share units is $903,857. Mr. Walker would be entitled to 60% of his base salary to be paid by insurance for so long as he is disabled and entitled to benefits. Such payments are capped at $15,000 per month, and are not supplemented by PartnerRe. Medical coverage will continue at PartnerRe’s expense until age 65. For purposes of this calculation, we assumed a 15% increase in premiums each year until age 65. Standard local benefits will apply.
(3)	Mr. Walker would be entitled to twelve months of base salary; target annual incentive (target is 100% of annual base salary); pro rata target annual incentive for the year of termination based on the average annual incentive; and health and welfare benefit continuation for twelve months. All unvested equity awards would be forfeited.
(4)	Mr. Walker would forfeit all unvested equity awards.
(5)	Mr. Walker would be entitled to two times his current annual base salary and his average annual incentive over the prior two years; a pro rata target annual incentive for the year of termination; health and welfare benefit continuation for two years; and immediate vesting of all equity awards.

Annual Incentive Calculation:
2007 Annual Incentive	$552,000
2008 Annual Incentive	$178,500
2009 Annual Incentive	$813,750
Annual Average	$514,750

EQUITY COMPENSATION PLAN INFORMATION

As part of the Company’s long-term incentive compensation for executives and employees, the Company maintains the PartnerRe Ltd. 2005 Employee Equity Plan as amended and restated. In addition, for directors, the Company maintains the PartnerRe 2003 Non-Employee Directors Share Plan. These two plans enable employees and directors to acquire and maintain share ownership, thereby strengthening their commitment to PartnerRe and promoting a commonality of interest among directors, employees and shareholders. The Company finds that the existence of such plans helps to attract and retain key employees and directors. In connection with the PARIS RE acquisition, the Company assumed PARIS RE’s equity compensation plans (see Note 16 to Consolidated Financial Statements).

The following table sets out details of the Company’s equity compensation plans, both active and expired, as of December 31, 2010. In May 2000, the Company’s shareholders approved the establishment of the Employee Share Purchase Plan (ESPP) and authorized the issuance of up to 500,000 shares under the ESPP. In 2002, the Company established the Swiss Share Purchase Plan (SSPP) to offer a competitive benefit to its employees in Switzerland. Concurrently, the Compensation Committee approved a reduction in the number of shares available for issue under the ESPP to 300,000 in order to make 200,000 shares available for issue under the SSPP. In 2008, the Compensation Committee approved the transfer of 56,178 shares from the SSPP to the ESPP. The ESPP expired in November 2009 and a new plan was approved by shareholders in May 2009 authorizing the issuance of 600,000 shares under the new ESPP. All equity compensation plans, with the exception of the SSPP and PARIS RE’s equity compensation plans, have been approved by shareholders (see Note 16 to Consolidated Financial Statements).

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	3,352,608(1)	$66.59(3)	1,581,850(5)
Equity compensation plans not approved by shareholders	831,433(2)	$66.39(4)	52,315(6)
Total	4,184,041	$66.56	1,634,165

(1)	Includes 39,290 shares that relate to the 1993 Non-Employee Director Stock Plan, 431,612 shares that relate to the 2003 Non-Employee Directors Stock Plan, 954,606 shares that relate to the Employee Incentive Plan, and 1,927,100 shares that relate to the 2005 Employee Equity Plan. Column A includes 875,191 restricted share unit awards but does not include the estimated number of shares to be purchased pursuant to the ESPP or the SSPP during the current offering period, which commenced on December 1, 2010, and will close on May 31, 2011.
(2)	Includes 23,263 warrants that relate to the PARIS RE 2006 Equity Purchase Plan, 362,075 shares that relate to the PARIS RE 2006 Equity Incentive Plan, 136,313 shares that relate to the PARIS RE 2006 Executive Equity Incentive Plan and 309,782 shares that relate to the PARIS RE 2007 Equity Incentive Plan.
(3)	The weighted average exercise price of outstanding options is $52.17 per share under the 1993 Non-Employee Director Stock Plan, $68.71 per share under the 2003 Non-Employee Directors Stock Plan, $55.86 per share under the Employee Incentive Plan, and $73.89 per share under the 2005 Employee Equity Plan. The weighted average exercise price does not take into account any restricted share unit awards or the estimated number of shares to be purchased pursuant to the ESPP or SSPP during the current offering period (described above).
(4)	The weighted average exercise price of outstanding options is $84.34 per share under the PARIS RE 2007 Equity Incentive Plan and $66.27 per share under both the PARIS RE 2006 Executive Equity Incentive Plan and the PARIS RE 2006 Equity Incentive Plan. The weighted average exercise price of outstanding warrants is $36.58 per share under the PARIS RE 2006 Equity Purchase Plan. The weighted average exercise price does not take into account any restricted share unit awards.

(5)	Includes 235,175 shares remaining available for grant under the 2003 Non-Employee Directors Stock Plan, 192,558 shares and 660,950 restricted share unit awards remaining available for issue under the 2005 Employee Equity Plan. Includes 493,167 shares remaining available for issue under the ESPP and excludes the estimated number of shares to be purchased in the current offering period. The 1993 Non-Employee Director Stock Plan, the 1993 Stock Option Plan, and the Employee Incentive Plan have expired.
(6)	Includes 52,315 shares remaining available for issue under the SSPP and excludes the estimated number of shares to be purchased in the current offering period.

The following table sets out details of the Company’s equity compensation plans, both active and expired, as at March 22, 2011

	A	B	C
Plan Category	Number of Securities To be Issued upon Exercise of Outstanding Options, Warrants & Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants & Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	3,582,558(1)	$67.87(3)	1,111,635(5)
Equity compensation plans not approved by shareholders	807,154(2)	$66.60(4)	52,315(6)
Total	4,389,712	$67.67	1,163,950

(1)	Includes 39,290 shares that relate to the 1993 Non-Employee Director Stock Plan, 422,932 shares that relate to the 2003 Non-Employee Directors Stock Plan, 898,631 shares that relate to the Employee Incentive Plan, and 2,221,705 shares that relate to the 2005 Employee Equity Plan. Column A includes 978,058 restricted share unit awards but does not include the estimated number of shares to be purchased pursuant to the ESPP or the SSPP during the current offering period, which commenced on December 1, 2010, and will close on May 31, 2011.
(2)	Includes 19,613 warrants that relate to the Paris Re 2006 Equity Purchase Plan, 340,434 shares that relate to the Paris Re 2006 Equity Incentive Plan, 136,313 shares that relate to the Paris Re 2006 Executive Equity Incentive Plan and 310,794 shares that relate to the Paris Re 2007 Equity Incentive Plan.
(3)	The weighted average exercise price of outstanding options is $52.17 per share under the 1993 Non-Employee Director Stock Plan, $68.71 per share under the 2003 Non-Employee Directors Stock Plan, $55.89 per share under the Employee Incentive Plan, and $74.91 per share under the 2005 Employee Equity Plan. The weighted average exercise price does not take into account any restricted share unit awards or the estimated number of shares to be purchased pursuant to the ESPP or SSPP during the current offering period (defined above). The weighted average remaining term for options, warrants and SARs outstanding is 5.61 years.
(4)	The weighted average exercise price of outstanding options is $84.28 per share under the Paris Re 2007 Equity Incentive Plan and $66.27 per share under both the Paris Re 2006 Executive Equity Incentive Plan and the Paris Re 2006 Equity Incentive Plan. The weighted average exercise price of outstanding warrants is $35.36 per warrant under the Paris Re 2006 Equity Purchase Plan. The weighted average exercise price does not take into account any restricted share unit awards.
(5)	Includes 235,175 shares remaining available for grant under the 2003 Non-Employee Directors Stock Plan, 748 shares and 382,545 restricted share unit awards remaining available for issue under the 2005 Employee Equity Plan. Includes 493,167 shares remaining available for issue under the ESPP and excludes the estimated number of shares to be purchased in the current offering period. The 1993 Non-Employee Director Stock Plan, the 1993 Stock Option Plan, and the Employee Incentive Plan have expired.
(6)	Includes 52,315 shares remaining available for issue under the SSPP and excludes the estimated number of shares to be purchased in the current offering period.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the fiscal years 2010 and 2009. All services of the Deloitte Entities were pre-approved by the Audit Committee. The Audit Committee has concluded that the Deloitte Entities remain independent despite providing the non-audit services listed below.

	Year Ended December 31
	2010	2009
Audit Fees(1)	$6,109,244	$4,993,260
Audit-Related Fees(2)	$58,313	$582,740
Tax Fees(3)	$0	$18,000
All Other Fees	$0	$0
Total	$6,167,557	$5,594,000

(1)	These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports on Form 10-Q, audit services provided in connection with statutory and regulatory filings and services related to our S-3 filings with the SEC.
(2)	These are fees for assurance and related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. This includes employee benefit plan audits.
(3)	These are fees for tax services performed by the Deloitte Entities with respect to certain non-U.S. subsidiary companies

ELECTION OF DIRECTORS

PROPOSAL 1 — TO ELECT FOUR (4) DIRECTORS TO HOLD OFFICE

UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2014

OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED

(Item 1 on the Form of Proxy)

Ms. Hanratty, Mr. Miranthis, Mr. Sautter and Dr. Zech have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2014 or, alternatively, when their respective successors have been duly elected. Pursuant to our Corporate Governance Principles and Application Guidelines, unless the Board provides a waiver, all directors are required to resign from the Board in May of the year that he or she turns 73. Consequently, unless a waiver is granted by the Board, Dr. Zech will serve until May 2012. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the four nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.

If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.

The presence, in person or by proxy, of the holders of 25% of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present to hold the Annual General Meeting?” and “How many votes are needed to approve each proposal?” on pages 3 and 4.

Nominees

The ages, business experience, and directorships in other companies of the four nominees for election are set forth on pages 11 and 12. All of the nominees currently serve as directors of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR (4)

DIRECTORS NAMED ABOVE.

PROPOSAL 2 — TO RE-APPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL THE 2012 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS

(Item 2 on the Form of Proxy)

The Board of Directors proposes and recommends that the shareholders reappoint the firm of Deloitte & Touche Ltd. to serve as our independent registered public accounting firm until the 2012 Annual General Meeting. Deloitte & Touche Ltd. has served as independent auditors from the inception of PartnerRe in August 1993 to the present. A representative of Deloitte & Touche Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting also will be asked to vote to refer decisions about the auditors’ compensation to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO REAPPOINT DELOITTE & TOUCHE, THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS, TO SERVE UNTIL THE 2012 ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS.

PROPOSAL 3 — TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE

UNDER OUR 2005 EMPLOYEE EQUITY PLAN, AS AMENDED AND RESTATED

(Item 3 on the Form of Proxy)

The PartnerRe Board of Directors (the “Board”) has determined that it would be in the best interests of PartnerRe and its shareholders to amend PartnerRe’s 2005 Employee Equity Plan, as amended and restated (the “2005 Plan”). The 2005 Plan was approved by our shareholders on May 10, 2005, May 22, 2008 and September 24, 2009. Pursuant to the terms of the 2005 Plan, the number of PartnerRe common shares that may be awarded is capped at 3,305,089. The number of PartnerRe common shares that may be awarded as either restricted share units or restricted shares is capped at 1,658,325. The number of PartnerRe common shares that may be awarded was intended to be sufficient to grant awards for the years 2009, 2010 and 2011. To ensure sufficient share availability for awards under the 2005 Plan that will be granted in the years 2011 and beyond, on February 16, 2011, the Compensation Committee of the Board (the “Compensation Committee”) approved an amendment to the 2005 Plan to:

•	increase the number of PartnerRe common shares that may be awarded under the 2005 Plan by 5,000,000 to 8,305,089; and

•	of that 5,000,000, increase the number of PartnerRe common shares that may be awarded as restricted share units or restricted shares by 1,700,000 to 3,358,325.

As of March 22, 2011, the total number of PartnerRe common shares remaining available for grant under the 2005 Plan is 383,293, of which the total number that can be issued as restricted share units or restricted shares is 382,545. In order to continue to implement its long-term equity goals, PartnerRe will be required to increase the number of PartnerRe common shares that may be awarded under the 2005 Plan by 5,000,000, and of that 5,000,000, increase the number of PartnerRe common shares that may be awarded as restricted share units or restricted shares by 1,700,000. If this amendment is not approved, PartnerRe will not be able to make further grants once the current cap of 3,305,089 is reached and PartnerRe will not be able to make further grants of restricted share units and restricted shares once the current cap of 1,658,325 is reached, but the 2005 Plan will otherwise remain in effect.

In preparing the proposed amendment to the 2005 Plan, PartnerRe conducted analytical tests that are typically used by shareholder advisory groups. These tests examine whether the recommended plan amendments are deemed reasonable in terms of the plan’s cost and “burn rates” relative to industry norms. “Burn rate” is defined as the number of awards granted in a year divided by the weighted average number of a company’s common shares outstanding for that fiscal year. Burn rates include options, share appreciation rights and “full value” awards (i.e., restricted share units and restricted shares). PartnerRe is satisfied that this proposal satisfies these tests in every aspect, and this has been confirmed with external consultants with expertise in this area.

Description of the 2005 Plan

All employees are eligible to participate in the 2005 Plan at the discretion of the Compensation Committee. Currently, PartnerRe has approximately 1,367 employees.

The following is a summary of the material features of the 2005 Plan, which, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix II. PartnerRe is only seeking to amend the 2005 Plan to increase the number of PartnerRe common shares available for issuance and to increase the number of PartnerRe common shares that may be awarded as restricted share units or restricted shares. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2005 Plan.

Material Features of the 2005 Plan, as proposed to be amended and restated

Proposed Amendments

•

The number of PartnerRe common shares that may be awarded under the 2005 Plan is capped at 8,305,089 PartnerRe common shares. This number represents the original cap of 3,305,089 PartnerRe common shares plus the additional amount of 5,000,000 PartnerRe common shares being requested pursuant to this proposal.

•

The number of PartnerRe common shares that may be awarded under the 2005 Plan as either restricted share units or restricted shares is capped at 3,358,325 PartnerRe common shares. This number represents the original cap of 1,658,325 PartnerRe common shares plus the additional amount of 1,700,000 PartnerRe common shares being requested pursuant to this proposal.

Existing Features

•	The Compensation Committee (or another committee designated by the Board), which consists solely of independent directors on the Board, administers the 2005 Plan.

•	Awards under the 2005 Plan may be made in the form of options (non-qualified and incentive share options), restricted share units, restricted shares and share appreciation rights.

•

No recycling of PartnerRe common shares tendered in payment of the exercise price of an option (including in connection with a cashless or net-settled exercise of an option) for the purposes of determining the shares available under the 2005 Plan.

•	No recycling of PartnerRe common shares withheld for payment of taxes for the purposes of determining the PartnerRe common shares available under the 2005 Plan.

•

Restricted share units and restricted shares that vest solely on the passage of time will not have a vesting period that is less than 36 months unless: (i) the vesting is performance based, (ii) they are awarded in lieu of an obligation of PartnerRe to pay cash, (iii) they are issued in connection with the exercise of an option or other award made under the 2005 Plan or (iv) they are substitute awards granted in assumption or substitution for outstanding awards previously granted by a company acquired by PartnerRe or with which PartnerRe combines.

•

The exercise price of options and share appreciation rights awarded under the 2005 Plan will not be less than the fair market value of a PartnerRe common share at the time of grant. The closing price of a PartnerRe common share as listed on the New York Stock Exchange on March 22, 2011 is $75.11.

•	Repricing of options and share appreciation rights to reduce their exercise price is prohibited.

•	Options and share appreciation rights will generally vest ratably over three years on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant.

•	Accelerated vesting of any grant may only be made at the discretion of the Compensation Committee (or another committee designated by the Board).

•

Unless specifically provided to the contrary in any award agreement under the 2005 Plan, upon a change in control (as defined in the 2005 Plan), all outstanding awards will become fully exercisable, will vest and will be settled, as applicable, and any restrictions applicable to any award will automatically lapse.

•	The 2005 Plan will expire on the date of the annual meeting of shareholders in 2015.

•

Certain awards to certain senior executives will, if the Compensation Committee (or another committee designated by the Board) intends any such award to qualify as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved: (i) earnings per share, (ii) financial year return on common equity, (iii) underwriting year return on equity, (iv) return on net assets, (v) organizational objectives and (vi) premium growth. The individual maximum number of PartnerRe common shares underlying any such share-denominated award granted in any year will be 800,000 PartnerRe common shares, and the individual maximum amount earned with respect to any such non-share denominated award granted in any year will be $5,000,000.

•

If the Compensation Committee (or another committee designated by the Board) determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of the common shares or other securities of PartnerRe, issuance of warrants or other rights to purchase the common shares or other securities of PartnerRe, or other similar corporate transaction or event affects PartnerRe’s common shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Plan, then the Compensation Committee will, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the 2005 Plan, including the number of shares available for issuance and the number of shares that may be awarded as restricted share units or restricted shares under the 2005 Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

New Plan Benefits

Any awards under the 2005 Plan, as proposed to be amended and restated, will be at the discretion of the Compensation Committee. Therefore, it is not possible at the present time to determine the amount or form of any award that will be available for grant to any individual during the term of the 2005 Plan.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the 2005 Plan. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as PartnerRe is domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

Non–Qualified Share Options. An optionee will not recognize any taxable income upon the grant of a non-qualified share option, and PartnerRe will not be entitled to a tax deduction with respect to the grant of a non-qualified share option. Upon exercise of a non-qualified share option, the excess of the fair market value of the underlying PartnerRe common shares on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. PartnerRe will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of a non-qualified share option will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of a non-qualified share option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Share Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive share option and PartnerRe will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an incentive share option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to PartnerRe, if the incentive share option is not exercised on a timely basis (generally, while the optionee is employed by PartnerRe or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an incentive share option more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the incentive share option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the incentive share option or within one year from the date of transfer of the incentive share option shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the incentive share option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and PartnerRe will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by PartnerRe.

Share Appreciation Rights. Generally, a participant who receives a stand-alone share appreciation right will not recognize taxable income at the time it is granted, and PartnerRe will not be entitled to a tax deduction with respect to the grant of a stand-alone share appreciation right. The fair market value of PartnerRe common shares (or amount of cash) received upon exercise of the share appreciation right will be taxed as ordinary income to the participant at the time the shares (or cash) are received, and PartnerRe will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the exercise.

Restricted Share Units. The grant of restricted share units will not result in income for the participant or in a tax deduction for PartnerRe. Upon the settlement of such restricted share units, the participant will recognize ordinary income equal to the then-fair market value of PartnerRe common shares (or amount of cash) received, and the Company generally will be entitled to a tax deduction in the same amount.

Restricted Shares. A participant will not recognize any income upon the receipt of restricted shares unless the participant elects under Section 83(b) of the Internal Revenue Code within 30 days of such receipt to recognize ordinary income in an amount equal to the fair market value of the restricted shares at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to PartnerRe. If the election is not made, the participant will generally recognize ordinary income on the date that the shares are no longer subject to restrictions, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, PartnerRe generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of PartnerRe common shares or restricted shares with respect to which the participant has recognized ordinary income (i.e., the restrictions were previously removed or a Section 83(b) election was previously made), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE GENERALLY, AS WELL AS FOR GRANTS OF RESTRICTED SHARE UNITS OR RESTRICTED SHARES, UNDER OUR 2005 EMPLOYEE EQUITY PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4 — TO APPROVE THE SWISS SHARE PURCHASE PLAN, AS AMENDED AND RESTATED

(Item 4 on the Form of Proxy)

The PartnerRe Board of Directors (the “Board”) has determined that it would be in the best interests of PartnerRe and its shareholders to approve PartnerRe’s Swiss Share Purchase Plan, as amended and restated (the “SSPP”), which was approved by the Board on February 16, 2011. Specifically, shareholders are being asked to approve an increase in the number of shares available under the SSPP of 200,000 to 400,000. As of March 22, 2011, there were 52,315 shares available for sale under the SSPP.

The SSPP is a form of employee share purchase plan for employees based in Switzerland. Employee share purchase plans are intended to provide employees of PartnerRe and its subsidiaries with an opportunity to purchase its shares through accumulated payroll deductions or direct contributions to the plan. PartnerRe believes that share ownership is one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of its business. Attractive employee share incentives, including employee share purchase plans, are considered by employees to be an important element of an employer’s compensation package and by employers, including PartnerRe, to be a competitive necessity.

The Board is asking shareholders to approve the SSPP, as proposed to be amended and restated.

Description of the SSPP

The following is a summary of the material features of the SSPP, which, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix III. PartnerRe is only seeking to amend the SSPP to increase the number of PartnerRe common shares available for issuance. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the SSPP.

Eligibility

Generally, each person who is an employee of PartnerRe Holdings Europe Limited (Zurich Branch) and who is customarily employed by the Branch on an open-ended contract for at least 20 hours per week, is eligible to participate in an Offering Period (as described below).

Currently, approximately 319 employees are eligible to participate in the SSPP.

Shares Available Under the Plan

The number of shares that may be awarded under the SSPP is capped at 400,000 shares.

Administration

The SSPP is administered by the Compensation Committee of the Board (the “Compensation Committee”) (or another committee designated by the Board). This committee has authority to administer the SSPP or delegate certain matters to PartnerRe’s Chief Executive Officer, including without limitation: (a) method of contribution, (b) amount of contribution, (c) annual limitation of contributions, (d) amount of discount, (e) adjustment to time period of restriction on sale or transfer of common shares and (f) cut off time for withdrawal of contributions.

Participation

The SSPP is implemented by consecutive Offering Periods lasting for six months. The Offering Periods commence on or around June 1 and December 1 each year.

A participant can contribute to his or her account an amount of not more than eight percent of his or her eligible compensation during each Offering Period. No participant can contribute more than 5,000 CHF annually.

Once an employee becomes a participant in the SSPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the SSPP or the employee’s employment with PartnerRe terminates.

At the beginning of each Offering Period, each participant will be granted options to purchase our shares. At the end of each Offering Period, amounts credited to the participant’s account will be used to purchase shares. The purchase price per share will be 60 percent of the fair market value of a share on the last day of the Offering Period.

During an Offering Period, a participant may not increase or decrease the rate of his or her contributions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her contributions for the next Offering Period.

A participant may discontinue his or her participation in the SSPP at any time but not less than 15 days prior to the exercise date (i.e., the last day of the Offering Period). If a participant withdraws from the SSPP during an Offering Period, he or she may not resume participation until the next Offering period. A participant will be deemed to have withdrawn from the SSPP if his or her contributions are not received by PartnerRe ten business days prior to the exercise date.

Transferability

A participant’s rights under the SSPP may not be transferred, assigned, pledged or otherwise disposed of in any way to any other person. After shares have been acquired by the participant pursuant to the SSPP, such shares may not be sold, transferred, pledged or otherwise encumbered or disposed of by the participant during the two-year period beginning on the date of the acquisition of such shares by a participant.

Adjustments; Change in Capitalization

Subject to any required action by our shareholders, the price per share covered by each option under the plan which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the shares, or any other increase or decrease in the number of shares effected without receipt of consideration by PartnerRe; provided, however, that conversion of any of our convertible securities will not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, will be made by the Board.

Merger or Asset Sale

In the event PartnerRe merges with or into another corporation or there is a sale of substantially all of PartnerRe’s assets, each outstanding option will be assumed or substituted by the successor corporation, unless the Board determines in lieu of such assumption or substitution to shorten the Offering Period then in progress by setting a new exercise date.

Amendment or Termination of the Plan

The Compensation Committee (or another committee designated by the Board) may at any time terminate or amend the SSPP. Any Offering Period may be terminated by the Board on the exercise date of the Offering Period if the Board determines that termination of the SSPP is in the best interests of PartnerRe and its shareholders. The SSPP will terminate on the earlier of (i) the tenth year anniversary of the date on which our shareholders approve the SSPP (i.e., the tenth year anniversary of the date of this Annual General Meeting) or (ii) the Compensation Committee (or another committee designated by the Board) terminates the SSPP.

New Plan Benefits

Because benefits under the SSPP depend on employees’ elections to participate in the plan and the fair market value of our shares at various future dates, it is not possible to determine future benefits that will be received by participants in the plan. Under the terms of the SSPP, an eligible employee who participates in the plan may not contribute more than 5,000 CHF annually to purchase shares under the plan.

U.S. Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences of participation in the SSPP. This summary is required to be included under U.S. federal securities law and will apply only with respect to those participants who are subject to U.S. federal income taxation. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. In addition, as PartnerRe is domiciled in Bermuda, certain statements of the summary may not be applicable. This summary is not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal laws.

Under the Internal Revenue Code, a participant subject to U.S. federal income taxation will not realize income at the time an Offering Period commences. When the shares purchased under the SSPP are transferred to him or her, then he or she will be required to include in income, as compensation for the year in which such purchase occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and PartnerRe will be entitled to a deduction equal to the amount that the participant is required to include as income as a result of such purchase. The participant’s basis in such shares purchased will be equal to the fair market value of such shares. If the participant disposes of such shares, then any gain or loss computed with reference to such basis will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE OUR SWISS SHARE PURCHASE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5 — CONSIDER A NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K

(Item 5 on the Form of Proxy)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executives Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Executive Summary in the Compensation Discussion and Analysis, which begins on page 32, describes PartnerRe’s primary business as assuming risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward, these skills.

The following three principles drive our behavior and form the foundation for our compensation policies:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.

PartnerRe’s Executive Total Compensation Program (see page 35) guides the compensation for our Chief Executive Officer and other Executive Committee members, and has remained substantially unchanged over the past six years. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensure PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program:

•	aligns the long-term interests of our executives and our shareholders;

•	establishes competitive pay levels, both internally and externally;

•	clearly links pay with performance;

•	enables executives who meet prescribed criteria to customize the structure and timing of their compensation; and

•	encourages key executives to remain with PartnerRe.

Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees share equally in the upside and downside of appropriate risk exposure.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on PartnerRe, our Board of Directors or the Compensation Committee of the Board of Directors. If there is a significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 5.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to PartnerRe’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6 — CONSIDER A NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF A SAY-ON-PAY VOTE

(Item 6 on the Form of Proxy)

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 6, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for PartnerRe and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation. PartnerRe’s compensation programs and policies have remained stable, and analysis consistently shows a clear link between pay and performance. PartnerRe has adopted best practice standards for executive compensation and supports a long-term value creation. A multi-year view of executive compensation will allow shareholders to view a clear picture of the continued long-term link between pay and performance at PartnerRe.

PartnerRe recognizes that the shareholders may have different views as to the best approach for PartnerRe, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

This vote is advisory and not binding on PartnerRe or our Board of Directors. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and PartnerRe to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

APPENDIX I

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by the external auditors, Deloitte & Touche Ltd., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte & Touche Ltd. for certain audit-related services, which are as follows:

•

Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, annual report, etc.), attendance at Audit Committee meetings, preparation of management letter, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•

Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•

Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•

Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•

Services that result from the role of Deloitte Entities as independent auditor, such as reviews of SEC filings, consents, letters to underwriters, and other services related to financings that include audited financial statements;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SAS 70 attestation reports;

•	Electronic accounting research services;

•	Foreign statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the New York Insurance Department;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.

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Other Permitted Services

Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.

Prohibited Services

The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman of the Audit Committee would be included in the quarterly summary for the Audit Committee.

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APPENDIX II

PARTNERRE LTD.

AMENDED AND RESTATED EMPLOYEE EQUITY PLAN

Effective May 10, 2005

Section 1. PURPOSE

The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in their employ and to provide a means whereby those key employees and other persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain share ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between shareholders and these key employees. It is intended that certain options granted under this Plan may qualify as “incentive stock options” under Section 422 of the Code.

Section 2. DEFINITIONS

(a)	“Award” means, individually or collectively, any award of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Share Units or any Performance Award.

(b)	“Award Agreement” means a written agreement or instrument between the Company and a Participant setting forth the specific terms of an Award, which may, but need not, be executed by the Participant.

(c)	“Board” means the Board of Directors of the Company.

(d)

“Change in Control” shall occur when (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s outstanding voting securities generally in the election of directors; (ii) at any time during a period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election, or nomination for election by the Company’s shareholders was on the recommendation or with the approval of at least two-thirds of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board at the beginning of such period; and provided further that, notwithstanding the foregoing, no such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board shall in any event be considered to be a director in office at the beginning of such period; (iii) any one “person”, or more than one “person” acting as a group (as determined under U.S. Treasury Regulation Section 1.409A-3(i)(f)(v)(B)), other than any Subsidiary, acquires (or has acquired during the 12- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (as determined in good faith by the Board without regard to any liabilities associated with such assets) of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), other than with a wholly-owned Subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of

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the surviving entity or ultimate parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity, or the ultimate parent thereof, outstanding immediately after such Transaction.

(e)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(f)	“Committee” means such committee of the Board as the Board may appoint to administer the Plan.

(g)	“Common Stock” or “Shares” means the authorized common shares, par value US$1.00 per share, of the Company.

(h)	“Company” means PartnerRe Ltd.

(i)	“Consultant” means any person, including any advisor, engaged by the Company or a Subsidiary to render consulting, advisory or other services and who is compensated for such services, other than a member of the Board.

(j)	“Date of Grant” means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

(k)	“Disqualifying Disposition” means any disposition (including any sale) of Shares acquired by exercise of an Incentive Stock Option made within the period which is (a) two years after the date the Participant was granted the Incentive Stock Option or (b) one year after the date the Participant acquired Shares by exercising the Incentive Stock Option.

(l)	“Eligible Person” means an Employee or a Consultant, or, for the purpose of granting Substitute Awards, a holder of options or other equity based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(m)	“Employee” means a current or prospective common law employee of the Company or a Subsidiary.

(n)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

(o)	“Expiration Date” means the tenth anniversary of the Date of Grant.

(p)	Save as otherwise defined in Section 7(c), “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(q)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)	“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

(t)	“Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

(u)	“Performance Award” means an award, denominated in cash or Shares or any combination thereof, granted pursuant to Section 9 of the Plan and payable only upon the achievement of performance targets, as set forth in Section 9.

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(v)	“Plan” means the PartnerRe Ltd. 2005 Equity Compensation Plan, as amended from time to time.

(w)	“Restricted Period” means, with respect to any Restricted Share or Restricted Share Unit, the period of time determined by the Committee during which such Restricted Share or Restricted Share Unit is subject to restrictions or forfeiture, as set forth in Section 8 and in the applicable Award Agreement.

(x)	“Restricted Share” means a Common Share issued to a Participant pursuant to Section 8.

(y)	“Restricted Share Unit” shall mean a contractual right granted under Section 8 that is denominated in Shares, each of which Units represents a right to receive the value of a Share upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

(z)	“Subsidiary” means any corporation of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company and otherwise as provided in Section 86 of the Companies Act 1981 of Bermuda, as amended.

(aa)	“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. DURATION

The Plan expires on the date of the annual meeting of shareholders in the year 2015, and no further Awards may be made after the expiration thereof. Notwithstanding the expiration of the Plan, the Plan provisions shall continue to govern outstanding Awards until all matters relating to the payment of Awards and administration of the Plan have been settled.

Section 4. ADMINISTRATION

The Committee shall have authority to administer the Plan, including, without limitation, the authority to:

(a)	Select the Eligible Persons to participate in the Plan;

(b)	Determine the nature and extent of the Awards to be made to each Participant;

(c)	Determine the time or times when Awards will be made;

(d)	Determine the duration of each Restricted Period and the conditions to which the payment of Awards may be subject;

(e)	Establish and adjudicate the performance goals and Awards consequent thereon for each Restricted Period;

(f)	Accelerate the vesting of any outstanding Award, reduce the Restricted Period applicable to any Award and/or extend the period following termination of employment during which an Award may be exercised;

(g)	Prescribe the form or forms of Award Agreements; and

(h)	Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date and type of each Award, the number of Shares underlying each Award, and the duration of any applicable vesting period or Restricted Period.

All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

The Committee may delegate to the Chief Executive Officer of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights

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with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act; provided, however, that any such delegation shall conform to the requirements of the New York Stock Exchange applicable to the Company, and Bermuda corporate law.

Section 5. ELIGIBILITY.

(a)	General. Participation shall be limited to Eligible Persons who have received notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. Substitute Awards may be granted to holders of options and other equity-based awards relating to the shares of a company acquired by the Company or with which the Company combines.

(b)	Incentive Stock Option Limitation. Incentive Stock Options may be granted only to Employees.

Section 6. SHARES AVAILABLE FOR AWARDS.

(a)	Subject to adjustment as provided below, the total number of Shares available for issuance to which Awards may be made under the Plan shall be ~~3,305,089~~ 8,305,089 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 6(e), (i) no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 500,000 Shares and (ii) of the ~~3,305,089~~ 8,305,089 Shares, the maximum number of Shares with respect to which Awards may be made under Section 8 is ~~1,658,325~~ 3,358,325. Awards may be made under Section 8 without regard to such limit if (x) the vesting conditions relating to such Awards are based upon Company or Subsidiary performance measures, (y) such Awards are made in satisfaction of Company obligations to employees that would otherwise be paid in cash or (z) such Awards are issued in connection with the exercise of an Option or other Award hereunder.

(b)	If, after the effective date of the Plan, (i) any Shares covered by an Award (other than a Substitute Award), or to which such an Award relates, are terminated, forfeited, or cancelled, or (ii) such an Award otherwise terminates or is settled without the delivery of all the Shares underlying such Award (other than as a result of a Net-Settled Exercise (as defined below), cashless exercise of an Option or similar arrangement), then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, settlement or cancellation, shall again be, or shall become, available for issuance under the Plan, Shares becoming available for grant following any such forfeiture, termination, settlement or cancellation may be regranted as the same type of Award as the original Award, for purposes of the limits on Award types set forth in Section 6(a).

(c)	Any Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.

(d)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 6(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

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(e)	Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

Section 7. OPTIONS.

(a)	General. Options granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. The provisions of each Option shall be set forth in an Award Agreement, which agreements need not be identical, and each Option shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i)	Term. Subject to Section 7(b)(ii) hereof in the case of certain Incentive Stock Options, no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii)	Exercise Price. Except in the case of Substitute Awards, the exercise price per Share for each Option shall not be less than the Fair Market Value per Share at the time of grant. Except in connection with an action taken pursuant to Section 6(d), no Option shall be amended or replaced in any manner that would have the effect of reducing the exercise price of such Option established at the time of grant thereof.

(iii)	Payment for Stock. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, or adequate provision made therefor, upon exercise of the Options (A) in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check, (B) by surrender to or withheld by the Company of Shares which have a Fair Market Value equal to such aggregate exercise price and/or any taxes withheld with respect to such exercise and which satisfy such other requirements as the Committee may impose (including by Net-Settled Exercise, as defined below), (C) by delivering irrevocable trade instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price, (D) by any combination of (A), (B), or (C) above, or (E) by any other means approved by the Committee. Notwithstanding the above, should any taxes be withheld in accordance with Section 7(a)(iii)(B) in connection with a Net-Settled Exercise pursuant to Section 7(c), the Fair Market Value of Shares withheld to pay such taxes shall be calculated in accordance with Section 7(c).

(iv)	Vesting. Options shall vest and become exercisable in such manner and on such date or dates set forth in the Award Agreement as may be determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless the Committee shall establish another vesting schedule in accordance with the foregoing, Options shall vest and become exercisable in increments of 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the date of grant, provided that the foregoing restriction shall not apply to any Substitute Awards.

Notwithstanding the above, if a Participant ceases employment with the Company by reason of death or disability, (A) any Options (including any Share Appreciation Rights as described below) held by such Participant which are vested on the date of such termination shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date, and (B) any unvested Options (including any Share Appreciation Rights as described below) held by such Participant shall vest on the date of such termination and shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date.

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In respect of French Participants only:

If a French Participant ceases employment with the Company by reason of:

(X)	disability (permanent disability as defined as second and third class of disability as provided by article L341-4 of the French Social Security Code)—(i) any Options held by such Participant which are vested on the date of such termination shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date, and (ii) any unvested Options held by such Participant shall vest on the date of such termination and shall remain exercisable for twelve (12) months following the date of such termination, but in no event later than the Expiration Date. The Blocking Period (as defined in the applicable Award Agreement) shall be deemed to expire on the date of such termination.

(Y)	death—(i) any Options held by such Participant which are vested on the date of such termination shall remain exercisable for six (6) months following the date of such termination, but in no event later than the Expiration Date, and (ii) any unvested Options held by such Participant shall vest on the date of such termination and shall remain exercisable for six (6) months following the date of such termination, but in no event later than the Expiration Date. The Blocking Period (as defined in the applicable Award Agreement) shall be deemed to expire on the date of such termination.

(b)	Special Provisions Applicable to Incentive Stock Options.

(i)	Exercise Price of Incentive Stock Options. Subject to the provisions of subsection (ii) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted.

(ii)	Ten Percent (10%) Shareholders. No Incentive Stock Option may be granted to an Employee who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (A) has an exercise price of at least 110 percent of the Fair Market Value on the date of the grant of such option; and (B) cannot be exercised more than five years after the date it is granted.

(iii)	$100,000 Limitation. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iv)	Disqualifying Dispositions. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A Net-Settled Exercise (as defined below) of any Incentive Stock Option will result in a Disqualifying Disposition of all Shares underlying such Incentive Stock Option that are withheld pursuant to such Net-Settled Exercise.

(c)

Net-Settled Exercise. Any Option granted hereunder may be exercised such that such Option is settled by delivery to the Participant of a number of Shares having a value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof (such exercise, a “Net-Settled Exercise” and the resulting net shares delivered to the Participant, the “Net Shares”). To effect a Net-Settled Exercise of any Option, the Participant must complete and return to the Company a notice of intent to exercise such Option through a Net-Settled Exercise (the “Net-Settlement Notice”). Once the Company receives the Net-Settlement Notice, the Net-Settled Exercise of any Option so indicated in such Net-Settlement Notice shall be deemed irrevocable and any Net Shares resulting from such Net-Settled Exercise shall be delivered to

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the Participant on the third business day following the day on which the Company receives the Net-Settlement Notice, with the number of Net Shares to be determined using the Fair Market Value of a Share on the day on which the Company receives the Net-Settlement Notice.

Notwithstanding as defined or as applicable anywhere else in this Plan, for the purposes of this Section 7(c) only, “Fair Market Value” of a Share on a given date means (A) if the Shares are listed on a national securities exchange, the average of the high and low sale prices reported as having occurred on the primary exchange with which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average of the high and low sale prices reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Share, on a fully diluted basis.

(d)	Share Appreciation Rights. Any Option granted hereunder may contain a provision requiring, or permitting the Participant to elect, that such Option be settled by delivery to the Participant of a number of Shares having a Fair Market Value equal to the excess of the Fair Market Value of all the Shares underlying the Option (or portion thereof being so exercised) over the aggregate exercise price thereof. Any such Award containing such a provision may be denominated a “Share Appreciation Right”. If, and only if, such Share Appreciation Right is issued to a Participant who is not a United States taxpayer at the time of the grant of such Share Appreciation Right and the exercise thereof, the value of the Shares otherwise deliverable to the Participant upon such net share settlement of the Option may, solely at the Company’s discretion, be delivered in cash. For the avoidance of doubt, except in the case of Substitute Awards, the exercise price per Share for each such Share Appreciation Right shall not be less than the Fair Market Value per Share at the time of grant.

Section 8. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

(a)	The Committee is hereby authorized to grant Awards of Restricted Shares and Restricted Share Units to Participants.

(b)	Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend, dividend equivalent or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the restrictions or vesting conditions applicable to an Award of Restricted Shares or Restricted Share Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period (during which period such restrictions or vesting conditions may lapse ratably or on a “cliff” basis) shall consist of not less than 36 months, except that the foregoing restriction shall not apply to such Awards if they meet any of the conditions described in Section 6(a)(x), (y) or (z) or (ii) are Substitute Awards.

Notwithstanding the above, if a Participant ceases employment with the Company by reason of death or disability, any Restricted Share Units held by such Participant shall vest on the date of such termination.

(c)	Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a share certificate or certificates. In the event any share certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

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Section 9. PERFORMANCE BASED COMPENSATION

(a)	The Committee is hereby authorized to grant Performance Awards to eligible Participants under this Section 9, if the Committee intends that any such Award should qualify as “qualified performance based compensation” for purposes of Section 162(m) of the Code. Each Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Underwriting Year Return on Equity, (iii) Financial Year Return on Common Equity, (iv) Organizational Objectives, (v) Earnings Per Share or (vi) Premium Growth. For any Award subject to any such pre-established formula, no more than $5,000,000, or if such Award is denominated in Shares, 800,000 Shares, can be paid or delivered in satisfaction of such Award to any Participant.

(b)	For purposes of this Section, the following terms shall have the meanings set forth below:

(i)	“Earnings Per Share” shall mean earnings per share calculated in accordance with Generally Accepted Accounting Principles.

(ii)	“Financial Year Return On Common Equity” for a period shall mean net income less preferred share dividends divided by total beginning shareholders equity, less amounts, if any, attributable to preferred shares.

(iii)	“Underwriting Year Return on Equity” for a period shall mean the present value of underwriting income divided by the business unit capitalization, plus the risk free rate plus any adjustments for taxation, cost of holding capital or prior year development.

(iv)	“Return On Net Assets” for a period shall mean net income less preferred share dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(v)	“Organizational Objectives” shall mean specific goals established by the Committee relating to operational, non-financial, performance of the Company.

(vi)	“Premium Growth” shall mean either an absolute or relative premiums written target on either a gross or net basis.

(c)	The Committee shall establish the performance formula for any Performance Award, and shall certify that the requisite performance has been achieved prior to payment thereof, in accordance with the requirements of Section 162(m) and the regulations promulgated thereunder. The Committee shall have the authority to reduce, but not to increase, the amount payable under a Performance Award upon achievement of the performance goals established therefor.

(d)	Performance Awards may be paid in cash, Shares or any combination thereof.

Section 10. GENERAL

(a)	Adjustment of Performance Goals. The Committee may, during any Restricted Period, make such adjustments to performance goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Restricted Period in (i) applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of performance goals used for the calculation of Awards, provided, however, that the Committee may not make any amendment to a Performance Award that is not permitted under Section 162(m) of the Code.

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(b)	Privileges of Share Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to any of the privileges of share ownership in respect of Shares subject to Awards granted hereunder until such Shares have been duly issued and the Participant has become the record owner thereof.

(c)	Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required and to which the Company is subject. The Company shall use its reasonable efforts to cause the offer and sale of Shares reserved under the Plan to be registered under the U.S. Securities Act of 1933, as amended, on Form S-8 prior to the issuance of any Shares under the Plan.

(d)	Tax Withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all applicable income, employment, social security or other taxes required by law to be withheld with respect to such Awards and, in the case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Shares, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Shares. Subject to such restrictions or limitations as the Committee may impose, the Company may accept or withhold Shares of equivalent Fair Market Value in payment of such withholding tax obligations.

(e)	Claim to Awards and Employment Rights. Except as may be provided in any Award Agreement, no employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

(g)	Designation and Change of Beneficiary. Each Participant may, in accordance with procedures to be established by the Committee, designate in writing one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to Awards granted hereunder, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new such designation. In the event of any issue or question arising in respect of any beneficiary designation, the Company shall be entitled to pay to the Participant’s estate any amounts owing to the Participant under the Plan or any Award.

(h)	No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

(i)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof.

(j)	Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

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(k)	Nontransferability. A Participant’s rights and interest under the Plan or under any Award, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Committee, or in the absence of such designation, by will or the laws of descent and distribution. Options shall be exercisable during the lifetime of a Participant only by the Participant. Notwithstanding the foregoing, Awards may be transferable, to the extent provided in the respective Award Agreement, to any person or entity who would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933, as amended.

(l)	Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as may otherwise be specifically provided.

(m)	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(n)	Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(o)	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Section 11. EFFECT OF CHANGE IN CONTROL

(a)	In the event of a Change in Control, notwithstanding any vesting schedule established by the Committee (i) with respect to an Award of Restricted Shares or Restricted Share Units, the Restricted Period shall expire immediately with respect to the maximum number of Restricted Shares or Restricted Share Units subject to such Award, with effect from the day preceding the date of such change, (ii) all outstanding Options shall immediately vest and become exercisable and (iii) all outstanding Performance Awards shall be paid as if the performance goals established in connection therewith were fully achieved, except to the extent expressly set forth in the applicable Award Agreement.

(b)	The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 12. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, arrangements providing for the grant of share options, and such arrangements may be either applicable generally or only in specific cases.

Section 13. AMENDMENTS AND TERMINATION

(a)

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with the requirements of the New York Stock Exchange or applicable law, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such

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Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)	The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any Participant or holder or beneficiary under any Award theretofore granted under the Plan without the consent of the affected Participant, holder or beneficiary.

(c)	Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the fair market value of such canceled Award; provided, however, that in no event (other than in connection with an action taken pursuant to Section 6(d)) shall a canceled Option or Share Appreciation Right (i) be replaced with an Option or Share Appreciation Right with an exercise price that is less than the exercise price of the original Option or Share Appreciation Right or (ii) be exchanged for a cash payment at a time where the exercise price of such Option or Share Appreciation Right is lower than the fair market value of such cancelled Award without shareholder approval.

(d)	The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 14. SECTION 409A OF THE CODE

With respect to any Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. For the avoidance of doubt, nothing in the Plan is intended to guarantee that the Participants will not be subjected to the payment of “additional tax” or interest under Section 409A, and nothing in the Plan permits the Participants to seek or obtain such indemnification from the Company for any such “additional tax” or interest.

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APPENDIX III

PARTNERRE LTD.

SWISS SHARE PURCHASE PLAN

Effective February 25, 2002

1.	Purpose. The purpose of the Plan is to provide employees of PartnerRe Holdings Europe Limited (Zurich Branch), a subsidiary of PartnerRe Ltd., with an opportunity to purchase Common Shares of the Company.

2.	Definitions.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board.

(d)	“Common Shares” shall mean the common shares of the Company, $1.00 par value per share.

(e)	“Company” shall mean PartnerRe Ltd., a Bermuda company.

(f)	“Compensation” shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

(g)	“Employee” shall mean any individual who is an employee of PartnerRe Holdings Europe Limited (Zurich Branch) and who is customarily employed by the Branch on an open-ended contract for at least 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)	“Enrollment Date” shall mean the first day of each Offering Period.

“Exercise Date” shall mean the last day of each Offering Period.

(j)	“Fair Market Value” of a Common Share on a given date means (A)
if the Common Shares are listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Common Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (B) if the Common Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ-NMS”) on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not quoted on NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Committee in good faith to be the fair market value per Common Share, on a fully diluted basis.

(k)	“Offering Period” shall mean, subject to the second sentence of Section 4 hereof, a period of six months, commencing on the first Trading Day coincident with or immediately after June 1 and December 1, of each year and terminating on the last Trading Day in the period ending on or immediately prior to the following November 30 and May 31, respectively.

(l)	“Plan” shall mean this PartnerRe Ltd. Swiss Share Purchase Plan, and any amendment thereto.

(m)	“Purchase Price” shall mean an amount equal to 60 percent of the Fair Market Value of a Common Share on the Exercise Date.

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(n)	“Reserves” shall mean the number of Common Shares covered by each option under the Plan which have not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

(o)	“Trading Day” shall mean a day on which national stock exchanges and NASDAQ are open for trading.

3.	Eligibility. Each person who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan.

4.	Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 18 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

(a)	An Employee may become a participant in the Plan for an Offering Period by enrolling on-line or by contacting a Fidelity phone representative at least 10 business days prior to the applicable Enrollment Date, unless a later time for enrolling in the Plan is set by the Committee for all Employees with respect to a given Offering Period. The employee must also complete a share purchase plan form in the form of Exhibit A to this Plan and submit it to the Company’s Human Resources Department.

(b)	Contributions to the Plan by a participant who elects to make direct contributions by wire transfer may be made at any time during the applicable Offering Period, but no later than 10 business days prior to the Exercise Date, unless the participant withdraws from the Plan during such Offering Period pursuant to Section 9.

(c)	At the time a participant enrolls and submits the share purchase plan form, he or she shall elect to pay contributions in an amount (expressed as a whole number percentage) not less than one percent and not exceeding eight percent of the Compensation which he or she receives during the Offering Period; provided, however, that in no event may any participant be permitted to contribute more than 5,000 CHF annually.

(d)	All contributions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(e)	A participant may discontinue his or her participation in the Plan, as provided in Section 9 hereof, at any time during the Offering Period as long as such withdrawal is made not less than 15 business days prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate of his or her contributions for that Offering Period, but may, during that Offering Period, increase or decrease the rate of his or her contributions for the next succeeding Offering Period, by making the election through the participant’s on-line brokerage account, at least 10 business days prior to the end of that Offering Period, authorizing a change in the contribution rate. A participant’s election shall remain in effect for successive Offering Periods unless terminated as provided in Section 9 hereof.

(f)	At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the participant must make adequate provisions for the Company’s tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Shares by the Employee.

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6.	Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of Common Shares determined by dividing such Employee’s contributions received by the Company prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to contribute more than 5,000 CHF annually. Exercise of the option shall occur as provided in Section 7 hereof, unless the participant has withdrawn pursuant to Section 9 hereof, and shall expire on the last day of the Offering Period.

7.	Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 9 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and, subject to the limitations set forth in Sections 6 and 11 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the contributions in his or her account. No fractional shares will be purchased; any contributions in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 9 hereof. Any other monies left over in a participant’s account after the Exercise Date shall also be retained in the participant’s account for the subsequent Offering Period. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

8.	Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the allocation of the Common Shares purchased upon exercise of a Participant’s option to the Participant’s account with a broker selected by the Company. The Common Shares shall be held by such brokerage account until such time as the Common Shares are sold or transferred by such Participant consistent with the requirements of Section 14 hereof.

9.	Withdrawal; Termination of Employment.

(a)	A participant may discontinue his or her participation in the Plan at any time but not less than 15 business days prior to the Exercise Date by withdrawing from the Plan through the participant’s on-line brokerage account. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by enrolling on-line or by contacting a Fidelity phone representative to enroll in the Plan at least 10 business days prior to the Enrollment Date for such Offering Period.

(b)	Any provisions of the Plan to the contrary notwithstanding, a participant will be deemed to have withdrawn from the Plan if his or her contributions are not received by the Company 10 business days prior to the Exercise Date.

(c)	Upon a participant’s ceasing to be an Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and any monies credited to such participant’s account but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 13 hereof, and such participant’s option will be automatically terminated.

(d)	A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company.

10.	Interest. No interest or other increment shall accrue or be payable with respect to any of the contributions of a participant in the Plan.

11.	Shares.

(a)	The maximum number of Common Shares which shall be made available for sale under the Plan shall be ~~200,000~~400,000 shares, subject to adjustment upon changes in capitalization of the Company as

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provided in Section 17 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)	No participant will have an interest or voting right in shares covered by his option until such option has been exercised.

(c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

12.	Administration. The Committee shall have authority to administer the Plan or delegate certain matters to the Company’s Chief Executive Officer, including without limitation:

(a)	Method of contribution

(b)	Amount of contribution

(c)	Annual limitation of contributions

(d)	Amount of discount

(e)	Adjustment to time period of restriction on sale or transfer of Common Shares

(f)	Cut off time for withdrawal of contributions.

13.	Designation of Beneficiary.

(a)	A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b)	Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	Transferability. Neither contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 13 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof. Common Shares acquired by a Participant pursuant to the Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of by the Participant during the two-year period beginning on the date of the acquisition of such shares by the Participant.

15.	Use of Funds. All contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such contributions.

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16.	Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given by the Broker to participating Employees quarterly such statements shall set forth the amounts of contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

17.	Adjustments upon Changes in Capitalization.

(a)	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per Common Share covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 9 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share subject to the option immediately prior to the sale of assets or merger, the consideration (whether shares, cash or other securities or property) received in the sale of assets or merger by holders of Common Shares for each Common Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common shares of the successor corporation or its parent (as defined in Section 424 (e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Common Share covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Shares, and in the event of the Company being consolidated with or merged into any other corporation.

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18.	Amendment or Termination.

(a)	The Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 hereof, no such termination may adversely affect options previously granted; provided, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 17 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.

(b)	Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency or number of changes in the amount withheld during an Offering Period, establish and change, at any time in its sole discretion, a formula for determining the conversion rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee finds, in its sole discretion, advisable and consistent with the Plan.

19.	Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20.	Conditions upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any shares exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present attention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.

Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect thereafter until the earlier to occur of (i) the tenth (10th) year anniversary of the date on which the shareholders of the Company approve the Plan or (ii) the Committee terminates the Plan under Section 18 hereof.

22.	Section 409A of the Code. The Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. For the avoidance of doubt, nothing in the Plan is intended to guarantee that participants of the Plan will not be subjected to the payment of “additional tax” or interest under Section 409A, and nothing in the Plan permits participants of the Plan to seek or obtain such indemnification from the Company for any such “additional tax” or interest.

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PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY RD. PEMBROKE HM08 BERMUDA

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees:
01 Judith Hanratty 02 Costas Miranthis 03 Remy Sautter 04 Jurgen Zech

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain	The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain
2.	To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2012 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;	☐	☐	☐	6.	Consider a non-binding advisory vote regarding the frequency of a Say-on-Pay vote.	☐	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
3.	To approve an increase in the number of shares available under our 2005 Employee Equity Plan, as amended and restated;	☐	☐	☐

4.	To approve our Swiss Share Purchase Plan, as amended and restated;	☐	☐	☐

5.	Consider a non-binding advisory vote to approve Executive Compensation disclosed pursuant to Item 402 of Regulation S-K; and	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd.

in connection with our Annual General Meeting of Shareholders to be held on May 19, 2011

The undersigned shareholder of PartnerRe Ltd. hereby appoints Jean-Paul L. Montupet and Costas Miranthis, each the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held May 19, 2011 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of director nominees and the approval of the proposal as described on the reverse side.

Continued and to be signed on reverse side

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 19, 2011

PARTNERRE LTD.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 22, 2011
Date: May 19, 2011 Time: 6:00 PM LST
Location: 5th Floor
Wellesley House South
90 Pitts Bay Road Pembroke HM08 Bermuda

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY RD. PEMBROKE HM08 BERMUDA	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

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Voting items

The Board of Directors recommends you vote

FOR the following:

1.	Election of Directors

Nominees

01	Judith Hanratty 02 Costas Miranthis 03 Remy Sautter 04 Jurgen Zech

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

2.

To re-appoint Deloitte & Touche Ltd., the independent registered public accounting firm, as our independent auditors, to serve until the 2012 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors;

3.	To approve an increase in the number of shares available under our 2005 Employee Equity Plan, as amended and restated;

4.	To approve our Swiss Share Purchase Plan, as amended and restated;

5.	Consider a non-binding advisory vote to approve Executive Compensation disclosed pursuant to Item 402 of Regulation S-K; and

The Board of Directors recommends you vote 3 YEARS on the following proposal:

6.	Consider a non-binding advisory vote regarding the frequency of a Say-on-Pay vote.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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